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                                                                    Exhibit 10.1

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                   OHIO DEPARTMENT OF JOB AND FAMILY SERVICES

                   OHIO MEDICAL ASSISTANCE PROVIDER AGREEMENT
                              FOR MANAGED CARE PLAN
                             CFC ELIGIBLE POPULATION

     This provider agreement is entered into this first day of July, 2007, at Columbus, Franklin County, Ohio, between the State of Ohio, Department of Job and Family Services, (hereinafter referred to as ODJFS) whose principal offices are located in the City of Columbus, County of Franklin, State of Ohio, and Molina Healthcare of Ohio, Inc., Managed Care Plan (hereinafter referred to as
MCP), an Ohio for-profit corporation, whose principal office is located in the city of Columbus, County of Franklin, State of Ohio.

     MCP is licensed as a Health Insuring Corporation by the State of Ohio, Department of Insurance (hereinafter referred to as ODI), pursuant to Chapter 1751. of the Ohio Revised Code and is organized and agrees to operate as prescribed by Chapter 5101:3-26 of the Ohio Administrative Code (hereinafter referred to as OAC), and other applicable portions of the OAC as amended from time to time.

     MCP is an entity eligible to enter into a provider agreement in accordance with 42 CFR 438.6 and is engaged in the business of providing prepaid comprehensive health care services as defined in 42 CFR 438.2 through the managed care program for the Covered Families and Children (CFC) eligible population described in OAC rule 5101:3-26-02 (B).

     ODJFS, as the single state agency designated to administer the Medicaid program under Section 5111.02 of the Ohio Revised Code and Title XIX of the Social Security Act, desires to obtain MCP services for the benefit of certain Medicaid recipients. In so doing, MCP has provided and will continue to provide proof of MCP's capability to provide quality services, efficiently, effectively and economically during the term of this agreement.

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This provider agreement is a contract between ODJFS and the undersigned Managed
Care Plan (MCP), provider of medical assistance, pursuant to the federal contracting provisions of 42 CFR 434.6 and 438.6 in which the MCP agrees to provide comprehensive medical services through the managed care program as provided in Chapter 5101:3-26 of the Ohio Administrative Code, assuming the risk of loss, and complying with applicable state statutes, Ohio Administrative Code, and Federal statutes, rules, regulations and other requirements, including but not limited to title VI of the Civil Rights Act of 1964; title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973; and the Americans with Disabilities Act.

ARTICLE I - GENERAL

A. ODJFS enters into this Agreement in reliance upon MCP's representations that it has the necessary expertise and experience to perform its obligations hereunder, and MCP warrants that it does possess the necessary expertise and experience.

B. MCP agrees to report to the Chief of Bureau of Managed Health Care (hereinafter referred to as BMHC) or his or her designee as necessary to assure understanding of the responsibilities and satisfactory compliance with this provider agreement.

C. MCP agrees to furnish its support staff and services as necessary for the satisfactory performance of the services as enumerated in this provider agreement.

D. ODJFS may, from time to time as it deems appropriate, communicate specific instructions and requests to MCP concerning the performance of the services described in this provider agreement. Upon such notice and within the designated time frame after receipt of instructions, MCP shall comply with such instructions and fulfill such requests to the satisfaction of the department. It is expressly understood by the parties that these instructions and requests are for the sole purpose of performing the specific tasks requested to ensure satisfactory completion of the services described in this provider agreement, and are not intended to amend or alter this provider agreement or any part thereof.

E. If the MCP previously had a provider agreement with the ODJFS and the provider agreement terminated more than two years prior to the effective date of any new provider agreement, such MCP will be considered a new plan in its first year of operation with the Ohio Medicaid managed care program.

ARTICLE II - TIME OF PERFORMANCE

A. Upon approval by the Director of ODJFS this provider agreement shall be in effect from the date entered through June 30, 2008, unless this provider agreement is suspended or terminated pursuant to Article VIII prior to the termination date, or otherwise amended pursuant to Article IX.

B. It is expressly agreed by the parties that none of the rights, duties and obligations herein

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     shall be binding on either party if award of this Agreement would be contrary to the terms of Ohio Revised Code ("O.R.C.") Section 3517.13, O.R.C. Section 127.16, or O.R.C. Chapter 102.

ARTICLE III - REIMBURSEMENT

A. ODJFS will reimburse MCP in accordance with rule 5101:3-26-09 of the Ohio Administrative Code and the appropriate appendices of this provider agreement.

ARTICLE IV - RELATIONSHIP OF PARTIES

A. ODJFS and MCP agree that, during the term of this Agreement, MCP shall be engaged by ODJFS solely on an independent contractor basis, and neither MCP nor its personnel shall, at any time or for any purpose, be considered as agents, servants or employees of ODJFS or the State of Ohio. MCP shall therefore be responsible for all MCP's business expenses, including, but not limited to, employee's wages and salaries, insurance of every type and description, and all business and personal taxes, including income and Social Security taxes and contributions for Workers' Compensation and Unemployment Compensation coverage, if any.

B. MCP agrees to comply with all applicable federal, state and local laws in the conduct of the work hereunder.

C. While MCP shall be required to render services described hereunder for ODJFS during the term of this Agreement, nothing herein shall be construed to imply, by reason of MCP's engagement hereunder on an independent contractor basis, that ODJFS shall have or may exercise any right of control over MCP with regard to the manner or method of MCP's performance of services hereunder. The management of the work, including the exclusive right to control or direct the manner or means by which the work is performed, remains with MCP. ODJFS retains the right to ensure that MCP's work is in conformity with the terms and conditions of this Agreement.

D. Except as expressly provided herein, neither party shall have the right to bind or obligate the other party in any manner without the other party's prior written consent.

ARTICLE V - CONFLICT OF INTEREST; ETHICS LAWS

A. In accordance with the safeguards specified in section 27 of the Office of Federal Procurement Policy Act (41 U.S.C. 423) and other applicable federal requirements, no officer, member or employee of MCP, the Chief of BMHC, or other ODJFS employee who exercises any functions or responsibilities in connection with the review or approval of this provider agreement or provision of services under this provider agreement shall, prior to the completion of such services or reimbursement, acquire any interest, personal or otherwise, direct or indirect, which is incompatible or in conflict with, or would compromise in any manner or degree the discharge and fulfillment of his or her functions and responsibilities with respect to the carrying out of such services. For purposes of this

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     article, "members" does not include individuals whose sole connection with
     MCP is the receipt of services through a health care program offered by MCP.

B. MCP represents, warrants, and certifies that it and its employees engaged in the administration or performance of this Agreement are knowledgeable of and understand the Ohio Ethics and Conflicts of Interest laws and Executive Order 2007-01S. MCP further represents, warrants, and certifies that neither MCP nor any of its employees will do any act that is inconsistent with such laws and Executive Order. The Governor's Executive Orders may be found by accessing the following website: http://governor.ohio.gov/GovernorsOffice/ExecutiveOrdersDirectives/tabid/
     105/Default.a spx.

C. MCP hereby covenants that MCP, its officers, members and employees of the MCP, shall not, prior to the completion of the work under this Agreement, voluntarily acquire any interest, personal or otherwise, direct or indirect, which is incompatible or in conflict with or would compromise in any manner of degree the discharge and fulfillment of his or her functions and responsibilities under this provider agreement. MCP shall periodically inquire of its officers, members and employees concerning such interests.

D. Any such person who acquires an incompatible, compromising or conflicting personal or business interest, on or after the effective date of this Agreement, or who involuntarily acquires any such incompatible or conflicting personal interest, shall immediately disclose his or her interest to ODJFS in writing. Thereafter, he or she shall not participate in any action affecting the services under this provider agreement, unless ODJFS shall determine in its sole discretion that, in the light of the personal interest disclosed, his or her participation in any such action would not be contrary to the public interest. The written disclosure of such interest shall be made to: Chief, Bureau of Managed Health Care, ODJFS.

E. No officer, member or employee of MCP shall promise or give to any ODJFS employee anything of value that is of such a character as to manifest a substantial and improper influence upon the employee with respect to his or her duties. No officer, member or employee of MCP shall solicit an ODJFS employee to violate any ODJFS rule or policy relating to the conduct of the parties to this agreement or to violate sections 102.03, 102.04, 2921.42 or 2921.43 of the Ohio Revised Code.

F. MCP hereby covenants that MCP, its officers, members and employees are in compliance with section 102.04 of the Revised Code and that if MCP is required to file a statement pursuant to 102.04(D)(2) of the Revised Code, such statement has been filed with the ODJFS in addition to any other required filings.

ARTICLE VI - NONDISCRIMINATION OF EMPLOYMENT

A. MCP agrees that in the performance of this provider agreement or in the hiring of any employees for the performance of services under this provider agreement, MCP shall not by reason of race, color, religion, gender, sexual orientation, age, disability, national

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     origin, veteran's status, health status, or ancestry, discriminate against any citizen of this state in the employment of a person qualified and available to perform the services to which the provider agreement relates.

B. MCP agrees that it shall not, in any manner, discriminate against, intimidate, or retaliate against any employee hired for the performance or services under the provider agreement on account of race, color, religion, gender, sexual orientation, age, disability, national origin, veteran's status, health status, or ancestry.

C. In addition to requirements imposed upon subcontractors in accordance with OAC Chapter 5101:3-26, MCP agrees to hold all subcontractors and persons acting on behalf of MCP in the performance of services under this provider agreement responsible for adhering to the requirements of paragraphs (A) and (B) above and shall include the requirements of paragraphs (A) and (B) above in all subcontracts for services performed under this provider agreement, in accordance with rule 5101:3-26-05 of the Ohio Administrative Code.

ARTICLE VII - RECORDS, DOCUMENTS AND INFORMATION

A. MCP agrees that all records, documents, writings or other information produced by MCP under this provider agreement and all records, documents, writings or other information used by MCP in the performance of this provider agreement shall be treated in accordance with rule 5101:3-26-06 of the Ohio Administrative Code. MCP must maintain an appropriate record system for services provided to members. MCP must retain all records in accordance with 45 CFR Part 74.

B. All information provided by MCP to ODJFS that is proprietary shall be held to be strictly confidential by ODJFS. Proprietary information is information which, if made public, would put MCP at a disadvantage in the market place and trade of which MCP is a part [see Ohio Revised Code
     Section 1333.61(D)]. MCP is responsible for notifying ODJFS of the nature of the information prior to its release to ODJFS. Failure to provide such prior notification is deemed to be a waiver of the proprietary nature of the information, and a waiver of any right of MCP to proceed against ODJFS for violation of this agreement or of any proprietary or trade secret laws. Such failure shall also be deemed a waiver of trade secret protection in that the MCP will have failed to make efforts that are reasonable under the circumstances to maintain the information's secrecy. ODJFS reserves the right to require reasonable evidence of MCP's assertion of the proprietary nature of any information to be provided and ODJFS will make the final determination of whether any or all of the information identified by the MCP is proprietary or a trade secret. The provisions of this Article are not self-executing.

C. MCP shall not use any information, systems, or records made available to it for any purpose other than to fulfill the duties specified in this provider agreement. MCP agrees to be bound by the same standards of confidentiality that apply to the employees of the ODJFS and the State of Ohio. The terms of this section shall be included in any subcontracts executed by MCP for services under this provider agreement. MCP must

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     implement procedures to ensure that in the process of coordinating care, each enrollee's privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164.

ARTICLE VIII - SUSPENSION AND TERMINATION

A. This provider agreement may be suspended or terminated by the department or MCP upon written notice in accordance with the applicable rule(s) of the Ohio Administrative Code, with termination to occur at the end of the last day of a month.

B. MCP, upon receipt of notice of suspension or termination, shall cease provision of services on the suspended or terminated activities under this provider agreement; suspend, or terminate all subcontracts relating to such suspended or terminated activities, take all necessary or appropriate steps to limit disbursements and minimize costs, and furnish a report, as of the date of receipt of notice of suspension or termination describing the status of all services under this provider agreement.

C. In the event of suspension or termination under this Article, MCP shall be entitled to reconciliation of reimbursements through the end of the month for which services were provided under this provider agreement, in accordance with the reimbursement provisions of this provider agreement. MCP agrees to waive any right to, and shall make no claim for, additional compensation against ODJFS by reason of such suspension or termination.

D. ODJFS may, in its judgment, suspend, terminate or fail to renew this provider agreement if the MCP or MCP's subcontractors violate or fail to comply with the provisions of this agreement or other provisions of law or regulation governing the Medicaid program. Where ODJFS proposes to suspend, terminate or refuse to enter into a provider agreement, the provisions of applicable sections of the Ohio Administrative Code with respect to ODJFS' suspension, termination or refusal to enter into a provider agreement shall apply, including the MCP's right to request an adjudication hearing under Chapter 119. of the Revised Code.

E. When initiated by MCP, termination of or failure to renew the provider agreement requires written notice to be received by ODJFS at least 75 days in advance of the termination or renewal date, provided, however, that termination or non-renewal must be effective at the end of the last day of a calendar month. In the event of non-renewal of the provider agreement with ODJFS, if MCP is unable to provide notice to ODJFS 75 days prior to the date when the provider agreement expires, and if, as a result of said lack of notice, ODJFS is unable to disenroll Medicaid enrollees prior to the expiration date, then the provider agreement shall be deemed extended for up to two calendar months beyond the expiration date and both parties shall, for that time, continue to fulfill their duties and obligations as set forth herein. If an MCP wishes to terminate or not renew their provider agreement for a specific region(s), ODJFS reserves the right to initiate a procurement process to select additional MCPs to serve Medicaid consumers in that region(s).

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ARTICLE IX - AMENDMENT AND RENEWAL

A. This writing constitutes the entire agreement between the parties with respect to all matters herein. This provider agreement may be amended only by a writing signed by both parties. Any written amendments to this provider agreement shall be prospective in nature.

B. This provider agreement may be renewed one or more times by a writing signed by both parties for a period of not more than twelve months for each renewal.

C. In the event that changes in State or Federal law, regulations, an applicable waiver, or the terms and conditions of any applicable federal waiver, require ODJFS to modify this agreement, ODJFS shall notify MCP regarding such changes and this agreement shall be automatically amended to conform to such changes without the necessity for executing written amendments pursuant to this Article of this provider agreement.

D. This Agreement supersedes any and all previous agreements, whether written or oral, between the parties.

E. A waiver by any party of any breach or default by the other party under this Agreement shall not constitute a continuing waiver by such party of any subsequent act in breach of or in default hereunder.

ARTICLE X - LIMITATION OF LIABILITY

A. MCP agrees to indemnify and to hold ODJFS and the State of Ohio harmless and immune from any and all claims for injury or damages resulting from the actions or omissions of MCP or its subcontractors in the fulfillment of this provider agreement or arising from this Agreement which are attributable to the MCP's own actions or omissions of those of its trustees, officers, employees, subcontractors, suppliers, third parties utilized by MCP, or joint venturers while acting under this Agreement. Such claims shall include any claims made under the Fair Labor Standards Act or under any other federal or state law involving wages, overtime, or employment matters and any claims involving patents, copyrights, and trademarks. MCP shall bear all costs associated with defending ODJFS and the State of Ohio against these claims.

B. MCP hereby agrees to be liable for any loss of federal funds suffered by ODJFS for enrollees resulting from specific, negligent acts or omissions of the MCP or its subcontractors during the term of this agreement, including but not limited to the nonperformance of the duties and obligations to which MCP has agreed under this agreement.

C. In the event that, due to circumstances not reasonably within the control of MCP or ODJFS, a major disaster, epidemic, complete or substantial destruction of facilities, war, riot or civil insurrection occurs, neither ODJFS nor MCP will have any liability or

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     obligation on account of reasonable delay in the provision or the arrangement of covered services; provided that so long as MCP's certificate of authority remains in full force and effect, MCP shall be liable for the covered services required to be provided or arranged for in accordance with this agreement.

D. In no event shall either party be liable to the other party for indirect, consequential, incidental, special or punitive damages, or lost profits.

ARTICLE XI - ASSIGNMENT

A. ODJFS will not allow the transfer of Medicaid members by one MCP to another MCP unless this membership has been obtained as a result of an MCP selling their entire Ohio corporation to another health plan. MCP shall not assign any interest in this provider agreement and shall not transfer any interest in the same (whether by assignment or novation) without the prior written approval of ODJFS and subject to such conditions and provisions as ODJFS may deem necessary. Any such assignments shall be submitted for ODJFS' review 120 days prior to the desired effective date. No such approval by ODJFS of any assignment shall be deemed in any event or in any manner to provide for the incurrence of any obligation by ODJFS in addition to the total agreed-upon reimbursement in accordance with this agreement.

B. MCP shall not assign any interest in subcontracts of this provider agreement and shall not transfer any interest in the same (whether by assignment or novation) without the prior written approval of ODJFS and subject to such conditions and provisions as ODJFS may deem necessary. Any such assignments of subcontracts shall be submitted for ODJFS' review 30 days prior to the desired effective date. No such approval by ODJFS of any assignment shall be deemed in any event or in any manner to provide for the incurrence of any obligation by ODJFS in addition to the total agreed-upon reimbursement in accordance with this agreement.

ARTICLE XII - CERTIFICATION MADE BY MCP

A. This agreement is conditioned upon the full disclosure by MCP to ODJFS of all information required for compliance with federal regulations as requested by ODJFS.

B. By executing this agreement, MCP certifies that no federal funds paid to MCP through this or any other agreement with ODJFS shall be or have been used to lobby Congress or any federal agency in connection with a particular contract, grant, cooperative agreement or loan. MCP further certifies compliance with the lobbying restrictions contained in Section 1352, Title 31 of the U.S. Code, Section 319 of Public Law 101-121 and federal regulations issued pursuant thereto and contained in 45 CFR Part 93, Federal Register, Vol. 55, No. 38, February 26, 1990, pages 6735-6756. If this provider agreement exceeds $100,000, MCP has executed the Disclosure of Lobbying Activities, Standard Form LLL, if required by federal regulations. This certification is material representation of fact upon which reliance was placed when this provider agreement was entered into.

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C.   By executing this agreement, MCP certifies that neither MCP nor any principals of MCP (i.e., a director, officer, partner, or person with beneficial ownership of more than 5% of the MCP's equity) is presently debarred, suspended, proposed for debarment, declared ineligible, or otherwise excluded from participation in transactions by any Federal agency. The MCP also certifies that it is not debarred from consideration for contract awards by the Director of the Department of Administrative Services, pursuant to either O.R.C. Section 153.02 or O.R.C. Section
     125.25. The MCP also certifies that the MCP has no employment, consulting or any other arrangement with any such debarred or suspended person for the provision of items or services or services that are significant and material to the MCP's contractual obligation with ODJFS. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into. If it is ever determined that MCP knowingly executed this certification erroneously, then in addition to any other remedies, this provider agreement shall be terminated pursuant to
     Article VII, and ODJFS must advise the Secretary of the appropriate Federal agency of the knowingly erroneous certification.

D. By executing this agreement, MCP certifies compliance with Article V as well as agreeing to future compliance with Article V. This certification is a material representation of fact upon which reliance was placed when this contract was entered into.

E. By executing this agreement, MCP certifies compliance with the executive agency lobbying requirements of sections 121.60 to 121.69 of the Ohio Revised Code. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into.

F. By executing this agreement, MCP certifies that MCP is not on the most recent list established by the Secretary of State, pursuant to section
     121.23 of the Ohio Revised Code, which identifies MCP as having more than one unfair labor practice contempt of court finding. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into.

G. By executing this agreement MCP agrees not to discriminate against individuals who have or are participating in any work program administered by a county Department of Job and Family Services under Chapters 5101 or 5107 of the Revised Code.

H. By executing this agreement, MCP certifies and affirms that, as applicable to MCP, that no party listed or described in Division (I) or (J) of Section 3517.13 of the Ohio Revised Code who was actually in a listed position at the time of the contribution, has made as an individual, within the two previous calendar years, one or more contributions in excess of One Thousand and 00/100 ($1,000.00) to the present Governor or to the governor's campaign committees during any time he/she was a candidate for office. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into. If it is ever determined that MCP's certification of this requirement is false or misleading, and not withstanding any criminal or civil liabilities imposed by law, MCP shall return to ODJFS all monies paid to MCP under this

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     provider agreement. The provisions of this section shall survive the expiration or termination of this provider agreement.

I. MCP agrees to refrain from promising or giving to any ODJFS employee anything of value that is of such a character as to manifest a substantial and improper influence upon the employee with respect to his or her duties. MCP also agrees that it will not solicit an ODJFS employee to violate any ODJFS rule or policy relating to the conduct of contracting parties or to violate sections 102.03, 102.04, 2921.42 or 2921.43 of the Ohio Revised Code.

J. By executing this agreement, MCP certifies and affirms that HHS, US Comptroller General or representatives will have access to books, documents, etc. of MCP.

K. By executing this agreement, MCP agrees to comply with the false claims recovery requirements of Section 6032 of The Deficit Reduction Act of 2005 (also see Section 5111.101 of the Revised Code).

L. MCP, its officers, employees, members, any subcontractors, and/or any independent contractors (including all field staff) associated with this agreement agree to comply with all applicable state and federal laws regarding a smoke-free and drug-free workplace. The MCP will make a good faith effort to ensure that all MCP officers, employees, members, and subcontractors will not purchase, transfer, use or possess illegal drugs or alcohol, or abuse prescription drugs in any way while performing their duties under this Agreement.

M. MCP hereby represents and warrants to ODJFS that it has not provided any material assistance, as that term is defined in O.R.C. Section 2909.33(C), to any organization identified by and included on the United States Department of State Terrorist Exclusion List and that it has truthfully answered "no" to every question on the "Declaration Regarding Material Assistance/Non-assistance to a Terrorist Organization." MCP further represents and warrants that it has provided or will provide such to ODJFS prior to execution of this Agreement. If these representations and warranties are found to be false, this Agreement is void ab initio and MCP shall immediately repay to ODJFS any funds paid under this Agreement.

ARTICLE XIII - CONSTRUCTION

A. This provider agreement shall be governed, construed and enforced in accordance with the laws and regulations of the State of Ohio and appropriate federal statutes and regulations. The provisions of this Agreement are severable and independent, and if any such provision shall be determined to be unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall, to the extent enforceable in any jurisdiction, nevertheless be binding and enforceable.

ARTICLE XIV - INCORPORATION BY REFERENCE

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A.   Ohio Administrative Code Chapter 5101:3-26 (Appendix A) is hereby incorporated by reference as part of this provider agreement having the full force and effect as if specifically restated herein.

B. Appendices B through P and any additional appendices are hereby incorporated by reference as part of this provider agreement having the full force and effect as if specifically restated herein.

C. In the event of inconsistence or ambiguity between the provisions of OAC Chapter 5101:3-26 and this provider agreement, the provisions of OAC Chapter 5101:3-26 shall be determinative of the obligations of the parties unless such inconsistency or ambiguity is the result of changes in federal or state law, as provided in Article IX of this provider agreement, in which case such federal or state law shall be determinative of the obligations of the parties. In the event OAC 5101:3-26 is silent with respect to any ambiguity or inconsistency, the provider agreement (including Appendices B through P and any additional appendices), shall be determinative of the obligations of the parties. In the event that a dispute arises which is not addressed in any of the aforementioned documents, the parties agree to make every reasonable effort to resolve the dispute, in keeping with the objectives of the provider agreement and the budgetary and statutory constraints of ODJFS.

ARTICLE XV - NOTICES

All notices, consents, and communications hereunder shall be given in writing, shall be deemed to be given upon receipt thereof, and shall be sent to the addresses first set forth above.

ARTICLE XVI - HEADINGS

The headings in this Agreement have been inserted for convenient reference only and shall not be considered in any questions of interpretation or construction of this Agreement.

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The parties have executed this agreement the date first written above. The agreement is hereby accepted and considered binding in accordance with the terms and conditions set forth in the preceding statements.

MOLINA HEALTHCARE OF OHIO, INC.:


BY: /s/ JESSE THOMAS                    DATE: June 11, 2007
    ---------------------------------
    JESSE THOMAS, PRESIDENT & CEO


OHIO DEPARTMENT OF JOB AND FAMILY
SERVICES:


BY: /s/ HELEN E. JONES-KELLY            DATE: June 25, 2007
    ---------------------------------
    HELEN E. JONES-KELLY, DIRECTOR

                          CFC PROVIDER AGREEMENT INDEX
                                  JULY 1, 2007

APPENDIX                        TITLE
--------     ------------------------------------------
APPENDIX A   OAC RULES 5101:3-26
APPENDIX B   SERVICE AREA SPECIFICATIONS - CFC ELIGIBLE
             POPULATION
APPENDIX C   MCP RESPONSIBILITIES - CFC ELIGIBLE
             POPULATION
APPENDIX D   ODJFS RESPONSIBILITIES - CFC ELIGIBLE
             POPULATION
APPENDIX E   RATE METHODOLOGY - CFC ELIGIBLE
             POPULATION
APPENDIX F   REGIONAL RATES - CFC ELIGIBLE
             POPULATION
APPENDIX G   COVERAGE AND SERVICES - CFC ELIGIBLE
             POPULATION
APPENDIX H   PROVIDER PANEL SPECIFICATIONS - CFC
             ELIGIBLE POPULATION
APPENDIX I   PROGRAM INTEGRITY- CFC ELIGIBLE
             POPULATION
APPENDIX J   FINANCIAL PERFORMANCE - CFC ELIGIBLE
             POPULATION
APPENDIX K   QUALITY ASSESSMENT AND
             PERFORMANCE IMPROVEMENT PROGRAM - CFC
             ELIGIBLE POPULATION
APPENDIX L   DATA QUALITY - CFC ELIGIBLE POPULATION
APPENDIX M   PERFORMANCE EVALUATION - CFC ELIGIBLE
             POPULATION
APPENDIX N   COMPLIANCE ASSESSMENT SYSTEM - CFC
             ELIGIBLE POPULATION
APPENDIX O   PAY-FOR-PERFORMANCE
             (P4P) - CFC ELIGIBLE POPULATION
APPENDIX P   MCP TERMINATIONS/NONRENEWALS/
             AMENDMENTS - CFC ELIGIBLE POPULATION

                                   APPENDIX A

                               OAC RULES 5101:3-26

The managed care program rules can be accessed electronically through the BMHC page of the ODJFS website.

                                   APPENDIX B

                           SERVICE AREA SPECIFICATIONS
                            CFC ELIGIBLE POPULATION

                      MCP : MOLINA HEALTHCARE OF OHIO, INC.

The MCP agrees to provide services to Covered Families and Children (CFC) members residing in the following service area(s):

Service Area: Central Region - Crawford, Delaware, Fairfield, Fayette, Franklin, Hocking, Knox, Licking, Logan, Madison, Marion, Montgomery, Morrow, Perry, Pickaway, Pike, Ross, and Scioto counties.

Service Area: Southeast Region - Athens, Belmont, Coshocton, Gallia, Guernsey, Harrison, Jackson, Jefferson, Lawrence, Meigs, Monroe, Morgan, Muskingum, Noble, Vinton, and Washington counties.

Service Area: Southwest Region - Adams, Brown, Butler, Clermont, Clinton, Hamilton, Highland, and Warren counties.

Service Area: West Central Region - Champaign, Clark, Darke, Greene, Miami, Montgomery, Preble, and Shelby counties.

Appendix C
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX C

                              MCP RESPONSIBILITIES
                            CFC ELIGIBLE POPULATION

The MCP must meet on an ongoing basis, all program requirements specified in Chapter 5101:3-26 of the Ohio Administrative Code (OAC) and the Ohio Department of Job and Family Services (ODJFS) - MCP Provider Agreement. The following are MCP responsibilities that are not otherwise specifically stated in OAC rule provisions or elsewhere in the MCP provider agreement, but are required by ODJFS.

General Provisions

1. The MCP agrees to implement program modifications as soon as reasonably possible or no later than the required effective date, in response to changes in applicable state and federal laws and regulations.

2. The MCP must submit a current copy of their Certificate of Authority (COA) to ODJFS within 30 days of issuance by the Ohio Department of Insurance.

3.   The MCP must designate the following:

     a. A primary contact person (the Medicaid Coordinator) who will dedicate a majority of their time to the Medicaid product line and coordinate overall communication between ODJFS and the MCP. ODJFS may also require the MCP to designate contact staff for specific program areas. The Medicaid Coordinator will be responsible for ensuring the timeliness, accuracy, completeness and responsiveness of all MCP submissions to ODJFS.

     b. A provider relations representative for each service area included in their ODJFS provider agreement. This provider relations representative can serve in this capacity for only one service area (as specified in Appendix
     H).

     As long as the MCP serves both the CFC and ABD populations, they are not required to have separate provider relations representatives or Medicaid coordinators.

4. All MCP employees are to direct all day-to-day submissions and communications to their ODJFS-designated Contract Administrator unless otherwise notified by ODJFS.

5. The MCP must be represented at all meetings and events designated by ODJFS as requiring mandatory attendance.

6.   The MCP must have an administrative office located in Ohio.

Appendix C
Covered Families and Children (CFC) population
Page 2


7. Upon request by ODJFS, the MCP must submit information on the current status of their company's operations not specifically covered under this provider agreement (for example, other product lines, Medicaid contracts in other states, NCQA accreditation, etc.) unless otherwise excluded by law.

8. The MCP must have all new employees trained on applicable program requirements, and represent, warrant and certify to ODJFS that such training occurs, or has occurred.

9. If an MCP determines that it does not wish to provide, reimburse, or cover a counseling service or referral service due to an objection to the service on moral or religious grounds, it must immediately notify ODJFS to coordinate the implementation of this change. MCPs will be required to notify their members of this change at least thirty (30) days prior to the effective date. The MCP's member handbook and provider directory, as well as all marketing materials, will need to include information specifying any such services that the MCP will not provide.

10. For any data and/or documentation that MCPs are required to maintain, ODJFS may request that MCPs provide analysis of this data and/or documentation to ODJFS in an aggregate format, such format to be solely determined by ODJFS.

11. The MCP is responsible for determining medical necessity for services and supplies requested for their members as specified in OAC rule 5101:3-26-03. Notwithstanding such responsibility, ODJFS retains the right to make the final determination on medical necessity in specific member situations.

12. In addition to the timely submission of medical records at no cost for the annual external quality review as specified in OAC rule 5101:3-26-07, the MCP may be required for other purposes to submit medical records at no cost to ODJFS and/or designee upon request.

13. The MCP must notify the BMHC of the termination of an MCP panel provider that is designated as the primary care physician for 500 or more of the MCP's CFC members. The MCP must provide notification within one working day of the MCP becoming aware of the termination.

14. Upon request by ODJFS, MCPs may be required to provide written notice to members of any significant change(s) affecting contractual requirements, member services or access to providers.

15. MCPs may elect to provide services that are in addition to those covered under the Ohio Medicaid fee-for-service program. Before MCPs notify potential or current members of the availability of these services, they must first notify ODJFS and advise ODJFS of such

Appendix C
Covered Families and Children (CFC) population
Page 3


     planned services availability. If an MCP elects to provide additional services, the MCP must ensure to the satisfaction of ODJFS that the services are readily available and accessible to members who are eligible to receive them.

          a. MCPs are REQUIRED to make transportation available to any member requesting transportation when they MUST travel (thirty) 30 miles or more from their home to receive a medically-necessary Medicaid-covered service. If the MCP offers transportation to their members as an additional benefit and this transportation benefit only covers a limited number of trips, the required transportation listed above may not be counted toward this trip limit.

          b. Additional benefits may not vary by county within a region except out of necessity for transportation arrangements (e.g., bus versus cab). MCPs approved to serve consumers in more than one region may vary additional benefits between regions.

          c. MCPs must give ODJFS and members (ninety) 90 days prior notice when decreasing or ceasing any additional benefit(s). When it is beyond the control of the MCP, as demonstrated to ODJFS' satisfaction, ODJFS must be notified within (one) 1 working day.

16. MCPs must comply with any applicable Federal and State laws that pertain to member rights and ensure that its staff adhere to such laws when furnishing services to its members. MCPs shall include a requirement in its contracts with affiliated providers that such providers also adhere to applicable Federal and State laws when providing services to members.

17. MCPs must comply with any other applicable Federal and State laws (such as Title VI of the Civil rights Act of 1964, etc.) and other laws regarding privacy and confidentiality, as such may be applicable to this Agreement.

18. Upon request, the MCP will provide members and potential members with a copy of their practice guidelines.

19. The MCP is responsible for promoting the delivery of services in a culturally competent manner, as solely determined by ODJFS, to all members, including those with limited English proficiency (LEP) and diverse cultural and ethnic backgrounds.

     All MCPs must comply with the requirements specified in OAC rules 5101:3-26-03.1, 5101:3-26-05(D), 5101:3-26-05.1(A), 5101:3-26-08 and
     5101:3-26-08.2 for providing assistance to LEP members and eligible individuals. In addition, MCPs must provide written translations of certain MCP materials in the prevalent non-English languages of members and eligible individuals in accordance with the following:

Appendix C
Covered Families and Children (CFC) population
Page 4


          a. When 10% or more of the CFC eligible individuals in the MCP's service area have a common primary language other than English, the MCP must translate all ODJFS-approved marketing materials into the primary language of that group. The MCP must monitor changes in the eligible population on an ongoing basis and conduct an assessment no less often than annually to determine which, if any, primary language groups meet the 10% threshold for the eligible individuals in each service area. When the 10% threshold is met, the MCP must report this information to ODJFS, in a format as requested by ODJFS, translate their marketing materials, and make these marketing materials available to eligible individuals. MCPs must submit to ODJFS, upon request, their prevalent non-English language analysis of eligible individuals and the results of this analysis.

          b. When 10% or more of an MCP's CFC members in the MCP's service area have a common primary language other than English, the MCP must translate all ODJFS-approved member materials into the primary language of that group. The MCP must monitor their membership and conduct a quarterly assessment to determine which, if any, primary language groups meet the 10% threshold. When the 10% threshold is met, the MCP must report this information to ODJFS, in a format as requested by ODJFS, translate their member materials, and make these materials available to their members. MCPs must submit to ODJFS, upon request, their prevalent non-English language member analysis and the results of this analysis.

20. The MCP must utilize a centralized database which records the special communication needs of all MCP members (i.e., those with limited English proficiency, limited reading proficiency, visual impairment, and hearing impairment) and the provision of related services (i.e., MCP materials in alternate format, oral interpretation, oral translation services, written translations of MCP materials, and sign language services). This database must include all MCP member primary language information (PLI) as well as all other special communication needs information for MCP members, as indicated above, when identified by any source including but not limited to ODJFS, ODJFS selection services entity, MCP staff, providers, and members. This centralized database must be readily available to MCP staff and be used in coordinating communication and services to members, including the selection of a PCP who speaks the primary language of an LEP member, when such a provider is available. MCPs must share specific communication needs information with their providers [e.g., PCPs, Pharmacy Benefit Managers
     (PBMs), and Third Party Administrators (TPAs)], as applicable. MCPs must submit to ODJFS, upon request, detailed information regarding the MCP's members with special communication needs, which could include individual member names, their specific communication need, and any provision of special services to members

Appendix C
Covered Families and Children (CFC) population
Page 5


     (i.e., those special services arranged by the MCP as well as those services reported to the MCP which were arranged by the provider).

     Additional requirements specific to providing assistance to hearing-impaired, vision-impaired, limited reading proficient (LRP), and LEP members and eligible individuals are found in OAC rules 5101:3-26-03.1, 5101:3-26-05(D), 5101:3-26-05.1(A), 5101:3-26-08, and 5101-3-26-08.2.

21. The MCP is responsible for ensuring that all member materials use easily understood language and format. The determination of what materials comply with this requirement is in the sole discretion of ODJFS.

22.  Pursuant to OAC rules 5101:3-26-08 and 5101:3-26-08.2, the MCP is responsible for ensuring that all MCP marketing and member materials are prior approved by ODJFS before being used or shared with members. Marketing and member materials are defined as follows:

     a. Marketing materials are those items produced in any medium, by or on behalf of an MCP, including gifts of nominal value (i.e., items worth no more than $15.00), which can reasonably be interpreted as intended to market to eligible individuals.

     b. Member materials are those items developed, by or on behalf of an MCP, to fulfill MCP program requirements or to communicate to all members or a group of members. Member health education materials that are produced by a source other than the MCP and which do not include any reference to the MCP are not considered to be member materials.

     c. All MCP marketing and member materials must represent the MCP in an honest and forthright manner and must not make statements which are inaccurate, misleading, confusing, or otherwise misrepresentative, or which defraud eligible individuals or ODJFS.

     d. All MCP marketing cannot contain any assertion or statement (whether written or oral) that the MCP is endorsed by CMS, the Federal or State government or similar entity.

     e. MCPs must establish positive working relationships with the CDJFS offices and must not aggressively solicit from local Directors, MCP County Coordinators, or or other staff. Furthermore, MCPs are prohibited from offering gifts of nominal value (i.e. clipboards, pens, coffee mugs, etc.) to CDJFS offices or managed care enrollment center (MCEC) staff, as these may influence an individual's decision to select a particular MCP.

Appendix C
Covered Families and Children (CFC) population
Page 6


23. Advance Directives - All MCPs must comply with the requirements specified in 42 CFR 422.128. At a minimum, the MCP must:

     a. Maintain written policies and procedures that meet the requirements for advance directives, as set forth in 42 CFR Subpart I of part 489.

     b. Maintain written policies and procedures concerning advance directives with respect to all adult individuals receiving medical care by or through the MCP to ensure that the MCP:

          i.   Provides written information to all adult members concerning:

               a. the member's rights under state law to make decisions concerning their medical care, including the right to accept or refuse medical or surgical treatment and the right to formulate advance directives. (In meeting this requirement, MCPs must utilize form JFS 08095 entitled You Have the Right, or include the text from JFS 08095 in their ODJFS-approved member handbook).

               b. the MCP's policies concerning the implementation of those rights including a clear and precise statement of any limitation regarding the implementation of advance directives as a matter of conscience;

               c. any changes in state law regarding advance directives as soon as possible but no later than (ninety) 90 days after the proposed effective date of the change; and

               d. the right to file complaints concerning noncompliance with the advance directive requirements with the Ohio Department of Health.

          ii. Provides for education of staff concerning the MCP's policies and procedures on advance directives;

          iii. Provides for community education regarding advance directives directly or in concert with other providers or entities;

          iv. Requires that the member's medical record document whether or not the member has executed an advance directive; and

Appendix C
Covered Families and Children (CFC) population
Page 7


          v. Does not condition the provision of care, or otherwise discriminate against a member, based on whether the member has executed an advance directive.

24.  New Member Materials

     Pursuant to OAC rule 5101:3-26-08.2 (B)(3), MCPs must provide to each member or assistance group, as applicable, an MCP identification (ID) card, a new member letter, a member handbook, a provider directory, and information on advance directives.

     a. MCPs must use the model language specified by ODJFS for the new member letter.

     b. The ID card and new member letter must be mailed together to the member via a method that will ensure their receipt prior to the member's effective date of coverage.

     c. The member handbook, provider directory and advance directives information may be mailed to the member separately from the ID card and new member letter. MCPs will meet the timely receipt requirement for these materials if they are mailed to the member within (twenty-four) 24 hours of the MCP receiving the ODJFS produced monthly membership roster (MMR). This is provided the materials are mailed via a method with an expected delivery date of no more than five (5) days. If the member handbook, provider directory and advance directives information are mailed separately from the ID card and new member letter and the MCP is unable to mail the materials within twenty-four (24) hours, the member handbook, provider directory and advance directives information must be mailed via a method that will ensure receipt by no later than the effective date of coverage. If the MCP mails the ID card and new member letter with the other materials (e.g., member handbook, provider directory, and advance directives), the MCP must ensure that all materials are mailed via a method that will ensure their receipt prior to the member's effective date of coverage.

     d. MCPs must designate two (2) MCP staff members to receive a copy of the new member materials on a monthly basis in order to monitor the timely receipt of these materials. At least one of the staff members must receive the materials at their home address.

25.  Call Center Standards

     The MCP must provide assistance to members through a member services toll-free call-in system pursuant to OAC rule 5101:3-26-08.2(A)(1). MCP member services staff must be available nationwide to provide assistance to members through the toll-free call-in system every Monday through Friday, at all times during the hours of 7:00 am to 7:00 pm Eastern Time, except for the following major holidays:

          -    New Year's Day

          -    Martin Luther King's Birthday

          -    Memorial Day

Appendix C
Covered Families and Children (CFC) population
Page 8


          -    Independence Day

          -    Labor Day

          -    Thanksgiving Day

          -    Christmas Day

          - 2 optional closure days: These days can be used independently or in combination with any of the major holiday closures but cannot both be used within the same closure period.

               Before announcing any optional closure dates to members and/or staff, MCPs must receive ODJFS prior-approval which verifies that the optional closure days meet the specified criteria.

     If a major holiday falls on a Saturday, the MCP member services line may be closed on the preceding Friday. If a major holiday falls on a Sunday, the member services line may be closed on the following Monday. MCP member services closure days must be specified in the MCP's member handbook, member newsletter, or other some general issuance to the MCP's members at least (thirty) 30 days in advance of the closure.

     The MCP must also provide access to medical advice and direction through a centralized twenty-four-hour, seven day (24/7) toll-free call-in system, available nationwide, pursuant to OAC rule 5101:3-26-03.1(A)(6). The 24/7 call-in system must be staffed by appropriately trained medical personnel. For the purposes of meeting this requirement, trained medical professionals are defined as physicians, physician assistants, licensed practical nurses, and registered nurses.

     MCPs must meet the current American Accreditation HealthCare Commission/URAC-designed Health Call Center Standards (HCC) for call center abandonment rate, blockage rate and average speed of answer. By the 10th of each month, MCPs must self-report their prior month performance in these three areas for their member services and 24/7 toll-free call-in systems to ODJFS. ODJFS will inform the MCPs of any changes/updates to these URAC call center standards.

     MCPs are not permitted to delegate grievance/appeal functions [Ohio Administrative Code (OAC) rule 5101:3-26-08.4(A)(9)]. Therefore, the member services call center requirement may not be met through the execution of a Medicaid Delegation Subcontract Addendum or Medicaid Combined Services Subcontract Addendum.

26.  Notification of Optional MCP Membership

     In order to comply with the terms of the ODJFS State Plan Amendment for the managed care program (i.e., 42 CFR 438.50), MCPs in mandatory membership service areas must inform new members that MCP membership is optional for certain populations. Specifically, MCPs must inform any applicable pending member or member that the following CFC populations are not required to select an MCP in order to receive their

Appendix C
Covered Families and Children (CFC) population
Page 9


     Medicaid healthcare benefit and what steps they need to take if they do not wish to be a member of an MCP:

          -    Indians who are members of federally-recognized tribes.

          -    Children under 19 years of age who are:

               -    Eligible for Supplemental Security Income under title XVI;

               -    In foster care or other out-of-home placement;

               -    Receiving foster care of adoption assistance;

               - Receiving services through the Ohio Department of Health's Bureau for Children with Medical Handicaps (BCMH) or any other family-centered, community-based, coordinated care system that receives grant funds under section 501(a)(1)(D) of title V, and is defined by the State in terms of either program participation or special health care needs.

27.  HIPAA Privacy Compliance Requirements

     The Health Insurance Portability and Accountability Act (HIPAA) Privacy Regulations at 45 CFR. Section 164.502(e) and Section 164.504(e) require ODJFS to have agreements with MCPs as a means of obtaining satisfactory assurance that the MCPs will appropriately safeguard all personal identified health information. Protected Health Information (PHI) is information received from or on behalf of ODJFS that meets the definition of PHI as defined by HIPAA and the regulations promulgated by the United States Department of Health and Human Services, specifically 45 CFR 164.501, and any amendments thereto. MCPs must agree to the following:

     a. MCPs shall not use or disclose PHI other than is permitted by this agreement or required by law.

     b. MCPs shall use appropriate safeguards to prevent unauthorized use or disclosure of PHI.

     c. MCPs shall report to ODJFS any unauthorized use or disclosure of PHI of which it becomes aware. Any breach by the MCP or its representatives of protected health information (PHI) standards shall be immediately reported to the State HIPAA Compliance Officer through the Bureau of Managed Health Care. MCPs must provide documentation of the breach and complete all actions ordered by the HIPAA Compliance Officer.

     d. MCPs shall ensure that all its agents and subcontractors agree to these same PHI conditions and restrictions.

     e.   MCPs shall make PHI available for access as required by law.

     f. MCP shall make PHI available for amendment, and incorporate amendments as

Appendix C
Covered Families and Children (CFC) population
Page 10


          appropriate as required by law.

     g. MCPs shall make PHI disclosure information available for accounting as required by law.

     h. MCPs shall make its internal PHI practices, books and records available to the Secretary of Health and Human Services (HHS) to determine compliance.

     i. Upon termination of their agreement with ODJFS, the MCPs, at ODJFS' option, shall return to ODJFS, or destroy, all PHI in its possession, and keep no copies of the information, except as requested by ODJFS or required by law.

     j. ODJFS will propose termination of the MCP's provider agreement if ODJFS determines that the MCP has violated a material breach under this section of the agreement, unless inconsistent with statutory obligations of ODJFS or the MCP.

28. Electronic Communications - MCPs are required to purchase/utilize Transport Layer Security (TLS) for all e-mail communication between ODJFS and the MCP. The MCP's e-mail gateway must be able to support the sending and receiving of e-mail using Transport Layer Security (TLS) and the MCP's gateway must be able to enforce the sending and receiving of email via TLS.

29.  MCP Membership acceptance, documentation and reconciliation

     a. Selection Services Contractor: The MCP shall provide to the MCEC ODJFS prior-approved MCP materials and directories for distribution to eligible individuals who request additional information about the MCP.

     b. Monthly Reconciliation of Membership and Premiums: The MCP shall reconcile member data as reported on the MCEC produced consumer contact record (CCR) with the ODJFS-produced monthly member roster
          (MMR) and report to the ODJFS any difficulties in interpreting or reconciling information received. Membership reconciliation questions must be identified and reported to the ODJFS prior to the first of the month to assure that no member is left without coverage. The MCP shall reconcile membership with premium payments and delivery payments as reported on the monthly remittance advice (RA).

          The MCP shall work directly with the ODJFS, or other ODJFS-identified entity, to resolve any difficulties in interpreting or reconciling premium information. Premium reconciliation questions must be identified within thirty (30) days of receipt of the RA.

Appendix C
Covered Families and Children (CFC) population
Page 11


     c. Monthly Premiums and Delivery Payments: The MCP must be able to receive monthly premiums and delivery payments in a method specified by ODJFS. (ODJFS monthly prospective premium and delivery payment issue dates are provided in advance to the MCPs.) Various retroactive premium payments (e.g., newborns), and recovery of premiums paid (e.g., retroactive terminations of membership for children in custody, deferments, etc.,) may occur via any ODJFS weekly remittance.

     d. Hospital Deferment Requests: When an MCP learns of a current hospitalized member's intent to disenroll through the CCR or the 834, the disenrolling MCP must notify ODJFS within five (5) business days of receipt of the CCR or 834. When the MCP learns of a new member's hospitalization that is eligible for deferment prior to that member's discharge, the MCP shall notify the hospital and treating providers of the potential that the MCP may not be the payer. The MCP shall work with hospitals, providers and the ODJFS to assure that discharge planning assures continuity of care and accurate payment. Notwithstanding the MCP's right to request a hospital deferment up to six (6) months following the member's effective date, when the MCP learns of a deferment-eligible hospitalization, the MCP shall notify the ODJFS and request the deferment within five (5) business days of learning of the potential deferment. When the MCP is notified by ODJFS of a potential hospital deferment, the MCP must respond to ODJFS within five (5) business days of the receipt of the deferment information from ODJFS.

     e. Just Cause Requests: The MCP shall follow procedures as specified by ODJFS in assisting the ODJFS in resolving member requests for member-initiated requests affecting membership.

     f. Newborn Notifications: The MCP is required to submit newborn notifications to ODJFS in accordance with the ODJFS Newborn Notification File and Submissions Specifications.

     g. Eligible Individuals: If an eligible individual contacts the MCP, the MCP must provide any MCP-specific managed care program information requested. The MCP must not attempt to assess the eligible individual's health care needs. However, if the eligible individual inquires about continuing/transitioning health care services, MCPs shall provide an assurance that all MCPs must cover all medically necessary Medicaid-covered health care services and assist members with transitioning their health care services.

Appendix C
Covered Families and Children (CFC) population
Page 12


     h.   Pending Member

          If a pending member (i.e., an eligible individual subsequent to plan selection or assignment, but prior to their membership effective date) contacts the selected MCP, the MCP must provide any membership information requested, including but not limited to, assistance in determining whether the current medications require prior authorization. The MCP must also ensure that any care coordination (e.g., PCP selection, prescheduled services and transition of services) information provided by the pending member is logged in the MCP's system and forwarded to the appropriate MCP staff for processing as required. MCPs may confirm any information provided on the CCR at this time. Such communication does not constitute confirmation of membership. MCPs are prohibited from initiating contact with a pending member. Upon receipt of the 834, the MCP may contact a pending member to confirm information provided on the CCR or the 834, assist with care coordination and transition of care, and inquire if the pending member has any membership questions.

          i.   Transition of Fee-For-Service Members

          Providing care coordination for prescheduled health services and existing care treatment plans, is critical for members transitioning from Medicaid fee-for service (FFS) to managed care. Therefore, MCPs must:

          i. Allow their new members that are transitioning from Medicaid fee-for-service to receive services from out-of-panel providers if the member or provider contacts the MCP to discuss the scheduled health services in advance of the service date and one of the following applies:

               a. The member is in her third trimester of pregnancy and has an established relationship with an obstetrician and/or delivery hospital;

               b. The member has been scheduled for an inpatient/outpatient surgery and has been prior-approved and/or precertified pursuant to OAC rule 5101:3-2-40 (surgical procedures would also include follow-up care as appropriate);

               c. The member has appointments within the initial month of MCP membership with specialty physicians that were scheduled prior to the effective date of membership; or

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               d.   The member is receiving ongoing chemotherapy or radiation
                    treatment.

               If contacted by the member, the MCP must contact the provider's office as expeditiously as the situation warrants to confirm that the service(s) meets the above criteria.

          ii. Allow their new members that are transitioning from Medicaid fee-for-service to continue receiving home care services (i.e., nursing, aide, and skilled therapy services) and private duty nursing (PDN) services if the member or provider contacts the MCP to discuss the health services in advance of the service date. These services must be covered from the date of the member or provider contact at the current service level, and with the current provider, whether a panel or out-of-panel provider, until the MCP conducts a medical necessity review and renders an authorization decision pursuant to OAC rule 5101:3-26-03.1. As soon as the MCP becomes aware of the member's current home care services, the MCP must initiate contact with the current provider and member as applicable to ensure continuity of care and coordinate a transfer of services to a panel provider, if appropriate.

          iii. Honor any current fee-for-service prior authorization to allow their new members that are transitioning from Medicaid fee-for-service to receive services from the authorized provider, whether a panel or out-of-panel provider, for the following approved services:

               a. an organ, bone marrow, or hematapoietic stem cell transplant pursuant to OAC rule 5101:3-2-07.1;

               b.   dental services that have not yet been received;

               c.   vision services that have not yet been received;

               d. durable medical equipment (DME) that has not yet been received. Ongoing DME services and supplies are to be covered by the MCP as previously-authorized until the MCP conducts a medical necessity review and renders an authorization decision pursuant to OAC rule 5101:3-26-03.1.

               e. private duty nursing (PDN) services. PDN services must be covered at the previously-authorized service level until the MCP conducts a medical necessity review and renders an authorization decision pursuant to OAC rule 5101:3-26-03.1.

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               As soon as the MCP becomes aware of the member's current fee-for-
               service authorization approval, the MCP must initiate contact with the authorized provider and member as applicable to ensure continuity of care. The MCP must implement a plan to meet the member's immediate and ongoing medical needs and, with the exception of organ, bone marrow, or hematapoietic stem cell transplants, coordinate the transfer of services to a panel provider, if appropriate.

               When an MCP medical necessity review results in a decision to reduce, suspend, or terminate services previously authorized by fee-for-service Medicaid, the MCP must notify the member of their state hearing rights no less than 15 calendar days prior to the effective date of the MCP's proposed action, per rule 5101:3-26-08.4 of the Administrative Code.

          iv. Reimburse out-of-panel providers that agree to provide the transition services at 100% of the current Medicaid fee-for-service provider rate for the service(s) identified in
               Section 29.i. (i., ii., and iii.) of this appendix.

          v.   Document the provision of transition of services identified in
               Section 29.i. (i., ii., and iii.) of this appendix as follows:

               a. For non-panel providers, notification to the provider confirming the provider's agreement/disagreement to provide the service and accept 100% of the current Medicaid fee-for-service rate as payment. If the provider agrees, the distribution of the MCP's materials as outlined in Appendix G.3.e.

               b. Notification to the member of the non-panel provider's agreement /disagreement to provide the service. If the provider disagrees, notification to the member of the MCP's availability to assist with locating a provider as expeditiously as the member's health condition warrants.

               c. For panel providers, notification to the provider and member confirming the MCP's responsibility to cover the service.

               MCPs must use the ODJFS-specified model language for the provider and member notices and maintain documentation of all member and/or provider contacts relating to such services.

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30.  Health Information System Requirements

     The ability to develop and maintain information management systems capacity is crucial to successful plan performance. ODJFS therefore requires MCPs to demonstrate their ongoing capacity in this area by meeting several related specifications.

     a.   Health Information System

          i. As required by 42 CFR 438.242(a), each MCP must maintain a health information system that collects, analyzes, integrates, and reports data. The system must provide information on areas including, but not limited to, utilization, grievances and appeals, and MCP membership terminations for other than loss of Medicaid eligibility.

          ii. As required by 42 CFR 438.242(b)(1), each MCP must collect data on member and provider characteristics and on services furnished to its members.

          iii. As required by 42 CFR 438.242(b)(2), each MCP must ensure that data received from providers is accurate and complete by verifying the accuracy and timeliness of reported data; screening the data for completeness, logic, and consistency; and collecting service information in standardized formats to the extent feasible and appropriate.

          iv. As required by 42 CFR 438.242(b)(3), each MCP must make all collected data available upon request by ODJFS or the Center for Medicare and Medicaid Services (CMS).

          v. Acceptance testing of any data that is electronically submitted to ODJFS is required:

               a.   Before an MCP may submit production files

               b. Whenever an MCP changes the method or preparer of the electronic media; and/or

               c. When the ODJFS determines an MCP's data submissions have an unacceptably high error rate.

               MCPs that change or modify information systems that are involved in producing any type of electronically submitted files, either internally or by changing vendors, are required to submit to ODJFS for review and approval a transition plan including the submission of test files in the

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               ODJFS-specified formats. Once an acceptable test file is
               submitted to ODJFS, as determined solely by ODJFS, the MCP can return to submitting production files. ODJFS will inform MCPs in writing when a test file is acceptable. Once an MCP's new or modified information system is operational, that MCP will have up to ninety (90) days to submit an acceptable test file and an acceptable production file.

               Submission of test files can start before the new or modified information system is in production. ODJFS reserves the right to verify any MCP's capability to report elements in the minimum data set prior to executing the provider agreement for the next contract period. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Provider Agreement.

     b.   Electronic Data Interchange and Claims Adjudication Requirements

          Claims Adjudication

          The MCP must have the capacity to electronically accept and adjudicate all claims to final status (payment or denial). Information on claims submission procedures must be provided to non-contracting providers within thirty (30) days of a request. MCPs must inform providers of its ability to electronically process and adjudicate claims and the process for submission. Such information must be initiated by the MCP and not only in response to provider requests.

          The MCP must notify providers who have submitted claims of claims status [paid, denied, pended (suspended)] within one month of receipt. Such notification may be in the form of a claim payment/remittance advice produced on a routine monthly, or more frequent, basis.

          Electronic Data Interchange

          The MCP shall comply with all applicable provisions of HIPAA including electronic data interchange (EDI) standards for code sets and the following electronic transactions:

          Health care claims;
          Health care claim status request and response;
          Health care payment and remittance status;
          Standard code sets; and
          National Provider Identifier (NPI).

          Each EDI transaction processed by the MCP shall be implemented in conformance with the appropriate version of the transaction implementation guide, as specified by applicable federal rule or regulation.

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          The MCP must have the capacity to accept the following transactions from the Ohio Department of Job and Family services consistent with EDI processing specifications in the transaction implementation guides and in conformance with the 820 and 834 Transaction Companion Guides issued by ODJFS:

          ASC X12 820 - Payroll Deducted and Other Group Premium Payment for Insurance Products; and

          ASC X12 834 - Benefit Enrollment and Maintenance.

          The MCP shall comply with the HIPAA mandated EDI transaction standards and code sets no later than the required compliance dates as set forth in the federal regulations.

          Documentation of Compliance with Mandated EDI Standards

          The capacity of the MCP and/or applicable trading partners and business associates to electronically conduct claims processing and related transactions in compliance with standards and effective dates mandated by HIPAA must be demonstrated, to the satisfaction of ODJFS, as outlined below.

          Verification of Compliance with HIPAA (Health Insurance Portability and Accountability Act of 1995)

          MCPs shall comply with the transaction standards and code sets for sending and receiving applicable transactions as specified in 45 CFR
          Part 162 - Health Insurance Reform: Standards for Electronic Transactions (HIPAA regulations) In addition the MCP must enter into the appropriate trading partner agreement and implemented standard code sets. If the MCP has obtained third-party certification of HIPAA compliance for any of the items listed below, that certification may be submitted in lieu of the MCP's written verification for the applicable item(s).

          i.   Trading Partner Agreements

          ii.  Code Sets

          iii. Transactions

               a. Health Care Claims or Equivalent Encounter Information (ASC X12N 837 & NCPDP 5.1)

               b.   Eligibility for a Health Plan (ASC X12N 270/271)

               c.   Referral Certification and Authorization (ASC X12N 278)

               d.   Health Care Claim Status (ASC X12N 276/277)

               e.   Enrollment and Disenrollment in a Health Plan (ASC X12N 834)

               f.   Health Care Payment and Remittance Advice (ASC X12N 835)

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               g.   Health Plan Premium Payments (ASC X12N 820)

               h.   Coordination of Benefits

          Trading Partner Agreement with ODJFS

          MCPs must complete and submit an EDI trading partner agreement in a format specified by the ODJFS. Submission of the copy of the trading partner agreement prior to entering into this Agreement may be waived at the discretion of ODJFS; if submission prior to entering into this Agreement is waived, the trading partner agreement must be submitted at a subsequent date determined by ODJFS.

          Noncompliance with the EDI and claims adjudication requirements will result in the imposition of penalties, as outlined in Appendix N, Compliance Assessment System, of the Provider Agreement.

     c.   Encounter Data Submission Requirements

          General Requirements

          Each MCP must collect data on services furnished to members through an encounter data system and must report encounter data to the ODJFS. MCPs are required to submit this data electronically to ODJFS on a monthly basis in the following standard formats:

               -    Institutional Claims - UB92 flat file

               -    Noninstitutional Claims - National standard format

               -    Prescription Drug Claims - NCPDP

          ODJFS relies heavily on encounter data for monitoring MCP performance. The ODJFS uses encounter data to measure clinical performance, conduct access and utilization reviews, reimburse MCPs for newborn deliveries and aid in setting MCP capitation rates. For these reasons, it is important that encounter data is timely, accurate, and complete. Data quality, performance measures and standards are described in the Agreement.

          An encounter represents all of the services, including medical supplies and medications, provided to a member of the MCP by a particular provider, regardless of the payment arrangement between the MCP and the provider. For example, if a member had an emergency department visit and was examined by a physician, this would constitute two encounters, one related to the hospital provider and one related to the physician provider. However, for the purposes of calculating a utilization measure, this would be counted as a single emergency department visit. If a member visits their PCP and the PCP examines the member and has laboratory procedures done within the office, then this is one encounter between the member and their PCP.

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          If the PCP sends the member to a lab to have procedures performed, then this is two encounters; one with the PCP and another with the lab. For pharmacy encounters, each prescription filled is a separate encounter.

          Encounters include services paid for retrospectively through fee-for-service payment arrangements, and prospectively through capitated arrangements. Only encounters with services (line items) that are paid by the MCP, fully or in part, and for which no further payment is anticipated, are acceptable encounter data submissions, except for immunization services. Immunization services submitted to the MCP must be submitted to ODJFS if these services were paid for by another entity (e.g., free vaccine program).

          All other services that are unpaid or paid in part and for which the MCP anticipates further payment (e.g., unpaid services rendered during a delivery of a newborn) may not be submitted to ODJFS until they are paid. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Agreement.

          Acceptance Testing

          The MCP must have the capability to report all elements in the Minimum Data Set as set forth in the ODJFS Encounter Data Specifications and must submit a test file in the ODJFS-specified medium in the required formats prior to contracting or prior to an information systems replacement or update.

          Acceptance testing of encounter data is required as specified in
          Section 29(a)(v) of this Appendix.

          Encounter Data File Submission Procedures

          A certification letter must accompany the submission of an encounter data file in the ODJFS-specified medium. The certification letter must be signed by the MCP's Chief Executive Officer (CEO), Chief Financial Officer (CFO), or an individual who has delegated authority to sign for, and who reports directly to, the MCP's CEO or CFO.

          Timing of Encounter Data Submissions

          ODJFS recommends that MCPs submit encounters no more than thirty-five
          (35) days after the end of the month in which they were paid. For example, claims paid in January are due March 5. ODJFS recommends that MCPs submit files in the ODJFS-specified medium by the 5th of each month. This will help to ensure that the encounters are included in the ODJFS master file in the same month in which they were submitted.

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     d.   Information Systems Review

          Every two (2) years, and before ODJFS enters into a provider agreement with a new MCP, ODJFS or designee may review the information system capabilities of each MCP. Each MCP must participate in the review, except as specified below. The review will assess the extent to which MCPs are capable of maintaining a health information system including producing valid encounter data, performance measures, and other data necessary to support quality assessment and improvement, as well as managing the care delivered to its members.

          The following activities, at a minimum, will be carried out during the review. ODJFS or its designee will:

          i. Review the Information Systems Capabilities Assessment (ISCA) forms, as developed by CMS; which the MCP will be required to complete.

          ii.  Review the completed ISCA and accompanying documents;

          iii. Conduct interviews with MCP staff responsible for completing the ISCA, as well as staff responsible for aspects of the MCP's information systems function;

          iv. Analyze the information obtained through the ISCA, conduct follow-up interviews with MCP staff, and write a statement of findings about the MCP's information system.

          v.   Assess the ability of the MCP to link data from multiple sources;

          vi.  Examine MCP processes for data transfers;

          vii. If an MCP has a data warehouse, evaluate its structure and reporting capabilities;

          viii. Review MCP processes, documentation, and data files to ensure that they comply with state specifications for encounter data submissions; and

          ix. Assess the claims adjudication process and capabilities of the MCP.

          As noted above, the information system review may be performed every two years. However, if ODJFS or its designee identifies significant information

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Page 21


          system problems, then ODJFS or its designee may conduct, and the MCP must participate in, a review the following year or in such a timeframe as ODJFS, in their sole discretion, deems appropriate to ensure accuracy and efficiency of the MCP health information system.

          If an MCP had an assessment performed of its information system through a private sector accreditation body or other independent entity within the two years preceding the time when ODJFS or its designee will be conducting its review, and has not made significant changes to its information system since that time, and the information gathered is the same as or consistent with the ODJFS or its designee's proposed review, as determined by the ODJFS, then the MCP will not required to undergo the IS review. The MCP must provide ODJFS or its designee with a copy of the review that was performed so that ODJFS can determine whether or not the MCP will be required to participate in the IS review. MCPs who are determined to be exempt from the IS review must participate in subsequent information system reviews, as determined by ODJFS.

31.  Delivery Payments

     MCPs will be reimbursed for paid deliveries that are identified in the submitted encounters using the methodology outlined in the ODJFS Methods for Reimbursing for Deliveries (as specified in Appendix L). The delivery payment represents the facility and professional service costs associated with the delivery event and postpartum care that is rendered in the hospital immediately following the delivery event; no prenatal or neonatal experience is included in the delivery payment.

     If a delivery occurred, but the MCP did not reimburse providers for any costs associated with the delivery, then the MCP shall not submit the delivery encounter to ODJFS and is not entitled to receive payment for the delivery. MCPs are required to submit all delivery encounters to ODJFS no later than one year after the date of the delivery. Delivery encounters which are submitted after this time will be denied payment. MCPs will receive notice of the payment denial on the remittance advice.

     If an MCP is denied payment through ODJFS' automated payment system because the delivery encounter was not submitted within a year of the delivery date, then it will be necessary for the MCP to contact BMHC staff to receive payment. Payment will be made for the delivery, at the discretion of ODJFS if a payment had not been made previously for the same delivery.

     To capture deliveries outside of institutions (e.g., hospitals) and deliveries in hospitals without an accompanying physician encounter, both the institutional encounters (UB-92) and the noninstitutional encounters
     (NSF) are searched for deliveries.
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     If a physician and a hospital encounter is found for the same delivery, only one payment will be made. The same is true for multiple births; if multiple delivery encounters are submitted, only one payment will be made. The method for reimbursing for deliveries includes the delivery of stillborns where the MCP incurred costs related to the delivery.

     Rejections

     If a delivery encounter is not submitted according to ODJFS specifications, it will be rejected and MCPs will receive this information on the exception report (or error report) that accompanies every file in the ODJFS-specified format. Tracking, correcting and resubmitting all rejected encounters is the responsibility of the MCP and is required by ODJFS.

     Timing of Delivery Payments

     MCPs will be paid monthly for deliveries. For example, payment for a delivery encounter submitted with the required encounter data submission in March, will be reimbursed in March. The delivery payment will cover any encounters submitted with the monthly encounter data submission regardless of the date of the encounter, but will not cover encounters that occurred over one year ago.

     This payment will be a part of the weekly update (adjustment payment) that is in place currently. The third weekly update of the month will include the delivery payment. The remittance advice is in the same format as the capitation remittance advice.

     Updating and Deleting Delivery Encounters

     The process for updating and deleting delivery encounters is handled differently from all other encounters. See the ODJFS Encounter Data Specifications for detailed instructions on updating and deleting delivery encounters.

     The process for deleting delivery encounters can be found on page 35 of the UB-92 technical specifications (record/field 20-7) and page III-47 of the NSF technical specifications (record/field CA0-31.0a).

     Auditing of Delivery Payments

     A delivery payment audit will be conducted periodically. If medical records do not substantiate that a delivery occurred related to the payment that was made, then ODJFS will recoup the delivery payment from the MCP. Also, if it is determined that the encounter which triggered the delivery payment was not a paid encounter, then ODJFS will recoup the delivery payment.

32. If the MCP will be using the Internet functions that will allow approved users to access member information (e.g., eligibility verification), the MCP must receive prior approval from ODJFS that verifies that the proper safeguards, firewalls, etc., are in place to protect

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Appendix C
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     member data.

33. MCPs must receive prior written approval from ODJFS before adding any information to their website that would require ODJFS prior approval in hard copy form (e.g., provider listings, member handbook information).

34. Pursuant to 42 CFR 438.106(b), the MCP acknowledges that it is prohibited from holding a member liable for services provided to the member in the event that the ODJFS fails to make payment to the MCP.

35. In the event of an insolvency of an MCP, the MCP, as directed by ODJFS, must cover the continued provision of services to members until the end of the month in which insolvency has occurred, as well as the continued provision of inpatient services until the date of discharge for a member who is institutionalized when insolvency occurs.

36.  Franchise Fee Assessment Requirements

     a. Each MCP is required to pay a franchise permit fee to ODJFS for each calendar quarter as required by ORC Section 5111.176. The current fee to be paid is an amount equal to 4 1/2 percent of the managed care premiums, minus Medicare premiums that the MCP received from any payer in the quarter to which the fee applies. Any premiums the MCP returned or refunded to members or premium payers during that quarter are excluded from the fee.

     b. The franchise fee is due to ODJFS in the ODJFS-specified format on or before the 30th day following the end of the calendar quarter to which the fee applies.

     c. At the time the fee is submitted, the MCP must also submit to ODJFS a completed form and any supporting documentation pursuant to ODJFS specifications.

     d. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Provider Agreement and in ORC Section 5111.176.

37.  Information Required for MCP Websites

     a. On-line Provider Directory - MCPs must have an internet-based provider directory available in the same format as their ODJFS-approved provider directory, that allows members to electronically search for the MCP panel providers based on name, provider type, geographic proximity, and population (as specified in Appendix H). MCP provider directories must include all MCP-contracted providers [except as specified by ODJFS] as well as certain

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Page 24


          ODJFS non-contracted providers.

     b. On-line Member Website - MCPs must have a secure internet-based website which is regularly updated to include the most current ODJFS approved materials. The website at a minimum must include: (1) a list of the counties that are covered in their service area; (2) the ODJFS-approved MCP member handbook, recent newsletters/announcements, MCP contact information including member services hours and closures;
          (3) the MCP provider directory as referenced in section 36(a) of this appendix; (4) the MCP's current preferred drug list (PDL), including an explanation of the list, which drugs require prior authorization
          (PA), and the PA process; (5) the MCP's current list of drugs covered only with PA, the PA process, and the MCP's policy for covering generic for brand-name drugs; and (6) the ability for members to submit questions/comments/grievances/appeals/etc. and receive a response (members must be given the option of a return e-mail or phone call) within one working day of receipt. MCPs must ensure that all member materials designated specifically for CFC and/or ABD consumers (i.e. the MCP member handbook) are clearly labeled as such. The MCP's member website cannot be used as the only means to notify members of new and/or revised MCP information (e.g., change in holiday closures, change in additional benefits, revisions to approved member materials etc.). ODJFS may require MCPs to include additional information on the member website, as needed.

     c. On-line Provider Website - MCPs must have a secure internet-based website for contracting providers where they will be able to confirm a consumer's MCP enrollment and through this website (or through e-mail process) allow providers to electronically submit and receive responses to prior authorization requests. This website must also include: (1) a list of the counties that are covered in their service area; (2) the MCP's provider manual;(3) MCP contact information; (4) a link to the MCP's on-line provider directory as referenced in section 37(a) of this appendix; (5) the MCP's current PDL list, including an explanation of the list, which drugs require PA, and the PA process; and (6) the MCP's current list of drugs covered only with PA, the PA process, and the MCP's policy for covering generic for brand-name drugs. MCPs must ensure that all provider materials designated specifically for CFC and/or ABD consumers (i.e. the MCP's provider manual) are clearly labeled as such. ODJFS may require MCPs to include additional information on the provider website, as needed.

38. MCPs must provide members with a printed version of their PDL and PA lists, upon request.

39. MCPs must not use, or propose to use, any offshore programming or call center services in fulfilling the program requirements.

Appendix D
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX D

                             ODJFS RESPONSIBILITIES
                             CFC ELIGIBLE POPULATION

The following are ODJFS responsibilities or clarifications that are not otherwise specifically stated in OAC Chapter 5101: 3-26 or elsewhere in the ODJFS-MCP provider agreement.

General Provisions

1. ODJFS will provide MCPs with an opportunity to review and comment on the rate-setting time line and proposed rates, and proposed changes to the OAC program rules or the provider agreement.

2. ODJFS will notify MCPs of managed care program policy and procedural changes and, whenever possible, offer sufficient time for comment and implementation.

3. ODJFS will provide regular opportunities for MCPs to receive program updates and discuss program issues with ODJFS staff.

4. ODJFS will provide technical assistance sessions where MCP attendance and participation is required. ODJFS will also provide optional technical assistance sessions to MCPs, individually or as a group.

5. ODJFS will provide MCPs with an annual MCP Calendar of Submissions outlining major submissions and due dates.

6. ODJFS will identify contact staff, including the Contract Administrator, selected for each MCP.

7. ODJFS will recalculate the minimum provider panel specifications if ODJFS determines that significant changes have occurred in the availability of specific provider types and the number and composition of the eligible population.

8. ODJFS will recalculate the geographic accessibility standards, using the geographic information systems (GIS) software, if ODJFS determines that significant changes have occurred in the availability of specific provider types and the number and composition of the eligible population and/or the ODJFS provider panel specifications.

9. On a monthly basis, ODJFS will provide MCPs with an electronic file containing their MCP's provider panel as reflected in the ODJFS Provider Verification System (PVS) database.

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Appendix D
Covered Families and Children (CFC) population
Page 2


10. On a monthly basis, ODJFS will provide MCPs with an electronic Master Provider File containing all the Ohio Medicaid fee-for-service providers, which includes their Medicaid Provider Number, as well as all providers who have been assigned a provider reporting number for current encounter data purposes.

11. It is the intent of ODJFS to utilize electronic commerce for many processes and procedures that are now limited by HIPAA privacy concerns to FAX, telephone, or hard copy. The use of TLS will mean that private health information (PHI) and the identification of consumers as Medicaid recipients can be shared between ODJFS and the contracting MCPs via e-mail such as reports, copies of letters, forms, hospital claims, discharge records, general discussions of member-specific information, etc. ODJFS may revise data/information exchange policies and procedures for many functions that are now restricted to FAX, telephone, and hard copy, including, but not limited to, monthly membership and premium payment reconciliation requests, newborn reporting, Just Cause disenrollment requests, information requests etc. (as specified in Appendix C).

12.  ODJFS will immediately report to Center for Medicare and Medicaid Services
     (CMS) any breach in privacy or security that compromises protected health information (PHI), when reported by the MCP or ODJFS staff.

13.  Service Area Designation

     Membership in a service area is mandatory unless ODJFS approves membership in the service area for consumer initiated selections only. It is ODJFS'current intention to implement a mandatory managed care program in service areas wherever choice and capacity allow and the criteria in 42 CFR 438.50(a) are met.

14.  Consumer information

     a. ODJFS or its delegated entity will provide membership notices, informational materials, and instructional materials relating to members and eligible individuals in a manner and format that may be easily understood. At least annually, ODJFS will provide MCP eligible individuals, including current MCP members, with a Consumer Guide. The Consumer Guide will describe the managed care program and include information on the MCP options in the service area and other information regarding the managed care program as specified in 42 CFR 438.10.

     b. ODJFS will notify members or ask MCPs to notify members about significant changes affecting contractual requirements, member services or access to providers.

     c. If an MCP elects not to provide, reimburse, or cover a counseling service or referral service due to an objection to the service on moral or religious grounds, ODJFS will provide coverage and reimbursement for these services for the MCP's members.

Appendix D
Covered Families and Children (CFC) population
Page 3


          ODJFS will provide information on what services the MCP will not cover and how and where the MCP's members may obtain these services in the applicable Consumer Guides.

15.  Membership Selection and Premium Payment

     a. The managed care enrollment center (MCEC): The ODJFS-contracted MCEC will provide unbiased education, selection services, and community outreach for the Medicaid managed care program. The MCEC shall operate a statewide toll-free telephone center to assist eligible individuals in selecting an MCP or choosing a health care delivery option.

          The MCEC shall distribute the most current Consumer Guide that includes the managed care program information as specified in 42 CFR 438.10, as well as ODJFS prior-approved MCP materials, such as solicitation brochures and provider directories, to consumers who request additional materials.

     b. Auto-Assignment Limitations - In order to ensure market and program stability, ODJFS may limit an MCP's auto-assignments if they meet any of the following enrollment thresholds:

               - 40% of STATEWIDE Covered Families and Children (CFC) eligible population; and/or

               -    60% of the CFC eligibles in ANY REGION WITH TWO MCPS; and/or

               -    40% of the CFC eligibles in ANY REGION WITH THREE MCPS.

          Once an MCP meets one of these enrollment thresholds, the MCP will only be permitted to receive the additional new membership (in the region or statewide, as applicable) through: (1) consumer-initiated enrollment; and (2) auto-assignments which are based on previous enrollment in that MCP or an historical provider relationship with a provider who is not on the panel of any other MCP in that region. In the event that an MCP in a region meets one or more of these enrollment thresholds, ODJFS, in their sole discretion, may not impose the auto-assignment limitation and auto-assign members to the MCPs in that region as ODJFS deems appropriate.

     c. Consumer Contact Record (CCR): ODJFS or their designated entity shall forward CCRs to MCPs on no less than a weekly basis. The CCRs are a record of each consumer-initiated MCP enrollment, change, or termination, and each MCEC initiated MCP assignment processed through the MCEC. The CCR contains information that is not included on the monthly member roster.

Appendix D
Covered Families and Children (CFC) population
Page 4


     d. Monthly member roster (MR): ODJFS verifies managed care plan enrollment on a monthly basis via the monthly membership roster. ODJFS or its designated entity provides a full member roster (F) and a change roster (C) via HIPAA 834 compliant transactions.

     e. Monthly Premiums and Delivery Payments: ODJFS will remit payment to the MCPs via an electronic funds transfer (EFT), or at the discretion of ODJFS, by paper warrant.

     f. Remittance Advice: ODJFS will confirm all premium payments and delivery payments paid to the MCP during the month via a monthly remittance advice (RA), which is sent to the MCP the week following state cut-off. ODJFS or its designated entity provides a record of each payment via HIPAA 820 compliant transactions.

     g. MCP Reconciliation Assistance: ODJFS will work with an MCP-designated contact(s) to resolve the MCP's member and newborn eligibility inquiries, premium and delivery payment inquiries/discrepancies and to review/approve hospital deferment requests.

16. ODJFS will make available a website which includes current program information.

17. ODJFS will regularly provide information to MCPs regarding different aspects of MCP performance including, but not limited to, information on MCP-specific and statewide external quality review organization surveys, focused clinical quality of care studies, consumer satisfaction surveys and provider profiles.

18. ODJFS will periodically review a random sample of online and printed directories to assess whether MCP information is both accessible and updated.

19.  Communications

     a. ODJFS/BMHC: The Bureau of Managed Health Care (BMHC) is responsible for the oversight of the MCPs' provider agreements with ODJFS. Within the BMHC, a specific Contract Administrator (CA) has been assigned to each MCP. Unless expressly directed otherwise, MCPs shall first contact their designated CA for questions/assistance related to Medicaid and/or the MCP's program requirements /responsibilities. If their CA is not available and the MCP needs immediate assistance, MCP staff should request to speak to a supervisor within the Contract Administration Section. MCPs should take all necessary and appropriate steps to

Appendix D
Covered Families and Children (CFC) population
Page 5


          ensure all MCP staff are aware of, and follow, this communication process.

     b. ODJFS contracting-entities: ODJFS-contracting entities should never be contacted by the MCPs unless the MCPs have been specifically instructed to contact the ODJFS contracting entity directly.

     c. MCP delegated entities: In that MCPs are ultimately responsible for meeting program requirements, the BMHC will not discuss MCP issues with the MCPs' delegated entities unless the applicable MCP is also participating in the discussion. MCP delegated entities, with the applicable MCP participating, should only communicate with the specific CA assigned to that MCP.

                                   APPENDIX E

                                RATE METHODOLOGY
                             CFC ELIGIBLE POPULATION

(MERCER LOGO)
Government Human Services Consulting            333 South 7th Street, Suite 1600
                                                Minneapolis, MN 55402-2427
                                                www.mercerHR.com

October 20, 2006

Mr. Jon Barley
State of Ohio
Bureau of Managed Health Care
Ohio Department of Job and Family Services
255 East Main Street, 2nd Floor
Columbus, OH 43215-5222

Subject:

CALENDAR YEAR 2007 RATE-SETTING METHODOLOGY: HEALTHY FAMILIES AND HEALTHY START

Dear Jon:

The Ohio Department of Job and Family Services (State) contracted with Mercer Government Human Services Consulting (Mercer) to develop actuarially sound capitation rates for Calendar Year (CY) 2007 for the Healthy Families and Healthy Start (CFC) managed care populations. Mercer developed CY 2007 capitation rates for the following seven managed care regions: Central, East Central, Northeast, Northwest, Southeast, Southwest, and West Central. At this time, Mercer has not developed rates for the eighth region, Northeast Central, because managed care implementation has been put on hold for this region. Once the implementation date is determined for Northeast Central, a supplemental certification with the Northeast Central rates will be provided.

The basic rate-setting methodology is similar to the county-specific rate methodology used in previous years. This methodology letter outlines the rate-setting process, provides information on data adjustments, and includes a final rate summary.

The key components in the CY 2007 rate-setting process are:

-    Base data development,

-    Managed care rate development, and

- Centers for Medicare and Medicaid Services (CMS) documentation requirements.

Each of these components is described further throughout the document and is depicted in the flowchart included as Appendix A.

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 2
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


BASE DATA DEVELOPMENT

The major steps in the development of the base data are similar to previous years. Mercer and the State have discussed the available data sources for rate development and the applicability of these data sources for each region.

The data sources used for CY 2007 rate setting were:

-    Ohio historical FFS data,

-    MCP encounter data, and

-    MCP financial cost report data.

Validation Process

As part of the rate-setting process, Mercer validated each of the data sources that were used to develop rates. The validations included a review of the data to be used in the rate setting process. During the validation process, Mercer adjusted the data for any data miscodes (e.g., males in the delivery rate cohort) that were found.

Data Sources

As Ohio's Medicaid program matures, the rate-setting methodology for those counties within each region with stable managed care programs can focus more on plan-reported managed care data, including encounter data and cost reports. For counties within each region without established managed care programs, Mercer continued to use the FFS data as a direct data source. The data sources used in each region depended on the most credible data sources available within the region. In regions where there are stable managed care programs, managed care data for those counties was combined with the FFS data for those counties without established managed care programs. The process to prepare these three data sources for rate-setting is detailed below.

Appendix B includes a chart detailing how each region's counties have been bucketed into mandatory, Preferred Option, voluntary, or new based on the delivery system in place during the base period. This determined which data sources were used in determining regional CY 2007 rates. Also included in Appendix B is a map that shows the counties included within each region.

Other sources of information that were used, as necessary, included state enrollment reports, state financial reports, projected managed care penetration rates, information from prior MCP surveys, encounter data issues log, and other ad hoc sources.

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 3
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


FEE-FOR-SERVICE DATA

FFS experience from the base time period of State Fiscal Year (SFY) 2004 (July 1, 2003-June 30, 2004) and SFY 2005 (July 1, 2004-June 30, 2005) was used as a direct data source for the counties described below:

- Those that had a voluntary managed care program during the base time period, and

-    Those that did not have a managed care program during the base time period.

In addition to the SFY 2004 and SFY 2005 data, SFY 2003 data supplemented the FFS base data development as a reasonability measure. For the above counties, the FFS data was considered the most credible data source and, in some cases, was the only data available for rate setting.

As in previous years, adjustments were applied to the FFS data to reflect the actuarially equivalent claims experience for the population that will be enrolled in the managed care program. The State Medicaid Management Information System (MMIS) includes data for populations and/or services excluded from managed care and the actual FFS paid claims may be net or gross of certain factors (e.g., gross adjustments or third party liability (TPL)). As a result, it is necessary to make adjustments to the FFS base data as documented in Appendix C and outlined in Appendix A.

ENCOUNTER DATA

MCP encounter experience from the base time period of SFY 2004 and SFY 2005 was used as a direct data source for the counties described below:

- Those that had a mandatory managed care program during the base time period, and

- Those that had a Preferred Option managed care program during the base time period.

For the above counties, the encounter data was considered a credible data source and was used along with the financial cost report data as a direct data source.

Although encounter data is generally reflective of the populations and services that are the responsibility of the MCPs, adjustments were applied to the encounter data, as appropriate. Those adjustments, and other considerations, include the following items:

-    Claims completion factors,

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 4
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


-    Program changes in the historical base time period (SFY 2004-SFY 2005), and

- Other actuarially appropriate adjustments, as needed, and according to the State's direction to reflect such things as incomplete encounter reporting or other known data issues.

The adjustments to the encounter data are further documented in Appendix C and outlined in Appendix A.

During the rate setting process, shadow pricing was used to assign unit costs to the encounter data. This process was necessary since, during the base period, paid amounts were not a required field for reporting encounters. Additional information on shadow pricing is presented on page six of this letter.

FINANCIAL COST REPORTS

MCP-submitted financial cost reports from the base time period CY 2004 and CY 2005 were used as a direct data source for the counties described below:

- Those that had a mandatory managed care program during the base time period, and

- Those that had a Preferred Option managed care program during the base time period.

For all of the above counties, except Mahoning and Trumbull who entered into managed care on October 1, 2005, the cost reports were considered a credible data source. In addition, for counties with voluntary managed care programs during the base time period, the cost reports were taken into consideration when setting rates, although not used as a direct data source.

As with the encounter data, the cost report data typically reflects the populations and services that are the responsibility of the MCPs. However, adjustments were applied to the cost report data, as appropriate. Those adjustments, and other considerations, include the following items:

-    Program changes in the historical base time period (CY 2004-CY 2005),

-    Incurred claims estimates based on review of claims lag triangles, and

- Other actuarially appropriate adjustments, as needed, to reflect such things as incomplete reporting or other known data issues.

Mercer considered the CY 2004 and CY 2005 cost reports both in the development of completion factors for the base time period (CY 2004-CY 2005) and in the development of the final rate.

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 5
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


The adjustments for the cost report data are further documented in Appendix C and outlined in Appendix A.

MANAGED CARE RATE DEVELOPMENT

This section explains how Mercer developed the final capitation rates paid to contracted MCPs after the base data was developed and multiple years of data were blended for each data source. First, Mercer applied trend, programmatic changes and other adjustments to each data source to project the program cost into the contract year. Next, the various data sources were blended into a single managed care rate and an administrative component was applied. Finally, relational modeling was used to smooth the results within each region. Appendix A outlines the managed care rate development process. Appendix D provides more detail behind each of the following adjustments.

Blending Multiple Years of Data

As the programs have matured, we have collected multiple years of FFS and managed care data. In order to utilize all available current information, Mercer combined the yearly data within each data source using a weighted average methodology similar to that used in previous years. Prior to blending these years of data, the base time period experience was trended to a common time period of CY 2005. Mercer applied greater credibility on the most recent year of data to reflect the expectation that the most recent year may be more reflective of future experience and to reflect that fewer adjustments are needed to bring the data to the effective contract period.

Managed Care Assumptions for the FFS Data Source

In developing managed care savings assumptions, Mercer applied generally accepted actuarial principles that reflect the impact of MCP programs on FFS experience. Mercer reviewed Ohio's historical FFS experience, CY 2004 and CY 2005 cost report data, SFY 2004 and SFY 2005 encounter data, and other state Medicaid managed care experience to develop managed care savings assumptions. These assumptions have been applied to the FFS data to derive managed care cost levels. The assumptions are consistent with an economic and efficiently operated Medicaid managed care plan. The managed care savings assumptions vary by region, rate cohort and category of service (COS).

Specific adjustments were made in this step to reflect the differences between pharmacy contracting for the State and contracting obtained by the MCPs. Mercer reviewed information

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 6
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


related to discount rates, dispensing fees, rebates, encounter data and MCP cost report data to make these adjustments. The rates are reflective of MCP contracting for these services.

Shadow Pricing

During our base period, MCPs were not required to report the amount paid for a particular service in their encounter submissions. Therefore, Mercer developed assumed unit costs that were applied to encounter utilization data. For the inpatient category of service, unit costs were calculated by region based on the average daily cost for each hospital peer group. Unit costs for other COSs were calculated based on Ohio Medicaid FFS reimbursement levels. The unit costs were then adjusted by rate cohort to reflect the age/sex unit cost differential apparent in the statewide FFS data. In addition, a unit cost managed care assumption was applied in the shadow pricing step for the pharmacy COS.

Prospective Policy Changes

CMS also requires that the rate-setting methodology incorporates the impact of any programmatic changes that have taken place, or are anticipated to take place, between the base period (CY 2005) and the contract period (CY 2007).

The State provided Mercer with a detailed list of program changes that may have a material impact on the cost, utilization, or demographic structure of the program prior to, or within, the contract period and whose impact was not included within the base period data. In addition, other potential program changes are being discussed in the current legislative session. Final programmatic changes approved for SFY 2007 are reflected in the CY 2007 rates, as appropriate. Please refer to Appendix D for more information on these programmatic changes.

Clinical Measures/Incentives

Per Appendix M of the Provider Agreement, the State expects the MCPs to reach certain performance levels for selected clinical measures. Mercer reviewed the impact of these standards and incentives on the managed care rates and developed a set of adjustments based upon the State's expected improvement rates. These utilization targets were built into the capitation rates. The individual measures/incentives are outlined in Appendix D.

Caseload

Historically, the State has experienced significant changes in its Medicaid caseload. These shifts in caseload have affected the demographics of the remaining Medicaid population. Mercer

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 7
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


evaluated recent and expected caseload variations to determine if an adjustment was necessary to account for demographic changes. Based on the data provided by the State, Mercer determined no adjustments were necessary for either the non-delivery or delivery rate cells.

Selection Issues

There are two selection adjustments that were made in the development of the rates. The first is adverse selection, which accounts for the "missing" managed care data and is applied to historical FFS data. This adjustment is explained in more detail in Appendix C.

The second selection adjustment is voluntary selection, which accounts for the fact that costs associated with individuals who elect to participate in managed care are generally lower than the remaining FFS population. Therefore, the voluntary selection adjustment adjusts for the risk of only those members selecting managed care.

Both selection adjustments are reductions to paid claims and utilization for non-delivery data. Appendix D provides more detail around the voluntary selection adjustment.

Non-State Plan Services

According to the CMS Final Medicaid Managed Care Rule that was implemented August 13, 2003, non-state plan services may not be included in the base data for rate-setting. The CY 2004 and 2005 cost reports contain information from the MCPs that was used to adjust the base data for non-state plan services reported in the cost reports and the encounter data. Please refer to Appendix D for more information concerning this adjustment.

Prospective Trend Development

Trend is an estimate of the change in the overall cost of providing a specific benefit service over a finite period of time. A trend factor is necessary to estimate the expenses of providing health care services in some future year, based on expenses incurred in prior years. Trend was applied by COS to the blended base data costs for CY 2005 to project the data forward to the CY 2007 contract period.

Cost report data was reviewed for overall per member per month (PMPM) trend levels while the FFS data continued to be a primary source in projecting trend. Because of its role in the rate-setting process, the encounter data was available to study utilization trend drivers. Mercer integrated the specific data sources' trend analysis with a broader analysis of other trend resources. These resources included health care economic factors (e.g., as Consumer Price Index

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 8
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


(CPI) and Data Resource Inc. (DRI)), trends in neighboring states, the State FFS trend expectations and any Ohio market changes. Moreover, the trend component was comprised of both unit cost and utilization components.

As in the past, Mercer discussed all trend recommendations with the State. We reviewed the potential impact of initiatives targeted to slow or otherwise affect the trends in the program. Final trend amounts were determined from the many trend resources and this additional program information. Appendix D provides more information on trend.

Credibility Assignment

For regions composed of only new and voluntary counties, 100% credibility was placed on the FFS data. For regions with available FFS and managed care data, the FFS, encounter and cost report data was blended together.

Cesarean Delivery Rate

Mercer reviewed historical FFS delivery data, recent MCP delivery data, and other program experience to determine an expected cesarean delivery rate under the managed care program. Please refer to Appendix D for additional information on cesarean delivery rates.

Relational Modeling

Relational modeling was used to adjust the premiums by rate cohort to produce a relatively consistent age/sex slope among the regions. The relational modeling adjustments shift dollars across rate cohorts within a region but do not change the composite results by region or in aggregate. Through the use of the adjustments, the range of variances among the regions and rate cohorts was reduced while maintaining budget neutrality.

The relational modeling adjustments were applied to the net medical rates in the Capitation Rate Calculation Sheets (CRCS) to develop new adjusted medical rates. An administration load factor was then applied as a percent of premium.

Administration/Contingencies

Mercer reviewed the components of the administration/contingencies allowance and evaluated the administration/contingencies rates paid to the MCPs. Factors that were taken into consideration in determining the final administration/contingencies percentages included the State's expectations, Ohio health plan experience, other Medicaid program

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 9
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


administration/contingencies allowances, and Ohio health plans' lengths of participation in the program. In addition, the MCP franchise fee of 4.5% was incorporated into the final capitation rate.

CERTIFICATION OF FINAL RATES

The following capitation rates were developed for each of the seven regions for the CY 2007 contract period:

-    Healthy Families/Healthy Start, Less Than 1, Male & Female,

-    Healthy Families/Healthy Start, 1 Year Old, Male & Female,

-    Healthy Families/Healthy Start, 2-13 Years Old, Male & Female,

-    Healthy Families/Healthy Start, 14-18 Years Old, Female,

-    Healthy Families/Healthy Start, 14-18 Years Old, Male,

-    Healthy Families, 19-44 Years Old, Female,

-    Healthy Families, 19-44 Years Old, Male,

-    Healthy Families, 45 and Over, Male & Female,

-    Healthy Start, 19-64 Years Old, Female, and

-    Delivery Payment.

A summary of the rates is included in Appendix E.

Mercer certifies the above rates were developed in accordance with generally accepted actuarial practices and principles by actuaries meeting the qualification standards of the American Academy of Actuaries for the populations and services covered under the managed care contract. Rates developed by Mercer are actuarial projections of future contingent events. Actual MCP costs will differ from these projections. Mercer developed these rates on behalf of the State to demonstrate compliance with the CMS requirements under 42 CFR 438.6(c) and to demonstrate that rates are in accordance with applicable law and regulations.

MCPs are advised that the use of these rates may not be appropriate for their particular circumstance and Mercer disclaims any responsibility for the use of these rates by MCPs for any purpose. Mercer recommends any MCP considering contracting with the State should analyze its own projected medical expense, administrative expense, and any other premium needs for comparison to these rates before deciding whether to contract with the State. Use of these rates for purposes beyond those stated may not be appropriate.

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

Page 10
October 20, 2006
Mr. Jon Barley
Ohio Department of Job and Family Services


Sincerely,


/s/ Angela WasDyke                      /s/ Wendy Radunz
-------------------------------------   ----------------------------------------
Angela WasDyke, MAAA, ASA               Wendy Radunz, MAAA, FSA

Copy:
Chuck Betley, Mitali Ghatak, Tracy Williams - State of Ohio
Katie Olecik, Jon Rasmussen - Mercer

                                           (MMC LOGO) Marsh & McLennan Companies

(MERCER LOGO)
Government Human Services Consulting

APPENDIX A - CY 2007 RATE-SETTING METHODOLOGY

                                  (FLOWCHART)

(MERCER LOGO)
Government Human Services Consulting

APPENDIX B - REGIONAL DELIVERY SYSTEM DEFINITION

Regional Delivery System Definitions

For regional rate development, counties were bucketed into mandatory, Preferred Option, voluntary, or new as outlined below. The data for all counties within the region was used to develop the regional rate. Please see page B-2 for a map defining the counties within each region.

Mandatory and Preferred Option Counties

Encounter and cost report data was used for counties that were either mandatory or Preferred Option during the base data period*. These counties include:

MANDATORY:

Cuyahoga
Lucas
Stark
Summit

PREFERRED OPTION:

Butler
Clark
Franklin
Hamilton
Lorain
Montgomery

* Please note Mahoning and Trumbull are not included in the above table due to a lack of credible data. Both counties entered into managed care in October of 2005.

Voluntary Counties

FFS data was used for voluntary counties during the base period and new counties entering the managed care program since the time of the base data. The voluntary counties include:

VOLUNTARY:

Clermont
Greene
Pickaway
Warren
Wood

New counties include all counties that were not mandatory, Preferred Option or voluntary during the base data period.

(MERCER LOGO)
Government Human Services Consulting

                          MEDICAID MANAGED CARE PROGRAM
                         REGIONS FOR THE CFC POPULATION

                                      (MAP)

(MERCER LOGO)
Government Human Services Consulting

APPENDIX C - FFS DATA ADJUSTMENTS

This section lists adjustments made to the FFS claims and eligibility information received from the State.

Completion Factors

The claims data was adjusted to account for the value of claims incurred but unpaid on a COS basis. Mercer used claims for SFY 2004 and SFY 2005 that reflect payments through the dates included in the following table.

SFY    PAID THROUGH
---    ------------
2004     03/31/05
2005     12/31/05

The value of the claims incurred during each of these years, but unpaid, was estimated using completion factor analysis.

Gross Adjustment File (GAF)

To account for gross debit and credit amounts not reflected in the FFS data, adjustments were applied to the FFS paid claims.

Historical Policy Changes

As part of the rate-setting process, Mercer must account for policy changes that occurred during the base data time period. Changes only reflected in a portion of the data must be applied to the remaining data so that all base data reflects the policy changes. All policy changes implemented during SFY 2004 and SFY 2005 were applied to the FFS data.

The following table shows the specific policy changes for which Mercer adjusted the SFY 2004 and SFY 2005 delivery (where applicable) and non-delivery data. Mercer calculated the adjustments based on information supplied by the State.

                                                                     CATEGORY OF
POLICY CHANGES                                   EFFECTIVE DATE   SERVICE AFFECTED   RATE COHORTS AFFECTED
--------------                                   --------------   ----------------   ---------------------
Independently-practicing psychologist services      1/1/2004       PCP, OB/GYN and    Ages 19+, including
eliminated for adults (>21) and pregnant women                       Specialists            delivery

All chiropractic services eliminated                1/1/2004            Other           HF, Age 19-44, M
for adults (>21) and pregnant women                                                     HF, Age 19-44, F
                                                                                       HF, Age 45+, M & F
                                                                                        HST, Age 19-64, F

Implementation of $3.00 Copay on                    1/1/2004          Pharmacy                All
Prior-Authorized Drugs


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Third Party Liability Recoveries

TPL can be identified with two components: "cost-avoidance" and "pay and chase" type actions. "Cost-avoidance" occurs when the State initially denies paying a claim because another payer is the primary payer. The State may then pay a residual portion of the charged amount. Only the residual portion of the claim will be included in the FFS data. The portion of the claim paid by another payer has been avoided and not included in reported claim payments. Participating MCPs are expected to pay in a similar fashion and therefore, no adjustment to the FFS data will be required.

In a "pay and chase" scenario, the State pays the claim as though it were the primary payer. Subsequent to payment, the State makes recovery from a third party. These TPL recoveries are not reflected in the FFS MMIS data. Since MCPs are also expected to take similar recovery actions, the FFS experience was adjusted to reflect "pay and chase" recoveries. Mercer made adjustments to both the paid claims and utilization for all non-delivery and delivery COS. Since MCPs do not collect tort recoveries, the data excludes tort collections.

Hospital Cost Settlements

The State provided Mercer with SFY 2004 and SFY 2005 interim cost settlements for Diagnosis Related Group (DRG) and DRG-exempt hospitals. The DRG-exempt hospital information included inpatient and outpatient settlements. However, the DRG hospitals only include capital settlements, which were incorporated into the adjustment. Therefore, an adjustment has been applied to non-delivery and delivery inpatient, outpatient, and emergency room (ER) claims to remove these additional costs.

Fraud and Abuse

The State does pursue recoveries from fraud and abuse cases. The dollars recovered are accounted for outside of the State's MMIS system and are not included in the FFS data. Since the MCPs are required to pursue fraud and abuse cases, an adjustment was applied to the FFS claims and utilization in both the delivery and non-delivery data.

Excluded Time Periods

The capitation rates paid to the MCPs reflect the risk of serving the eligible enrollees from the date of health plan enrollment forward. Therefore, the non-delivery FFS data has been adjusted to reflect only the time periods for which the MCPs are at risk. Since newborns are automatically eligible for the Medicaid program and are enrolled into their mother's MCP at birth, no adjustment will be applied to the "Less Than 1" age group.

Adverse Selection

An adverse selection adjustment was applied to the historical FFS data to account for the "missing" managed care data. The adverse selection factor adjusts the associated risk of the FFS members to the entire Medicaid population's risk by accounting for the cost of the managed care population. This adjustment varies by historical managed care penetration and includes a


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credibility factor which accounts for differences in State enrollment patterns and data sources. It has been applied to the paid claims and utilization for non-delivery FFS base data.

Dual Eligibles

Dual eligible persons are not enrolled in managed care and, therefore, are not included in the managed care rates. Their experience has been excluded from the base FFS data used to develop the rates.

Catastrophic Claims

Since the State does not provide reinsurance to the MCPs, the MCPs are expected to purchase reinsurance on their own. To reflect these costs, all claims, including claims above the reinsurance threshold, were included in the base FFS data. The final rates Mercer calculated reflect the total risk associated with the covered population and are expected to be sufficient to cover the cost of the required stop-loss provision.

DSH Payments

DSH payments are made by the State to providers and are not the responsibility of the MCPs; therefore, the information for these payments was excluded from the FFS data used to develop the rates. No rate adjustment was necessary.

Spend Down

Persons Medicaid eligible due to spend down are not enrolled in managed care and therefore not included in the managed care rates. The base FFS data is net of recipient spend down. Therefore, no additional adjustment was needed for the rate computations.

Graduate Medical Education (GME)

The State does not make supplemental GME payments for services delivered to individuals covered under the managed care program. Rather, the MCPs negotiate specific rates with the individual teaching hospitals for the daily cost of care. Therefore, the GME payments are included in the capitation rates paid to the MCPs.


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APPENDIX C - ENCOUNTER DATA ADJUSTMENTS

Claims Completion

Mercer used CY 2005 cost report lag triangles to complete the MCP encounter utilization data.

Historical Policy Changes

As part of the rate-setting process, the data must reflect any policy changes that occurred during the base data time period. Changes only reflected in a portion of the base data must be applied to the remaining base data to keep the data similar. Mercer made adjustments to the encounter data to include consideration for the following policy changes.

                                                                     CATEGORY OF
POLICY CHANGE                                    EFFECTIVE DATE   SERVICE AFFECTED   RATE COHORTS AFFECTED
-------------                                    --------------   ----------------   ---------------------
Independently-practicing psychologist services      1/1/2004       PCP, OB/GYN and    Ages 19+, including
eliminated for adults (>21) and pregnant women                       Specialists           delivery

All chiropractic services eliminated for            1/1/2004            Other           HF, Age 19-44, M
adults (>21) and pregnant women                                                         HF, Age 19-44, F
                                                                                       HF, Age 45+, M & F
                                                                                       HST, Age 19-64, F

The adjustment for the $3.00 copay on Prior-Authorization Drugs cannot be directly applied to the encounter data because it only contains utilization. The unit cost reduction was, however, reflected in the encounter data shadow prices.

Data Anomaly Corrections

As directed by the State, Mercer made adjustments to the encounter data to account for incomplete reporting or other known data issues.

Non-State Plan Services

Mercer reviewed NSPS information included in the MCP cost reports. This information was used to calculate an adjustment for NSPS, including eye examinations, chiropractic and psychological services, and routine transportation. The adjustment was applied to the Specialists, Dental and Other categories of service in the encounter data, as appropriate.

Third Party Liability Recoveries

Mercer reviewed TPL recoveries information contained in Report I of the cost reports to remove these from the encounters reported by each health plan. Mercer made MCP specific adjustments to the data.


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APPENDIX C - COST REPORT DATA ADJUSTMENTS

IBNR Review/Adjustment

Mercer used CY 2005 cost report claims restatement Report IV and lag triangles to adjust the MCP IBNR estimates in the CY 2004 and CY 2005 financial experience.

Historical Policy Changes

As part of the rate-setting process, the data must reflect any policy changes that occurred during the base data time period. Changes only reflected in a portion of the base data must be applied to the remaining base data to keep the data similar. There were no rate-impacting policy changes implemented after 1/1/2004 and before 12/31/05. Therefore, no policy change adjustments were applied to the cost report data.

Data Anomaly Corrections

Mercer made cost-neutral adjustments to the CY 2004 cost report data to account for recoding of expenses by category of service. For example, the delivery costs associated with the "Other" COS in report III-A were shifted to the non-delivery "Other" COS.

Non-State Plan Services

Mercer reviewed NSPS information included in the MCP cost reports. This information was used to calculate an adjustment for NSPS, including eye examinations, chiropractic and psychological services, and routine transportation. The adjustment was applied to the Specialists, Dental and Other categories of service in the cost report data, as appropriate.

Third Party Liability Recoveries

Mercer reviewed TPL recoveries information contained in Report I of the cost reports to remove these from the medical costs reported by each health plan.


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APPENDIX D - CALENDAR YEAR 2007 CFC RATE DEVELOPMENT

Credibility By Year

Mercer placed more credibility on the most recent year of data for each data source.

FFS Historical and Managed Care Historical/Prospective Trend

Historical FFS trend assumptions were used to trend SFY 2004 and SFY 2005 FFS data to the base period (CY 2005) for voluntary and new counties. Credibility was then applied to blend together the trended SFY 2004 and the SFY 2005 FFS data.

Managed care historical trend was used to trend SFY 2004 and SFY 2005 encounter data and CY 2004 cost report data to the base period (CY 2005) for Preferred Option and mandatory counties. Credibility was then applied to blend together the trended SFY 2004 and the SFY 2005 encounter data and the trended CY 2004 and CY 2005 cost report data.

Prospective managed care trend assumptions were then applied to the blended FFS, cost report, and encounter data to develop the CY 2007 regional rates.

Prospective Policy Changes

The following items are considered prospective policy changes. These changes were not reflected in the base data, but were implemented prior to the contract period. Therefore, Mercer made rate-setting adjustments for each item in the following table.

ADJUSTMENTS AFFECTING UNIT COST

                                                                     CATEGORY OF
POLICY CHANGE                                    EFFECTIVE DATE   SERVICE AFFECTED   RATE COHORTS AFFECTED
-------------                                    --------------   ----------------   ---------------------
Implementation of $2 copay for trade-name           1/1/2006          Pharmacy          HF, Age 19-44, F
preferred drugs for adults (> or = 21)                                                  HF, Age 19-44, M
                                                                                       HF, Age 45+, M & F
                                                                                        HF, Age 19-44, F

Implementation of $3 copay for each dental          1/1/2006           Dental           HF, Age 19-44, M
date of service for adults (> or = 21)                                                 HF, Age 45+, M & F
                                                                                        HF, Age 19-44, F
                                                                                        HF, Age 19-44, M

Implementation of $2 copay for vision exams         1/1/2006            Other           HF, Age 45+, M&F
and $1 copay for dispensing services for                                               HST, Age 19-64, F
adults (> or = 21)

Inpatient recalibration and outlier policies        1/1/2006          Inpatient               All

Inpatient rate freeze                               1/1/2006          Inpatient               All


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ADJUSTMENTS AFFECTING UTILIZATION

                                                                     CATEGORY OF
POLICY CHANGE                                    EFFECTIVE DATE   SERVICE AFFECTED   RATE COHORTS AFFECTED
-------------                                    --------------   ----------------   ---------------------
Reduction in coverage of dental services for        1/1/2006           Dental           HF, Age 19-44, F
adults (> or = 21)                                                                      HF, Age 19-44, M
                                                                                       HF, Age 45+, M & F
                                                                                       HST, Age 19-64, F

The 1/1/2006 policy change in the Federal Poverty Level (FPL) from 100% to 90% did not have an impact on the rates.

Clinical Measures/Incentives

Since the State requires the plans to reach, at minimum, the performance standard for each of the indicators from Appendix M of the SFY 2007 Provider Agreement, Mercer built this expectation into the capitation rates. To calculate the adjustments, Mercer reviewed MCP clinical measures percentages for the CY 2005 base year and projected these rates forward by building in the State's expected improvement rate for counties in managed care as of January 1, 2006. Mercer then calculated the percent change from base year to the rating period, and applied the adjustment as a portion of COS. The following chart provides additional detail on each clinical measure.


                                      D-2
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
                                                            CATEGORY OF
CLINICAL MEASURE                         RATE COHORT     SERVICE AFFECTED
----------------                      ----------------   ----------------
PRENATAL CARE - FREQUENCY OF
ONGOING PRENATAL CARE

Target: 80% of eligible population     HF/HST, 14-18 F        OB/GYN
must receive 81% or more of               HST, 19-64 F       Physician
expected number of prenatal visits.        HF, 19-44 F

PRENATAL CARE - POST PARTUM
VISITS

Target: 80% of the eligible            HF/HST, 14-18 F
population must receive a post            HST, 19-64 F        OB/GYN
partum visit.                              HF, 19-44 F

PREVENTIVE CARE FOR CHILDREN -
WELL-CHILD VISITS

Target: 80% of children receive         HF/HST, <1 M&F
expected number of visits:               HF/HST, 1 M&F
Children who turn 15 mos. old; 6+     HF/HST, 2-13 M&F       Physician
visits. Children who were 3-6          HF/HST, 14-18 M
years old; 1+ visit. Children who      HF/HST, 14-18 F
were 12-21 years old; 1+ visit.

USE OF APPROPRIATE MEDICATIONS
FOR PEOPLE WITH ASTHMA

Target: 95% of eligible Asthma        HF/HST, 2-13 M&F
members receive prescribed             HF/HST, 14-18 M
medications acceptable as primary      HF/HST, 14-18 F
therapy for long-term control of           HF, 19-44 M       Pharmacy
asthma.                                    HF, 19-44 F
                                           HF, 45+ M&F
                                          HST, 19-64 F

ANNUAL DENTAL VISITS

Target: 60% of enrolled children      HF/HST, 2-13 M&F
age 4-21 receive 1 dental visit.       HF/HST, 14-18 M        Dental
                                       HF/HST, 14-18 F

LEAD SCREENING

Target: 80% of children age 1-2          HF/HST, 1 M&F
receive a blood lead screening.       HF/HST, 2-13 M&F       Physician

Voluntary Selection

As a result of the adverse selection adjustment that was applied in the FFS Data Summaries, the FFS data already reflects the risk of the entire Medicaid program (i.e., FFS and managed care individuals). To solely reflect the risk of the managed care program, Mercer modified the FFS data based on the projected managed care penetration levels for CY 2007. This voluntary selection adjustment modifies the FFS data to reflect the risk to the MCPs (i.e., only those individuals who enroll in a health plan).

For the encounter and cost report data, the original base data reflects the historical penetration levels in SFY 2004-SFY 2005 and CY 2004-CY 2005, respectively. Where projected managed


                                      D-3

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care penetration levels differ from the historical values, the data was brought back to reflect the risk of the entire Medicaid program, and then adjusted forward (as the FFS data was) to reflect projected managed care levels.

Credibility by Data Source

For regions composed of only new and voluntary counties, 100% credibility was placed on the FFS data. For regions with available FFS and managed care data, the FFS data was used for the new and voluntary counties within the region, while the encounter and cost report data were used for the mandatory and Preferred Option counties within the region.

C-Section/Vaginal Percent

Mercer received MCP cesarean and vaginal rates from CY 2005 encounter data. Based on the analysis for all MCPs combined, Mercer determined C-section and vaginal rate assumptions.

MCP Administration/Contingencies

Based on a review of MCP reported administration expenses, the MCP administration/ contingencies allowance will remain at 12% of premium prior to the franchise fee. For existing health plans, 1% of the pre-franchise fee capitation rate will be put at risk, contingent upon MCPs meeting performance requirements for counties with managed care enrollment as of January 1, 2006. The at-risk amount for counties entering managed care after January 1, 2006 will be 0% for the first two plan years.

For plans new to managed care in Ohio, the administration schedule will be as follows.

                             ADMIN   AT-RISK
                             -----   -------
Plan Year 1 (months 1-12)     13%       0%
Plan Year 2 (months 13-24)    12%       0%
Plan Year 3 (months 25-36)    12%       1%

For plans entering Ohio through the acquisition of another Ohio health plan's membership, the administration schedule will continue as outlined above based on the plan year of the acquired health plan membership. The administration schedule will not revert back to the Plan Year 1 schedule due to the membership acquisition.

In addition, the total capitation rate was adjusted to incorporate the 4.5% MCP franchise fee requirement.


                                       D-4

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Government Human Services Consulting

APPENDIX E - CALENDAR YEAR 2007 CFC REGIONAL RATE SUMMARY

State of Ohio

                                   APPENDIX E
                  CALENDAR YEAR 2007 CFC REGIONAL RATE SUMMARY

                                          Annualized April                  CY 2007       CY 2007 Rate    CY 2007
   Region            Rate Cohort         2006 MM/Deliveries   % of MM   Guaranteed Rate      At Risk        Rate
   ------      -----------------------   ------------------   -------   ---------------   ------------   ---------
Central        HF/HST, Age 0, M & F             171,818          6.0%      $  564.92         $ 5.45      $  570.36
Central        HF/HST, Age 1, M & F             146,106          5.1%      $  149.56         $ 1.44      $  151.01
Central        HF/HST, Age 2-13, M & F        1,335,641         46.6%      $   99.74         $ 0.96      $  100.70
Central        HF/HST, Age 14-18, M             191,907          6.7%      $  118.11         $ 1.14      $  119.25
Central        HF/HST, Age 14-18, F             208,187          7.3%      $  166.07         $ 1.60      $  167.68
Central        HF, Age 19-44, M                 172,314          6.0%      $  206.93         $ 2.00      $  208.92
Central        HF, Age 19-44, F                 531,797         18.5%      $  299.33         $ 2.89      $  302.21
Central        HF, Age 45+, M & F                59,319          2.1%      $  487.07         $ 4.70      $  491.77
Central        HST, Age 19-64, F                 50,975          1.8%      $  340.59         $ 3.28      $  343.87
                                             ----------        -----       ---------         ------      ---------
Central        Subtotal                       2,868,064        100.0%      $  191.93         $ 1.85      $  193.78
                                             ----------        -----       ---------         ------      ---------
Central        Delivery Payment                   9,465          0.3%      $4,023.39         $38.79      $4,062.19
                                             ----------        -----       ---------         ------      ---------
Central        Total                          2,868,064        100.0%      $  205.21         $ 1.98      $  207.19
                                             ==========        =====       =========         ======      =========
East-Central   HF/HST, Age 0, M & F              95,509          5.6%      $  554.55         $ 5.35      $  559.90
East-Central   HF/HST, Age 1, M & F              78,227          4.6%      $  145.80         $ 1.41      $  147.21
East-Central   HF/HST, Age 2-13, M & F          786,577         46.4%      $   98.24         $ 0.95      $   99.19
East-Central   HF/HST, Age 14-18, M             122,231          7.2%      $  114.36         $ 1.10      $  115.47
East-Central   HF/HST, Age 14-18, F             126,757          7.5%      $  158.66         $ 1.53      $  160.19
East-Central   HF, Age 19-44, M                  98,371          5.8%      $  200.66         $ 1.93      $  202.59
East-Central   HF, Age 19-44, F                 320,557         18.9%      $  290.72         $ 2.80      $  293.52
East-Central   HF, Age 45+, M & F                38,258          2.3%      $  470.93         $ 4.54      $  475.47
East-Central   HST, Age 19-64, F                 29,264          1.7%      $  331.03         $ 3.19      $  334.22
                                             ----------        -----       ---------         ------      ---------
East-Central   Subtotal                       1,695,750        100.0%      $  186.57         $ 1.80      $  188.37
                                             ----------        -----       ---------         ------      ---------
East-Central   Delivery Payment                   5,596          0.3%      $4,132.16         $39.84      $4,172.00
                                             ----------        -----       ---------         ------      ---------
East-Central   Total                          1,695,750        100.0%      $  200.20         $ 1.93      $  202.13
                                             ==========        =====       =========         ======      =========
Northeast      HF/HST, Age 0, M & F             152,915          5.2%      $  529.07         $ 5.10      $  534.17
Northeast      HF/HST, Age 1, M & F             133,744          4.5%      $  140.45         $ 1.35      $  141.80
Northeast      HF/HST, Age 2-13, M & F        1,381,832         46.7%      $   94.02         $ 0.91      $   94.93
Northeast      HF/HST, Age 14-18, M             223,275          7.5%      $  111.31         $ 1.07      $  112.38
Northeast      HF/HST, Age 14-18, F             236,299          8.0%      $  153.26         $ 1.48      $  154.74
Northeast      HF, Age 19-44, M                 136,730          4.6%      $  193.74         $ 1.87      $  195.61
Northeast      HF, Age 19-44, F                 576,329         19.5%      $  279.38         $ 2.69      $  282.08
Northeast      HF, Age 45+, M & F                75,738          2.6%      $  453.99         $ 4.38      $  458.37
Northeast      HST, Age 19-64, F                 41,229          1.4%      $  318.02         $ 3.07      $  321.09
                                             ----------        -----       ---------         ------      ---------
Northeast      Subtotal                       2,958,090        100.0%      $  177.71         $ 1.71      $  179.42
                                             ----------        -----       ---------         ------      ---------
Northeast      Delivery Payment                   9,762          0.3%      $4,620.33         $44.55      $4,664.87
                                             ----------        -----       ---------         ------      ---------
Northeast      Total                          2,958,090        100.0%      $  192.96         $ 1.86      $  194.82
                                             ==========        =====       =========         ======      =========
Northwest      HF/HST, Age 0, M & F              95,817          6.3%      $  559.84         $ 5.40      $  565.23
Northwest      HF/HST, Age 1, M & F              77,885          5.1%      $  148.68         $ 1.43      $  150.11
Northwest      HF/HST, Age 2-13, M & F          703,072         45.9%      $   97.75         $ 0.94      $   98.69
Northwest      HF/HST, Age 14-18, M             102,361          6.7%      $  115.24         $ 1.11      $  116.35
Northwest      HF/HST, Age 14-18, F             111,868          7.3%      $  162.33         $ 1.57      $  163.89
Northwest      HF, Age 19-44, M                  91,211          6.0%      $  202.82         $ 1.96      $  204.77
Northwest      HF, Age 19-44, F                 289,036         18.9%      $  299.30         $ 2.89      $  302.18
Northwest      HF, Age 45+, M & F                29,822          1.9%      $  483.93         $ 4.67      $  488.60
Northwest      HST, Age 19-64, F                 30,803          2.0%      $  338.79         $ 3.27      $  342.06
                                             ----------        -----       ---------         ------      ---------
Northwest      Subtotal                       1,531,875        100.0%      $  191.78         $ 1.85      $  193.63
                                             ----------        -----       ---------         ------      ---------
Northwest      Delivery Payment                   5,055          0.3%      $4,254.97         $41.03      $4,295.99
                                             ----------        -----       ---------         ------      ---------
Northwest      Total                          1,531,875        100.0%      $  205.82         $ 1.98      $  207.80
                                             ==========        =====       =========         ======      =========


Mercer Government Human Services Consulting

State of Ohio

                                   APPENDIX E
                  CALENDAR YEAR 2007 CFC REGIONAL RATE SUMMARY

                                          Annualized April                  CY 2007       CY 2007 Rate    CY 2007
   Region            Rate Cohort         2006 MM/Deliveries   % of MM   Guaranteed Rate      At Risk        Rate
   ------      -----------------------   ------------------   -------   ---------------   ------------   ---------
Southeast      HF/HST, Age 0, M & F              54,686          4.9%      $  523.86         $ 5.05      $  528.91
Southeast      HF/HST, Age 1, M & F              47,093          4.2%      $  138.49         $ 1.34      $  139.82
Southeast      HF/HST, Age 2-13, M & F          487,601         43.9%      $   93.56         $ 0.90      $   94.46
Southeast      HF/HST, Age 14-18, M              82,844          7.5%      $  109.68         $ 1.06      $  110.74
Southeast      HF/HST, Age 14-18, F              84,280          7.6%      $  153.88         $ 1.48      $  155.37
Southeast      HF, Age 19-44, M                  98,747          8.9%      $  195.17         $ 1.88      $  197.06
Southeast      HF, Age 19-44, F                 211,664         19.0%      $  281.12         $ 2.71      $  283.83
Southeast      HF, Age 45+, M & F                27,930          2.5%      $  458.74         $ 4.42      $  463.16
Southeast      HST, Age 19=64, F                 16,667          1.5%      $  320.31         $ 3.09      $  323.40
                                             ----------        -----       ---------         ------      ---------
Southeast      Subtotal                       1,111,511        100.0%      $  179.73         $ 1.73      $  181.46
                                             ----------        -----       ---------         ------      ---------
Southeast      Delivery Payment                   3,668          0.3%      $4,128.68         $39.81      $4,168.49
                                             ----------        -----       ---------         ------      ---------
Southeast      Total                          1,111,511        100.0%      $  193.36         $ 1.86      $  195.22
                                             ==========        =====       =========         ======      =========
Southwest      HF/HST, Age 0, M & F             121,364          6.5%      $  570.51         $ 5.50      $  576.01
Southwest      HF/HST, Age 1, M & F              97,721          5.3%      $  148.69         $ 1.43      $  150.13
Southwest      HF/HST, Age 2-13, M & F          876,398         47.1%      $   99.74         $ 0.96      $  100.70
Southwest      HF/HST, Age 14-18, M             126,346          6.8%      $  116.29         $ 1.12      $  117.41
Southwest      HF/HST, Age 14-18, F             140,619          7.6%      $  163.87         $ 1.58      $  165.45
Southwest      HF, Age 19-44, M                  91,907          4.9%      $  206.77         $ 1.99      $  208.77
Southwest      HF, Age 19-44, F                 335,867         18.0%      $  298.60         $ 2.88      $  301.48
Southwest      HF, Age 45+, M & F                35,032          1.9%      $  485.99         $ 4.69      $  490.68
Southwest      HST, Age 19-64, F                 35,739          1.9%      $  340.78         $ 3.29      $  344.06
                                             ----------        -----       ---------         ------      ---------
Southwest      Subtotal                       1,860,993        100.0%      $  192.06         $ 1.85      $  193.91
                                             ----------        -----       ---------         ------      ---------
Southwest      Delivery Payment                   6,141          0.3%      $4,690.50         $45.23      $4,735.73
                                             ----------        -----       ---------         ------      ---------
Southwest      Total                          1,860,993        100.0%      $  207.53         $ 2.00      $  209.54
                                             ==========        =====       =========         ======      =========
West-Central   HF/HST, Age 0, M & F              81,065          6.3%      $  580.47         $ 5.60      $  586.06
West-Central   HF/HST, Age 1, M & F              64,022          5.0%      $  155.39         $ 1.50      $  156.89
West-Central   HF/HST, Age 2-13, M & F          599,936         46.5%      $  102.85         $ 0.99      $  103.85
West-Central   HF/HST, Age 14-18, M              86,948          6.7%      $  122.06         $ 1.18      $  123.24
West-Central   HF/HST, Age 14-18, F              95,920          7.4%      $  169.37         $ 1.63      $  171.01
West-Central   HF, Age 19-44, M                  68,617          5.3%      $  211.40         $ 2.04      $  213.43
West-Central   HF, Age 19-44, F                 244,883         19.0%      $  310.07         $ 2.99      $  313.06
West-Central   HF, Age 45+, M & F                24,806          1.9%      $  505.52         $ 4.87      $  510.40
West-Central   HST, Age 19-64, F                 23,655          1.8%      $  352.42         $ 3.40      $  355.82
                                             ----------        -----       ---------         ------      ---------
West-Central   Subtotal                       1,289,853        100.0%      $  199.16         $ 1.92      $  201.08
                                             ----------        -----       ---------         ------      ---------
West-Central   Delivery Payment                   4,257          0.3%      $4,509.84         $43.48      $4,553.32
                                             ----------        -----       ---------         ------      ---------
West-Central   Total                          1,289,853        100.0%      $  214.04         $ 2.06      $  216.10
                                             ==========        =====       =========         ======      =========
All Regions    HF/HST, Age 0, M & F             773,175          5.8%      $  555.52         $ 5.36      $  560.88
All Regions    HF/HST, Age 1, M & F             644,798          4.8%      $  146.75         $ 1.41      $  148.16
All Regions    HF/HST, Age 2-13, M & F        6,171,057         46.3%      $   97.86         $ 0.94      $   98.80
All Regions    HF/HST, Age 14-18, M             935,911          7.0%      $  115.06         $ 1.11      $  116.17
All Regions    HF/HST, Age 14-18, F           1,003,930          7.5%      $  160.69         $ 1.55      $  162.24
All Regions    HF, Age 19-44, M                 757,896          5.7%      $  202.09         $ 1.95      $  204.04
All Regions    HF, Age 19-44, F               2,510,133         18.9%      $  293.06         $ 2.83      $  295.89
All Regions    HF, Age 45+, M & F               290,906          2.2%      $  474.74         $ 4.58      $  479.32
All Regions    HST, Age 19-64, F                228,331          1.7%      $  334.82         $ 3.23      $  338.05
                                             ----------        -----       ---------         ------      ---------
All Regions    Subtotal                      13,316,137        100.0%      $  187.77         $ 1.81      $  189.58
                                             ----------        -----       ---------         ------      ---------
All Regions    Delivery Payment                  43,943          0.3%      $4,345.63         $41.90      $4,387.53
                                             ----------        -----       ---------         ------      ---------
All Regions    Total                         13,316,137        100.0%      $  202.11         $ 1.95      $  204.06
                                             ==========        =====       =========         ======      =========

Mercer Government Human Services Consulting

                                   APPENDIX F
                                 REGIONAL RATES

     1. PREMIUM RATES WITHOUT THE AT-RISK PAYMENT AMOUNTS FOR 07/01/07 THROUGH 11/30/07 SHALL BE AS FOLLOWS:

MCP: MOLINA HEALTHCARE OF OHIO, INC.

  SERVICE                                              HF/HST     HF/HST       HF         HF        HF        HST
 ENROLLMENT    REGIONAL   HF/HST   HF/HST   HF/HST   AGE 14-18  AGE 14-18  AGE 19-44  AGE 19-44   AGE 45   AGE 19-64   DELIVERY
    AREA        STATUS   AGE < 1   AGE 1   AGE 2-13     MALE      FEMALE      MALE      FEMALE   AND OVER    FEMALE    PAYMENT
------------  ---------  -------  -------  --------  ---------  ---------  ---------  ---------  --------  ---------  ---------
CENTRAL       MANDATORY  $570.36  $151.01   $100.70   $119.25    $167.68    $208.92   $302.21    $491.77     $343.87  $4,062.19
SOUTHEAST     MANDATORY  $528.91  $139.82   $ 94.46   $110.74    $155.37    $197.06   $283.83    $463.16     $323.40  $4,168.49
SOUTHWEST     MANDATORY  $576.01  $150.13   $100.70   $117.41    $165.45    $208.77   $301.48    $490.68     $344.06  $4,735.73
WEST CENTRAL  MANDATORY  $586.06  $156.89   $103.85   $123.24    $171.01    $213.43   $313.06    $510.40     $355.82  $4,553.32

LIST OF ELIGIBLE ASSISTANCE GROUPS (AGS)

Healthy Families: - MA-C Categorically eligible due to TANF cash
                  - MA-T Children under 21
                  - MA-Y Transitional Medicaid

Healthy Start:    - MA-P Pregnant Women and Children


Per Appendix E, Rate Methodology, MCPs in the first two years of operation of the MC program are not subject to an at-risk recovery amount.

For the SFY 2008 contract period, MCPs will be put-at risk for a portion of the premiums received for members in counties they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in counties they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each county's region.

                                   APPENDIX F
                                 REGIONAL RATES

     2. AT-RISK AMOUNTS FOR 07/01/07 THROUGH 11/30/07 SHALL BE AS FOLLOWS: MCP:

MOLINA HEALTHCARE OF OHIO, INC.

  SERVICE                                              HF/HST     HF/HST       HF         HF        HF        HST
 ENROLLMENT    REGIONAL   HF/HST   HF/HST   HF/HST   AGE 14-18  AGE 14-18  AGE 19-44  AGE 19-44   AGE 45   AGE 19-64  DELIVERY
    AREA        STATUS   AGE < 1   AGE 1   AGE 2-13     MALE      FEMALE      MALE      FEMALE   AND OVER    FEMALE    PAYMENT
------------  ---------  -------  -------  --------  ---------  ---------  ---------  ---------  --------  ---------  --------
CENTRAL       MANDATORY   $0.00    $0.00     $0.00     $0.00      $0.00      $0.00      $0.00      $0.00     $0.00      $0.00
SOUTHEAST     MANDATORY   $0.00    $0.00     $0.00     $0.00      $0.00      $0.00      $0.00      $0.00     $0.00      $0.00
SOUTHWEST     MANDATORY   $0.00    $0.00     $0.00     $0.00      $0.00      $0.00      $0.00      $0.00     $0.00      $0.00
WEST CENTRAL  MANDATORY   $0.00    $0.00     $0.00     $0.00      $0.00      $0.00      $0.00      $0.00     $0.00      $0.00

LIST OF ELIGIBLE ASSISTANCE GROUPS (AGS)

Healthy Families: - MA-C Categorically eligible due to TANF cash
                  - MA-T Children under 21
                  - MA-Y Transitional Medicaid

Healthy Start:    - MA-P Pregnant Women and Children

Per Appendix E, Rate Methodology, MCPs in the first two years of operation in the MC program are not subject ot an at-risk recovery amount.

For the SFY 2008 contract period, MCPs will be put-at risk for a portion of the premiums received for members in counties they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in counties they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each county's region.

                                   APPENDIX F
                                 REGIONAL RATES

     3. PREMIUM RATES FOR 07/01/07 THROUGH 11/30/07 SHALL BE AS FOLLOWS: MCP:

MOLINA HEALTHCARE OF OHIO, INC.

  SERVICE                                              HF/HST     HF/HST       HF         HF        HF        HST
 ENROLLMENT    REGIONAL   HF/HST   HF/HST   HF/HST   AGE 14-18  AGE 14-18  AGE 19-44  AGE 19-44   AGE 45   AGE 19-64   DELIVERY
    AREA        STATUS   AGE < 1   AGE 1   AGE 2-13     MALE      FEMALE      MALE      FEMALE   AND OVER    FEMALE    PAYMENT
------------  ---------  -------  -------  --------  ---------  ---------  ---------  ---------  --------  ---------  ---------
CENTRAL       MANDATORY  $570.36  $151.01   $100.70   $119.25    $167.68    $208.92    $302.21    $491.77   $343.87   $4,062.19
SOUTHEAST     MANDATORY  $528.91  $139.82   $ 94.46   $110.74    $155.37    $197.06    $283.83    $463.16   $323.40   $4,168.49
SOUTHWEST     MANDATORY  $576.01  $150.13   $100.70   $117.41    $165.45    $208.77    $301.48    $490.68   $344.06   $4,735.73
WEST CENTRAL  MANDATORY  $586.06  $156.89   $103.85   $123.24    $171.01    $213.43    $313.06    $510.40   $355.82   $4,553.32

LIST OF ELIGIBLE ASSISTANCE GROUPS (AGS)

Healthy Families: - MA-C Categorically eligible due to TANF cash
                  - MA-T Children under 21
                  - MA-Y Transitional Medicaid

Healthy Start:    - MA-P Pregnant Women and Children

Per Appendix E, Rate Methodology, MCPs in the first two years of operaton in the MC program are not subject to an at-risk recovery amount.

For the SFY 2008 contract period, MCPs will be put-at risk for a portion of the premiums received for members in counties they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in counties they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each county's region.

                                   APPENDIX F
                                 REGIONAL RATES

     1. PREMIUM RATES WITHOUT THE AT-RISK PAYMENT AMOUNTS FOR 12/01/07 THROUGH 12/31/07 SHALL BE AS FOLLOWS:

MCP: MOLINA HEALTHCARE OF OHIO, INC.

  SERVICE                                              HF/HST     HF/HST       HF         HF        HF        HST
 ENROLLMENT    REGIONAL   HF/HST   HF/HST   HF/HST   AGE 14-18  AGE 14-18  AGE 19-44  AGE 19-44   AGE 45   AGE 19-64   DELIVERY
    AREA        STATUS   AGE < 1   AGE 1   AGE 2-13     MALE      FEMALE      MALE      FEMALE   AND OVER    FEMALE    PAYMENT
------------  ---------  -------  -------  --------  ---------  ---------  ---------  ---------  --------  ---------  ---------
CENTRAL       MANDATORY  $564.92  $149.56   $ 99.74   $118.11    $166.07    $206.93    $299.33    $487.07   $340.59   $4,023.39
SOUTHEAST     MANDATORY  $528.91  $139.82   $ 94.46   $110.74    $155.37    $197.06    $283.83    $463.16   $323.40   $4,168.49
SOUTHWEST     MANDATORY  $576.01  $150.13   $100.70   $117.41    $165.45    $208.77    $301.48    $490.68   $344.06   $4,735.73
WEST CENTRAL  MANDATORY  $580.47  $155.39   $102.85   $122.06    $169.37    $211.40    $310.07    $505.52   $352.42   $4,509.84

LIST OF ELIGIBLE ASSISTANCE GROUPS (AGS)

Healthy Families: - MA-C Categorically eligible due to TANF cash
                  - MA-T Children under 21
                  - MA-Y Transitional Medicaid

Healthy Start:    - MA-P Pregnant Women and Children

Per Appendix E, Rate Methodology, MCPs in the first two years of operation of the MC program are not subject to an at-risk recovery amount.

For the SFY 2008 contract period, MCPs will be put-at risk for a portion of the premiums received for members in counties they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in counties they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each county's region.

Molina's regional counties at-risk: Clark, Franklin, Montgomery.

                                   APPENDIX F
                                 REGIONAL RATES

     2. AT-RISK AMOUNTS FOR 12/01/07 THROUGH 12/31/07 SHALL BE AS FOLLOWS:

MCP: MOLINA HEALTHCARE OF OHIO, INC.

  SERVICE                                              HF/HST     HF/HST       HF         HF        HF        HST
 ENROLLMENT    REGIONAL   HF/HST   HF/HST   HF/HST   AGE 14-18  AGE 14-18  AGE 19-44  AGE 19-44   AGE 45   AGE 19-64   DELIVERY
    AREA        STATUS   AGE < 1   AGE 1   AGE 2-13     MALE      FEMALE      MALE      FEMALE   AND OVER    FEMALE    PAYMENT
------------  ---------  -------  -------  --------  ---------  ---------  ---------  ---------  --------  ---------  ---------
CENTRAL       MANDATORY   $5.45    $1.44     $0.96     $1.14      $1.60      $2.00      $2.89      $4.70     $3.28      $38.79
SOUTHEAST     MANDATORY   $0.00    $0.00     $0.00     $0.00      $0.00      $0.00      $0.00      $0.00     $0.00      $ 0.00
SOUTHWEST     MANDATORY   $0.00    $0.00     $0.00     $0.00      $0.00      $0.00      $0.00      $0.00     $0.00      $ 0.00
WEST CENTRAL  MANDATORY   $5.60    $1.50     $0.99     $1.18      $1.63      $2.04      $2.99      $4.87     $3.40      $43.48

LIST OF ELIGIBLE ASSISTANCE GROUPS (AGS)

Healthy Families: - MA-C Categorically eligible due to TANF cash
                  - MA-T Children under 21
                  - MA-Y Transitional Medicaid

Healthy Start:    - MA-P Pregnant Women and Children

Per Appendix E, Rate Methodology, MCPs in the first two years of operation in the MC program are not subject ot an at-risk recovery amount.

For the SFY 2008 contract period, MCPs will be put-at risk for a portion of the premiums received for members in counties they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in counties they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each county's region.

Molina's regional counties at-risk: Clark, Franklin, Montgomery.

                                   APPENDIX F
                                 REGIONAL RATES

     3. PREMIUM RATES FOR 12/01/07 THROUGH 12/31/07 SHALL BE AS FOLLOWS:

MCP: MOLINA HEALTHCARE OF OHIO, INC.

  SERVICE                                              HF/HST     HF/HST       HF         HF        HF        HST
 ENROLLMENT    REGIONAL   HF/HST   HF/HST   HF/HST   AGE 14-18  AGE 14-18  AGE 19-44  AGE 19-44   AGE 45   AGE 19-64   DELIVERY
    AREA        STATUS   AGE < 1   AGE 1   AGE 2-13     MALE      FEMALE      MALE      FEMALE   AND OVER    FEMALE    PAYMENT
------------  ---------  -------  -------  --------  ---------  ---------  ---------  ---------  --------  ---------  ---------
CENTRAL       MANDATORY  $570.36  $151.01   $100.70   $119.25    $167.68    $208.92    $302.21    $491.77   $343.87   $4,062.19
SOUTHEAST     MANDATORY  $528.91  $139.82   $ 94.46   $110.74    $155.37    $197.06    $283.83    $463.16   $323.40   $4,168.49
SOUTHWEST     MANDATORY  $576.01  $150.13   $100.70   $117.41    $165.45    $208.77    $301.48    $490.68   $344.06   $4,735.73
WEST CENTRAL  MANDATORY  $586.06  $156.89   $103.85   $123.24    $171.01    $213.43    $313.06    $510.40   $355.82   $4,553.32

LIST OF ELIGIBLE ASSISTANCE GROUPS (AGS)

Healthy Families: - MA-C Categorically eligible due to TANF cash
                  - MA-T Children under 21
                  - MA-Y Transitional Medicaid

Healthy Start:    - MA-P Pregnant Women and Children

Per Appendix E, Rate Methodology, MCPs in the first two years of operaton in the MC program are not subject to an at-risk recovery amount.

For the SFY 2008 contract period, MCPs will be put-at risk for a portion of the premiums received for members in counties they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in counties they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each county's region.

Molina's regional counties at-risk: Clark, Franklin, Montgomery.

Appendix G
Page 1


                                   APPENDIX G

                              COVERAGE AND SERVICES
                             CFC ELIGIBLE POPULATION

1.   Basic Benefit Package

     Pursuant to OAC rule 5101:3-26-03(A), with limited exclusions (see section
     G.2 of this appendix), MCPs must ensure that members have access to medically-necessary services covered by the Ohio Medicaid fee-for-service
     (FFS) program. For information on Medicaid-covered services, MCPs must refer to the ODJFS website. The following is a general list of the benefits covered by the Ohio Medicaid fee-for-service program:

          -    Inpatient hospital services

          -    Outpatient hospital services

          - Rural health clinics (RHCs) and Federally qualified health centers (FQHCs)

          - Physician services whether furnished in the physician's office, the covered person's home, a hospital, or elsewhere

          -    Laboratory and x-ray services

          - Screening, diagnosis, and treatment services to children under the age of twenty-one (21) under the HealthChek (EPSDT) program

          -    Family planning services and supplies

          -    Home health and private duty nursing services

          -    Podiatry

          - Chiropractic services [not covered for adults age twenty-one (21) and older]

          -    Physical therapy, occupational therapy, and speech therapy

          - Nurse-midwife, certified family nurse practitioner, and certified pediatric nurse practitioner services

          -    Prescription drugs

          -    Ambulance and ambulette services

          -    Dental services

Appendix G
Page 2


          -    Durable medical equipment and medical supplies

          -    Vision care services, including eyeglasses

          - Short-term rehabilitative stays in a nursing facility as specified in OAC rule 5101:3-26-03

          -    Hospice care

          - Behavioral health services (see section G.2.b.iii of this appendix). Note: Independent psychologist services not covered for adults age twenty-one (21) and older.

2.   Exclusions, Limitations and Clarifications

          a.   Exclusions

               MCPs are not required to pay for Ohio Medicaid FFS program (Medicaid) non-covered services. For information regarding Medicaid noncovered services, MCPs must refer to the ODJFS website. The following is a general list of the services not covered by the Ohio Medicaid fee-for-service program:

                    -    Services or supplies that are not medically necessary

                    - Experimental services and procedures, including drugs and equipment, not covered by Medicaid

                    -    Organ transplants that are not covered by Medicaid

                    - Abortions, except in the case of a reported rape, incest, or when medically necessary to save the life of the mother

                    -    Infertility services for males or females

                    - Voluntary sterilization if under 21 years of age or legally incapable of consenting to the procedure

                    -    Reversal of voluntary sterilization procedures

                    - Plastic or cosmetic surgery that is not medically necessary*

                    -    Immunizations for travel outside of the United States

                    - Services for the treatment of obesity unless medically necessary*

Appendix G
Page 3


                    -    Custodial or supportive care not covered by Medicaid

                    -    Sex change surgery and related services

                    -    Sexual or marriage counseling

                    -    Court ordered testing

                    -    Acupuncture and biofeedback services

                    -    Services to find cause of death (autopsy)

                    -    Comfort items in the hospital (e.g., TV or phone)

                    -    Paternity testing

               MCPs are also not required to pay for non-emergency services or supplies received without members following the directions in their MCP member handbook, unless otherwise directed by ODJFS.

               * These services could be deemed medically necessary if medical complications/conditions in addition to the obesity or physical imperfection are present.

          b.   Limitations & Clarifications

               i.   Member Cost-Sharing

                    As specified in OAC rules 5101:3-26-05(D) and 5101:3-26-12,
                    MCPs are permitted to impose the applicable member co-payment amount(s) for dental services, vision services, non-emergency emergency department services, or prescription drugs, other than generic drugs. MCPs must notify ODJFS if they intend to impose a co-payment. ODJFS must approve the notice to be sent to the MCP's members and the timing of when the co-payments will begin to be imposed. If ODJFS determines that an MCP's decision to impose a particular co-payment on their members would constitute a significant change for those members, ODJFS may require the effective date of the co-payment to coincide with the "Open Enrollment" month.

                    Notwithstanding the preceding paragraph, MCPs must provide an ODJFS-approved notice to all their members 90 days in advance of the date that the MCP will impose the co-payment. With the exception of member co-payments the MCP has elected to implement in accordance with OAC rules 5101:3-26-05(D) and 5101:3-26-12, the MCP's payment constitutes payment in full for

Appendix G
Page 4


                    any covered services and their subcontractors must not charge members or ODJFS any additional co-payment, cost sharing, down-payment, or similar charge, refundable or otherwise.

               ii.  Abortion and Sterilization

                    The use of federal funds to pay for abortion and sterilization services is prohibited unless the specific criteria found in 42 CFR 441 and OAC rules 5101:3-17-01 and 5101:3-21-01 are met. MCPs must verify that all of the information on the required forms (JFS 03197, 03198, and 03199) is provided and that the service meets the required criteria before any such claim is paid.

                    Additionally, payment must not be made for associated services such as anesthesia, laboratory tests, or hospital services if the abortion or sterilization itself does not qualify for payment. MCPs are responsible for educating their providers on the requirements; implementing internal procedures including systems edits to ensure that claims are only paid once the MCP has determined if the applicable forms are completed and the required criteria are met, as confirmed by the appropriate certification/consent forms; and for maintaining documentation to justify any such claim payments.

               iii. Behavioral Health Services

                    Coordination of Services: MCPs must have a process to coordinate benefits of and referrals to the publicly funded community behavioral health system. MCPs must ensure that members have access to all medically-necessary behavioral health services covered by the Ohio Medicaid FFS program and are responsible for coordinating those services with other medical and support services. MCPs must notify members via the member handbook and provider directory of where and how to access behavioral health services, including the ability to self-refer to mental health services offered through ODMH community mental health centers (CMHCs) as well as substance abuse services offered through Ohio Department of Alcohol and Drug Addiction Services (ODADAS)-certified Medicaid providers. Pursuant to ORC Section 5111.16, alcohol, drug addiction and mental health services covered by Medicaid are not to be paid by the managed care program when the nonfederal share of the cost of those services is provided by a board of alcohol, drug addiction, and mental health services or a state agency other than ODJFS. MCPs are also not responsible for providing mental health services to persons between 22 and 64 years of age while residing in private or public free-standing psychiatric hospitals.

Appendix G
Page 5


                    MCPs must provide Medicaid-covered behavioral health services for members who are unable to timely access services or are unwilling to access services through community providers.

                    Mental Health Services: There are a number of Medicaid-covered mental health (MH) services available through ODMH CMHCs.

                    Where an MCP is responsible for providing MH services for their members, the MCP is responsible for ensuring access to counseling and psychotherapy, physician/psychologist/psychiatrist services, outpatient clinic services, general hospital outpatient psychiatric services, pre-hospitalization screening, diagnostic assessment (clinical evaluation), crisis intervention, psychiatric hospitalization in general hospitals (for all ages), and Medicaid-covered prescription drugs and laboratory services. MCPs are not required to cover partial hospitalization, or inpatient psychiatric care in a private or public free-standing psychiatric hospital. However, MCPs are required to cover the payment of physician services in a private or public free-standing psychiatric hospital when such services are billed independent of the hospital.

                    Substance Abuse Services: There are a number of Medicaid-covered substance abuse services available through ODADAS-certified Medicaid providers.

                    Where an MCP is responsible for providing substance abuse services for their members, the MCP is responsible for ensuring access to alcohol and other drug (AOD) urinalysis screening, assessment, counseling, physician/psychologist/psychiatrist AOD treatment services, outpatient clinic AOD treatment services, general hospital outpatient AOD treatment services, crisis intervention, inpatient detoxification services in a general hospital, and Medicaid-covered prescription drugs and laboratory services. MCPs are not required to cover outpatient detoxification and methadone maintenance.

                    Financial Responsibility for Behavioral Health Services:
                    MCPs are responsible for the following:

                         - payment of Medicaid-covered prescription drugs prescribed by an ODMH CMHC or ODADAS-certified provider when obtained through an MCP's panel pharmacy;

                         - payment of Medicaid-covered services provided by an MCP's panel laboratory when referred by an ODMH

Appendix G
Page 6


                              CMHC or ODADAS-certified provider;

                         - payment of all other Medicaid-covered behavioral health services obtained through providers other than those who are ODMH CMHCs or ODADAS-certified providers when arranged/authorized by the MCP.

                         Limitations:

                         - Pursuant to ORC Section 5111.16, alcohol, drug addiction and mental health services covered by Medicaid are not to be paid by the managed care program when the nonfederal share of the cost of those services is provided by a board of alcohol, drug addiction, and mental health services or a state agency other than ODJFS. As part of this limitation:

                                   -    MCPs are not responsible for paying for
                                        behavioral health services provided
                                        through ODMH CMHCs and ODADAS-certified
                                        Medicaid providers;

                                   -    MCPs are not responsible for payment of
                                        partial hospitalization (mental health), inpatient psychiatric care in a private or public free-standing inpatient psychiatric hospital, outpatient detoxification, intensive outpatient programs (IOP) (substance abuse) or methadone maintenance.

                                   -    However, MCPs are required to cover the
                                        payment of physician services in a
                                        private or public free-standing
                                        psychiatric hospital when such services
                                        are billed independent of the hospital.

               iv. Pharmacy Benefit: In providing the Medicaid pharmacy benefit to their members, MCPs must cover the same drugs covered by the Ohio Medicaid fee-for-service program.

                    MCPs may establish a preferred drug list for members and providers which includes a listing of the drugs that they prefer to have prescribed. Preferred drugs requiring prior authorization approval must be clearly indicated as such. Pursuant to ORC Section 5111.72, ODJFS may approve MCP-specific pharmacy program utilization management strategies (see appendix G.3.a).

               v. Organ Transplants: MCPs must ensure coverage for organ transplants and related services in accordance with OAC 5101-3-2- 07.1 (B)(4)&(5). Coverage for all organ transplant services, except kidney transplants, is contingent upon review and recommendation by the "Ohio Solid Organ Transplant Consortium" based on criteria established by Ohio organ transplant surgeons and authorization from the ODJFS prior authorization unit. Reimbursement for bone marrow transplant and hematapoietic

Appendix G
Page 7


                    stem cell transplant services, as defined in OAC 3701:84-01, is contingent upon review and recommendation by the "Ohio Hematapoietic Stem Cell Transplant Consortium" again based on criteria established by Ohio experts in the field of bone marrow transplant. While MCPs may require prior authorization for these transplant services, the approval criteria would be limited to confirming the consumer is being considered and/or has been recommended for a transplant by either consortium and authorized by ODJFS. Additionally, in accordance with OAC 5101:3-2-03 (A)(4) all services related to organ donations are covered for the donor recipient when the consumer is Medicaid eligible.

3.   Care Coordination

          a.   Utilization Management (Modification) Programs

               General Provisions - Pursuant to OAC rule 5101:3-26-03.1(A)(7), MCPs must implement a utilization management program to maximize the effectiveness of the care provided to members and may develop other utilization management programs, subject to prior approval by ODJFS. For the purposes of this requirement, the specific utilization management programs which require ODJFS prior-approval are those programs designed by the MCP with the purpose of redirecting or restricting access to a particular service or service location. These programs are referred to as utilization modification programs. MCP care coordination and case management activities which are designed to enhance the services provided to members with specific health care needs would not be considered utilization management programs nor would the designation of specific services requiring prior approval by the MCP or the member=s PCP. MCPs must also implement the ODJFS-required emergency department diversion (EDD) program for frequent users. In that ODJFS has developed the parameters for an MCP's EDD program, it therefore does not require ODJFS approval.

               Pharmacy Programs - Pursuant to ORC Sec. 5111.172 and OAC rule 5101:3-26-03(A) and (B), MCPs subject to ODJFS prior-approval, may implement strategies, including prior authorization and limitations on the type of provider and locations where certain medications may be administered, for the management of pharmacy utilization.

               Prior Authorizations: MCPs must receive prior approval from ODJFS on the types of medication that they wish to cover through prior authorizations. MCPs must establish their prior authorization system so that it does not unnecessarily impede member access to medically-necessary Medicaid-covered services.

               MCPs must comply with the provisions of 1927(d)(5) of the Social

Appendix G
Page 8


               Security Act, 42 USC 1396r-8(k)(3), and OAC rule 5101:3-26-03.1 regarding the timeframes for prior authorization of covered outpatient drugs.

               MCPs may also, with ODJFS prior approval, implement pharmacy utilization modification programs designed to address members demonstrating high or inappropriate utilization of specific prescription drugs.

               Emergency Department Diversion (EDD) - MCPs must provide access to services in a way that assures access to primary, specialist and urgent care in the most appropriate settings and that minimizes frequent, preventable utilization of emergency department (ED) services. OAC rule 5101:3-26-03.1(A)(7)(d) requires MCPs to implement the ODJFS-required emergency department diversion (EDD) program for frequent utilizers.

               Each MCP must establish an ED diversion (EDD) program with the goal of minimizing frequent ED utilization. The MCP's EDD program must include the monitoring of ED utilization, identification of frequent ED utilizers, and targeted approaches designed to reduce avoidable ED utilization. MCP EDD programs must, at a minimum, address those ED visits which could have been prevented through improved education, access, quality or care management approaches.

               Although there is often an assumption that frequent ED visits are solely the result of a preference on the part of the member and education is therefore the standard remedy, it is also important to ensure that a member's frequent ED utilization is not due to problems such as their PCP's lack of accessibility or failure to make appropriate specialist referrals. The MCP's EDD program must therefore also include the identification of providers who serve as PCPs for a substantial number of frequent ED utilizers and the implementation of corrective action with these providers as so indicated.

               This requirement does not replace the MCP's responsibility to inform and educate all members regarding the appropriate use of the ED.

          b.   Case Management Programs

               In accordance with 5101:3-26-03.1(A)(8), MCPs must offer and provide comprehensive case management services which coordinate and monitor the care of members with specific diagnoses, or who require high-cost and/or extensive services. The MCP's comprehensive case management program must also include a Children with Special Health Care Needs component as specified below.

               i. Each MCP must inform all members and contracting providers of

Appendix G
Page 9


                    the MCP's case management services.

               ii.  Children with Special Health Care Needs (CSHCN):

                    CSHCN are a particularly vulnerable population which often have chronic and complex medical health care conditions. In order to ensure compliance with the provisions of 42 CFR 438.208, each MCP must establish a CSHCN component as part of the MCP's comprehensive case management program. The MCP must establish a process for the timely identification, completion of a comprehensive needs assessment, and providing appropriate and targeted case management services for any CSHCN.

                    CSHCN are defined as children age 17 and under who are pregnant, and members under 21 years of age with one or more of the following:

                         -Asthma

                         -HIV/AIDS

                         -A chronic physical, emotional or mental condition for which they are receiving treatment or counseling

                         -Supplemental security income (SSI) for a health-related condition

                         -A current letter of approval from the Bureau of Children with Medical Handicaps (BCMH), Ohio Department of Health

               iii. The MCP's comprehensive case management program must
                    include, at a minimum, the following components:

                    a.   Identification -

                         The MCP must have a variety of mechanisms in place to identify members potentially eligible for case management. These mechanisms must include an administrative data review (e.g., diagnosis, cost threshold, and/or service utilization) and may include provider/self referrals, telephone interviews, information as reported by MCEC during membership selection, or home visits.

                    b.   Assessment -

                         The MCP must arrange for or conduct a comprehensive assessment of the member's physical and/or behavioral health condition(s) to confirm the results of a positive identification, and determine the need for case management services. The assessment must be completed by a physician, physician assistant, RN, LPN, licensed social worker, or a graduate of a two- or four-year allied health program. If the assessment is completed by another medical professional, there should be

Appendix G
Page 10


                         oversight and monitoring by either a registered nurse or physician.

                         For CSHCN, the comprehensive assessment must include, at a minimum, the use of the ODJFS CSHCN Standard Assessment Tool.

                    c.   Case Management-

                         1. The MCP must have a process to inform members and their PCPs in writing that they have been identified as meeting the criteria for case management, including their enrollment into case management services.

                         2. The MCP must assure and coordinate the placement of the member into case management - including identification of the member's need for case management services, completion of the comprehensive health needs assessment, and timely development of a care treatment plan. This process must occur within the following timeframes for:

                              a) newly enrolled members, 90 days from the effective date of enrollment; and

                              b) existing members, 90 days from identifying their need for case management.

                         3. The development of the care treatment plan must be based on the comprehensive health assessment. The MCP must offer both the member and the member's PCP/specialist the opportunity to participate in the development of, and any subsequent revisions to, the care treatment plan. The MCP must have a process for re-evaluating the member's need for case management and updating the care treatment plan, if necessary, on a semi-annual basis.

                         4. The MCP must have a process to facilitate, maintain, and coordinate communication between service providers, the member, and the member's family. There should be an accountable point of contact (i.e., case manager) who can help obtain medically necessary care, assist with health-related services and coordinate care needs.

                         5. The MCP must follow best-practice and/or evidence based clinical guidelines when developing a member's care treatment plan and coordinating the case management needs. The MCP must develop and implement mechanisms to educate and equip

Appendix G
Page 11


                         providers and case managers with evidence-based clinical guidelines or best practice approaches to assist in providing a high level of quality of care to members.

                         6. The MCP must implement mechanisms to notify all CSHCN of their right to directly access a specialist. Such access may be assured through, for example, a standing referral or an approved number of visits, and documented in the care treatment plan.

                         7. The MCP must provide case management services for all CSHCN, including the ODJFS mandated conditions as specified in Appendix M Case Management Program Performance Measures. The MCP should also focus on all members, including adults, whose health conditions warrant case management services and should not limit these services only to members with the mandated conditions.

                         The MCP must submit a monthly electronic report to the Case Management System (CAMS) for all members who are case managed by the MCP as outlined in the ODJFS Case Management File and Submission Specifications. In order for a member to be submitted as case managed in CAMS, the MCP must (1) complete the identification process, a comprehensive health needs assessment and development of a care treatment plan for the member; and (2) document the member's written or verbal confirmation of his/her case management status in the case management record. ODJFS, or its designated entity, the external quality review vendor, will validate on an annual basis the accuracy of the information contained in CAMS with the member's case management record.

                         The CAMS files are due the 10th business day of each month.

               iv. The MCP must have an ODJFS-approved case management program which includes the items in Sections 3.b.i - iii of Appendix
                    G. Each MCP should implement an evaluation process to review, revise and/or update the case management program. The MCP must annually submit its case management program for review and approval by ODJFS. Any subsequent changes to an approved case management program description must be submitted to ODJFS in writing for review and approval prior to implementation.

Appendix G
Page 12


          c.   Care Coordination with ODJFS-Designated Providers

               Per OAC rule 5101:3-26-03.1(A)(4), MCPs are required to share specific information with certain ODJFS-designated non-contracting providers in order to ensure that these providers have been supplied with specific information needed to coordinate care for the MCP's members. Once an MCP has obtained a provider agreement, but within the first month of operation, the MCP must provide to the ODJFS-designated providers (i.e., ODMH Community Mental Health Centers, ODADAS-certified Medicaid providers, FQHCs/RHCs, QFPPs, CNMs, CNPs [if applicable], and hospitals) a quick reference information packet which includes the following:

                    i. A brief cover letter explaining the purpose of the mailing; and

                    ii. A brief summary document that includes the following information:

                              - Claims submission information including the MCP's Medicaid provider number for each region;

                              - The MCP's prior authorization and referral procedures or the MCP's website which includes this information;

                              - A picture of the MCP's member identification card (front and back);

                              - Contact numbers and/or website location for obtaining information for eligibility verification, claims processing, referrals/prior authorization, and information regarding the MCP's behavioral health administrator;

                              - A listing of the MCP's major pharmacy chains and the contact number for the MCP's pharmacy benefit administrator (PBM);

                              -    A listing of the MCP's laboratories and
                                   radiology providers; and

                              - A listing of the MCP's contracting behavioral health providers and how to access services through them (this information is only to be provided to non-

Appendix G
Page 13


                                   contracting community mental health and
                                   substance abuse providers).

          d.   Care coordination with Non-Contracting Providers

               Per OAC rule 5101:3-26-05(A)(9), MCPs authorizing the delivery of services from a provider who does not have an executed subcontract must ensure that they have a mutually agreed upon compensation amount for the authorized service and notify the provider of the applicable provisions of paragraph D of OAC rule 5101:3-26-05. This notice is provided when an MCP authorizes a non-contracting provider to furnish services on a one-time or infrequent basis to an MCP member and must include required ODJFS-model language and information. This notice must also be included with the transition of services form sent to providers as outlined in paragraph 29.i.c. of Appendix C.

          e.   Integration of Member Care

               The MCP must ensure that a discharge plan is in place to meet a member's health care needs following discharge from a nursing facility, and integrated into the member's continuum of care. The discharge plan must address the services to be provided for the member and must be developed prior to the date of discharge from the nursing facility. The MCP must ensure follow-up contact occurs with the member, or authorized representative, within thirty (30) days of the member's discharge from the nursing facility to ensure that the member's health care needs are being met.

Appendix H
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX H

                          PROVIDER PANEL SPECIFICATIONS
                             CFC ELIGIBLE POPULATION

1.   GENERAL PROVISIONS

MCPs must provide or arrange for the delivery of all medically necessary, Medicaid-covered health services, as well as assure that they meet all applicable provider panel requirements for their entire designated service area. The ODJFS provider panel requirements are specified in the charts included with this appendix and must be met prior to the MCP receiving a provider agreement with ODJFS. The MCP must remain in compliance with these requirements for the duration of the provider agreement.

If an MCP is unable to provide the medically necessary, Medicaid-covered services through their contracted provider panel, the MCP must ensure access to these services on an as needed basis. For example, if an MCP meets the pediatrician requirement but a member is unable to obtain a timely appointment from a pediatrician on the MCP's provider panel, the MCP will be required to secure an appointment from a panel pediatrician or arrange for an out-of-panel referral to a pediatrician.

MCPs are REQUIRED to make transportation available to any member requesting transportation when they MUST travel 30 miles or more from their home to receive a medically-necessary Medicaid-covered service. If the MCP offers transportation to their members as an additional benefit and this transportation benefit only covers a limited number of trips, the required transportation listed above may NOT be counted toward this trip limit (as specified in Appendix C).

In developing the provider panel requirements, ODJFS considered, on a county-by-county basis, the population size and utilization patterns of the Covered Families and Children (CFC) consumers, as well as the potential availability of the designated provider types. ODJFS has integrated existing utilization patterns into the provider network requirements to avoid disruption of care. Most provider panel requirements are county-specific but in certain circumstances, ODJFS requires providers to be located anywhere in the region. Although all provider types listed in this appendix are required provider types, only those listed on the attached charts must be submitted for ODJFS prior approval.

2.   PROVIDER SUBCONTRACTING

Unless otherwise specified in this appendix or OAC rule 5101:3-26-05, all MCPs are required to enter into fully-executed subcontracts with their providers. These subcontracts must include a baseline contractual agreement, as well as the appropriate ODJFS-approved Model Medicaid Addendum. The Model Medicaid Addendum incorporates all applicable Ohio

Appendix H
Covered Families and Children (CFC) population
Page 2


Administrative Code rule requirements specific to provider subcontracting and therefore cannot be modified except to add personalizing information such as the MCP's name.

ODJFS must prior approve all MCP providers in the ODJFS- required provider type categories before they can begin to provide services to that MCP's members. MCPs may not employ or contract with providers excluded from participation in Federal health care programs under either section 1128 or section 1128A of the Social Security Act. As part of the prior approval process, MCPs must submit documentation verifying that all necessary contract documents have been appropriately completed. ODJFS will verify the approvability of the submission and process this information using the ODJFS Provider Verification System (PVS). The PVS is a centralized database system that maintains information on the status of all MCP-submitted providers.

Only those providers who meet the applicable criteria specified in this document, as determined by ODJFS, will be approved by ODJFS. MCPs must credential/recredential providers in accordance with the standards specified by the National Committee for Quality Assurance (or receive approval from ODJFS to use an alternate industry standard) and must have completed the credentialing review before submitting any provider to ODJFS for approval. Regardless of whether ODJFS has approved a provider, the MCP must ensure that the provider has met all applicable credentialing criteria before the provider can render services to the MCP's members.

MCPs must notify ODJFS of the addition and deletion of their contracting providers as specified in OAC rule 5101:3-26-05, and must notify ODJFS within one working day in instances where the MCP has identified that they are not in compliance with the provider panel requirements specified in this appendix.

3.   PROVIDER PANEL REQUIREMENTS

The provider network criteria that must be met by each MCP are as follows:

a.   Primary Care Physicians (PCPs)

Primary Care Physicians (PCPs) may be individuals or group practices/clinics [Primary Care Clinics (PCCs)]. Acceptable specialty types for PCPs are family/general practice, internal medicine, pediatrics and obstetrics/gynecology(OB/GYNs). Acceptable PCCs include FQHCs, RHCs and the acceptable group practices/clinics specified by ODJFS. As part of their subcontract with an MCP, PCPs must stipulate the total Medicaid member capacity that they can ensure for that individual MCP. Each PCP must have the capacity and agree to serve at least 50 Medicaid members at each practice site in order to be approved by ODJFS as a PCP. The capacity-by-site requirement must be met for all ODJFS-approved PCPs.

Appendix H
Covered Families and Children (CFC) population
Page 3


In determining whether an MCP has sufficient PCP capacity for a region, ODJFS considers a physician who can serve as a PCP for 2000 Medicaid MCP members as one full-time equivalent (FTE).

ODJFS reviews the capacity totals for each PCP to determine if they appear excessive. ODJFS reserves the right to request clarification from an MCP for any PCP whose total stated capacity for all MCP networks added together exceeds 2000 Medicaid members (i.e., 1 FTE). Where indicated, ODJFS may set a cap on the maximum amount of capacity that we will recognize for a specific PCP. ODJFS may allow up to an additional 750 member capacity for each nurse practitioner or physician's assistant that is used to provide clinical support for a PCP.

For PCPs contracting with more than one MCP, the MCP must ensure that the capacity figure stated by the PCP in their subcontract reflects only the capacity the PCP intends to provide for that one MCP. ODJFS utilizes each approved PCP's capacity figure to determine if an MCP meets the provider panel requirements and this stated capacity figure does not prohibit a PCP from actually having a caseload that exceeds the capacity figure indicated in their subcontract.

ODJFS recognizes that MCPs will need to utilize specialty physicians to serve as PCPs for some special needs members. Also, in some situations (e.g., continuity of care) a PCP may only want to serve a very small number of members for an MCP. In these situations it will not be necessary for the MCP to submit these PCPs to ODJFS for prior approval. These PCPs will not be included in the ODJFS PVS database and therefore may not appear as PCPs in the MCP's provider directory. These PCPs will, however, need to execute a subcontract with the MCP which includes the appropriate Model Medicaid Addendum.

The PCP requirement is based on an MCP having sufficient PCP capacity to serve 40% of the eligibles in the region if three MCPs are serving the region and 55% of the eligibles in the region if two MCPs are serving the region. At a minimum, each MCP must meet both the PCP FTE requirement for that region, and a ratio of one PCP FTE for each 2,000 of their Medicaid members in that region. MCPs must also satisfy a PCP geographic accessibility standard. ODJFS will match the PCP practice sites and the stated PCP capacity with the geographic location of the eligible population in that region (on a county-specific basis) and perform analysis using Geographic Information Systems (GIS) software. The analysis will be used to determine if at least 40% of the eligible population is located within 10 miles of PCP with available capacity in urban counties and 40% of the eligible population within 30 miles of a PCP with available capacity in rural counties. [Rural areas are defined pursuant to 42 CFR 412.62(f)(1)(iii).]

In addition to the PCP FTE capacity requirement, MCPs must also contract with the specified number of pediatric PCPs for each region. These pediatric PCPs will have their stated capacity counted toward the PCP FTE requirement.

Appendix H
Covered Families and Children (CFC) population
Page 4


A pediatric PCP must maintain a general pediatric practice (e.g., a pediatric neurologist would not meet this definition unless this physician also operated a practice as a general pediatrician) at a site(s) located within the county/region and be listed as a pediatrician with the Ohio State Medical Board. In addition, half of the required number of pediatric PCPs must also be certified by the American Board of Pediatrics. The provider panel requirements for pediatricians are included in the practitioner charts in this appendix.

b.   Non-PCP Provider Network

In addition to the PCP capacity requirements, each MCP is also required to maintain adequate capacity in the remainder of its provider network within the following categories: hospitals, dentists, pharmacies, vision care providers, obstetricians/gynecologists (OB/GYNs), allergists, general surgeons, otolaryngologists, orthopedists, certified nurse midwives (CNMs), certified nurse practitioners (CNPs), federally qualified health centers (FQHCs)/rural health centers (RHCs) and qualified family planning providers (QFPPs). CNMs, CNPs, FQHCs/RHCs and QFPPs are federally-required provider types.

All Medicaid-contracting MCPs must provide all medically-necessary Medicaid-covered services to their members and therefore their complete provider network will include many other additional specialists and provider types. MCPs must ensure that all non-PCP network providers follow community standards in the scheduling of routine appointments (i.e., the amount of time members must wait from the time of their request to the first available time when the visit can occur).

Although there are currently no FTE capacity requirements of the non-PCP required provider types, MCPs are required to ensure that adequate access is available to members for all required provider types. Additionally, for certain non-PCP required provider types, MCPs must ensure that these providers maintain a full-time practice at a site(s) located in the specified county/region (i.e., the ODJFS-specified county within the region or anywhere within the region if no particular county is specified). A full-time practice is defined as one where the provider is available to patients at their practice site(s) in the specified county/region for at least 25 hours a week. ODJFS will monitor access to services through a variety of data sources, including: consumer satisfaction surveys; member appeals/grievances/complaints and state hearing notifications/requests; clinical quality studies; encounter data volume; provider complaints, and clinical performance measures.

Hospitals - MCPs must contract with the number and type of hospitals specified by ODJFS for each county/region. In developing these hospital requirements, ODJFS considered, on a county-by-county basis, the population size and utilization patterns of the Covered Families and

Children (CFC) consumers and integrated the existing utilization patterns into the hospital network requirements to avoid disruption of care. For this reason, ODJFS may require that MCPs contract with out-of-state hospitals (i.e. Kentucky, West Virginia, etc.).

Appendix H
Covered Families and Children (CFC) population
Page 5


For each Ohio hospital, ODJFS utilizes the hospital's most current Annual Hospital Registration and Planning Report, as filed with the Ohio Department of Health, in verifying types of services that hospital provides. Although ODJFS has the authority, under certain situations, to obligate a non-contracting hospital to provide non-emergency hospital services to an MCP's members, MCPs must still contract with the specified number and type of hospitals unless ODJFS approves a provider panel exception (see Section 4 of this appendix - Provider Panel Exceptions).

If an MCP-contracted hospital elects not to provide specific Medicaid-covered hospital services because of an objection on moral or religious grounds, the MCP must ensure that these hospital services are available to its members through another MCP-contracted hospital in the specified county/region.

OB/GYNs - MCPs must contract with the specified number of OB/GYNs for each county/region, all of whom must maintain a full-time obstetrical practice at a site(s) located in the specified county/region. All MCP-contracting OB/GYNs must have current hospital delivery privileges at a hospital under contract with the MCP in the region.

Certified Nurse Midwives (CNMs) and Certified Nurse Practitioners (CNPs) - MCPs must ensure access to CNM and CNP services in the region if such provider types are present within the region. The MCP may contract directly with the CNM or CNP providers, or with a physician or other provider entity who is able to obligate the participation of a CNM or CNP. If an MCP does not contract for CNM or CNP services and such providers are present within the region, the MCP will be required to allow members to receive CNM or CNP services outside of the MCP's provider network.

Contracting CNMs must have hospital delivery privileges at a hospital under contract to the MCP in the region. The MCP must ensure a member's access to CNM and CNP services if such providers are practicing within the region.

Vision Care Providers - MCPs must contract with the specified number of ophthalmologists/optometrists for each specified county/region, all of whom must maintain a full-time practice at a site(s) located in the specified county/region. All ODJFS-approved vision providers must regularly perform routine eye exams. (MCPs will be expected to contract with an adequate number of ophthalmologists as part of their overall provider panel, but only ophthalmologists who regularly perform routine eye exams can be used to meet the vision care provider panel requirement.) If optical dispensing is not sufficiently available in a region through the MCP's contracting ophthalmologists/optometrists, the MCP must separately contract with an adequate number of optical dispensers located in the region.

Dental Care Providers - MCPs must contract with the specified number of dentists. In order to assure sufficient access to adult MCP members, no more than two-thirds of the dentists used to meet the provider panel requirement may be pediatric dentists.

Appendix H
Covered Families and Children (CFC) population
Page 6


Federally Qualified Health Centers/Rural Health Clinics (FQHCs/RHCs) - MCPs are required to ensure member access to any federally qualified health center or rural health clinic (FQHCs/RHCs), regardless of contracting status. Contracting FQHC/RHC providers must be submitted for ODJFS approval via the PVS process. Even if no FQHC/RHC is available within the region, MCPs must have mechanisms in place to ensure coverage for FQHC/RHC services in the event that a member accesses these services outside of the region.

In order to ensure that any FQHC/RHC has the ability to submit a claim to ODJFS for the state's supplemental payment, MCPs must offer FQHCs/RHCs reimbursement pursuant to the following:

     - MCPs must provide expedited reimbursement on a service-specific basis in an amount no less than the payment made to other providers for the same or similar service.

     - If the MCP has no comparable service-specific rate structure, the MCP must use the regular Medicaid fee-for-service payment schedule for non-FQHC/RHC providers.

     - MCPs must make all efforts to pay FQHCs/RHCs as quickly as possible and not just attempt to pay these claims within the prompt pay time frames.

MCPs are required to educate their staff and providers on the need to assure member access to FQHC/RHC services.

Qualified Family Planning Providers (QFPPs) - All MCP members must be permitted to self-refer to family planning services provided by a QFPP. A QFPP is defined as any public or not-for-profit health care provider that complies with Title X guidelines/standards, and receives either Title X funding or family planning funding from the Ohio Department of Health. MCPs must reimburse all medically-necessary Medicaid-covered family planning services provided to eligible members by a QFPP provider (including on-site pharmacy and diagnostic services) on a patient self-referral basis, regardless of the provider's status as a panel or non-panel provider. MCPs will be required to work with QFPPs in the region to develop mutually-agreeable HIPAA compliant policies and procedures to preserve patient/provider confidentiality, and convey pertinent information to the member's PCP and/or MCP.

Behavioral Health Providers - MCPs must assure member access to all Medicaid-covered behavioral health services for members as specified in Appendix G.b.ii. Although ODJFS is aware that certain outpatient substance abuse services may only be available through Medicaid providers certified by the Ohio Department of Drug and Alcohol Addiction Services (ODADAS) in some areas, MCPs must maintain an adequate number of contracted mental health providers in the region to assure access for members who are unable to timely access services or unwilling to access services through community mental health centers. MCPs are

Appendix H
Covered Families and Children (CFC) population
Page 7


advised not to contract with community mental health centers as all services they provide to MCP members are to be billed to ODJFS.

Other Specialty Types (pediatricians, general surgeons, otolaryngologists, allergists, and orthopedists) - MCPs must contract with the specified number of all other ODJFS designated specialty provider types. In order to be counted toward meeting the provider panel requirements, these specialty providers must maintain a full-time practice at a site(s) located within the specified county/region. Contracting general surgeons, orthopedists and otolaryngologists must have admitting privileges at a hospital under contract with the MCP in the region.

4.   PROVIDER PANEL EXCEPTIONS

ODJFS may specify provider panel criteria for a service area that deviates from that specified in this appendix if:

     - the MCP presents sufficient documentation to ODJFS to verify that they have been unable to meet or maintain certain provider panel requirements in a particular service area despite all reasonable efforts on their part to secure such a contract(s), and

     - if notified by ODJFS, the provider(s) in question fails to provide a reasonable argument why they would not contract with the MCP, and

     - the MCP presents sufficient assurances to ODJFS that their members will have adequate access to the services in question.

If an MCP is unable to contract with or maintain a sufficient number of providers to meet the ODJFS-specified provider panel criteria, the MCP may request an exception to these criteria by submitting a provider panel exception request as specified by ODJFS. ODJFS will review the exception request and determine whether the MCP has sufficiently demonstrated that all reasonable efforts were made to obtain contracts with providers of the type in question and that they will be able to provide access to the services in question.

ODJFS will aggressively monitor access to all services related to the approval of a provider panel exception request through a variety of data sources, including: consumer satisfaction surveys; member appeals/grievances/complaints and state hearing notifications/requests; member just-cause for termination requests; clinical quality studies; encounter data volume; provider complaints, and clinical performance measures. ODJFS approval of a provider panel exception request does not exempt the MCP from assuring access to the services in question. If ODJFS determines that an MCP has not provided sufficient access to these services, the MCP may be subject to sanctions.

Appendix H
Covered Families and Children (CFC) population
Page 8


5.   PROVIDER DIRECTORIES

MCP provider directories must include all MCP-contracted providers [except as specified by ODJFS] as well as certain non-contracted providers. At the time of ODJFS' review, the information listed in the MCP's provider directory for all ODJFS-required provider types specified on the attached charts must exactly match the data currently on file in the ODJFS PVS.

MCP provider directories must utilize a format specified by ODJFS. Directories may be region-specific or include multiple regions, however, the providers within the directory must be divided by region, county, and provider type, in that order.

The directory must also specify:

-    provider address(es) and phone number(s);

- an explanation of how to access providers (e.g. referral required vs. self-referral);

- an indication of which providers are available to members on a self-referral basis

- foreign-language speaking PCPs and specialists and the specific foreign language(s) spoken;

- how members may obtain directory information in alternate formats that takes into consideration the special needs of eligible individuals including but not limited to, visually-limited, LEP, and LRP eligible individuals; and

-    any PCP or specialist practice limitations.

PRINTED PROVIDER DIRECTORY

Prior to receiving a provider agreement, all MCPs must develop a printed provider directory that shall be prior-approved by ODJFS for each covered population. For example, an MCP who serves CFC and ABD in the Central Region would have two provider directories, one for CFC and one for ABD. Once approved, this directory may be regularly updated with provider additions or deletions by the MCP without ODJFS prior-approval, however, copies of the revised directory (or inserts) must be submitted to ODJFS prior to distribution to members.

On a quarterly basis, MCPs MUST create an insert to each printed directory that lists those providers DELETED from the MCP's provider panel during the previous three months. Although this insert does not need to be prior approved by ODJFS, copies of the insert must be submitted to ODJFS two weeks prior to distribution to members.

INTERNET PROVIDER DIRECTORY

MCPs are required to have an internet-based provider directory available in the same format as their ODJFS-approved printed directory. This internet directory must allow members to electronically search for MCP panel providers based on name, provider type, and geographic proximity, and population (e.g. CFC and/or
ABD). If an MCP has one internet-based directory for multiple populations, each provider must include a description of which population they serve.

Appendix H
Covered Families and Children (CFC) population
Page 9


The internet directory may be updated at any time to include providers who are NOT one of the ODJFS-required provider types listed on the charts included with this appendix. ODJFS-required providers MUST be added to the internet directory within one week of the MCP's notification of ODJFS-approval of the provider via the Provider Verification process. Providers being deleted from the MCP's panel must deleted from the internet directory within one week of notification from the provider to the MCP. Providers being deleted from the MCP's panel must be posted to the internet directory within one week of notification from the provider to the MCP of the deletion. These deleted providers must be included in the inserts to the MCP's provider directory referenced above.

6.   FEDERAL ACCESS STANDARDS

MCPs must demonstrate that they are in compliance with the following federally defined provider panel access standards as required by 42 CFR 438.206:

In establishing and maintaining their provider panel, MCPs must consider the following:

-    The anticipated Medicaid membership.

- The expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented in the MCP.

- The number and types (in terms of training, experience, and specialization) of panel providers required to deliver the contracted Medicaid services.

- The geographic location of panel providers and Medicaid members, considering distance, travel time, the means of transportation ordinarily used by Medicaid members, and whether the location provides physical access for Medicaid members with disabilities.

- MCPs must adequately and timely cover services to an out-of-network provider if the MCP's contracted provider panel is unable to provide the services covered under the MCP's provider agreement. The MCP must cover the out-of-network services for as long as the MCP network is unable to provide the services. MCPs must coordinate with the out-of-network provider with respect to payment and ensure that the provider agrees with the applicable requirements.

Contracting providers must offer hours of operation that are no less than the hours of operation offered to commercial members or comparable to Medicaid fee-for-service, if the provider serves only Medicaid members. MCPs must ensure that services are available 24 hours a day, 7 days a week, when medically necessary. MCPs must establish mechanisms to ensure that panel providers comply with timely access requirements, and must take corrective action if there is failure to comply.

In order to demonstrate adequate provider panel capacity and services, 42 CFR
438.206 and 438.207 stipulates that the MCP must submit documentation to ODJFS, in a format specified by ODJFS, that demonstrates it offers an appropriate range of preventive, primary care and specialty

Appendix H
Page 10


services adequate for the anticipated number of members in the service area, while maintaining a provider panel that is sufficient in number, mix, and geographic distribution to meet the needs of the number of members in the service area.

This documentation of assurance of adequate capacity and services must be submitted to ODJFS no less frequently than at the time the MCP enters into a contract with ODJFS; at any time there is a significant change (as defined by ODJFS) in the MCP's operations that would affect adequate capacity and services (including changes in services, benefits, geographic service or payments); and at any time there is enrollment of a new population in the MCP.

MCPs are to follow the procedures specified in the current MCP PVS Instructional Manual, posted on the ODJFS website, in order to comply with these federal access requirements.

                         NORTH EAST REGION - HOSPITALS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                                                                                                ADDITIONAL
                                                                                                 REQUIRED
                       TOTAL                                                                    HOSPITALS:
                      REQUIRED                                                                    OUT-OF-
                     HOSPITALS  ASHTABULA  CUYAHOGA  ERIE  GEAUGA  HURON  LAKE  LORAIN  MEDINA    REGION
                     ---------  ---------  --------  ----  ------  -----  ----  ------  ------  ----------
GENERAL HOSPITAL(1)     8(2)        1        1(2)      1      1      1      1      1       1
HOSPITAL SYSTEM          1                   1

(1) These hospitals must provide obstetrical services if such a hospital is available in the county/region.

(2) The Cuyahoga hospital requirement may be met by either contracting with (1) that includes fifty (50) pediatric beds and five (5) pediatric intensive care unit (PICU) beds OR (2) a single general hospital that includes fifty
     (50) pediatric beds and five (5) pediatric intensive care unit (PICU) beds and a hospital system.

                      NORTH EAST CENTRAL REGION - HOSPITALS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                                                                  ADDITIONAL
                       TOTAL                                       REQUIRED
                      REQUIRED                                    HOSPITALS:
                     HOSPITALS  COLUMBIANA  MAHONING  TRUMBULL  OUT-OF-REGION
                     ---------  ----------  --------  --------  -------------
GENERAL HOSPITAL(1)      3           1        1(2)        1
HOSPITAL SYSTEM

(1) These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criter specified in footnote #4 below.

(2) Must be a hospital that includes thirty (30) pediatric beds and five (5) pediatric intensive care unit (PICU)

                         EAST CENTRAL REGION - HOSPITALS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                                                                                                                  ADDITIONAL
                       TOTAL                                                                                       REQUIRED
                      REQUIRED                                                                                 HOSPITALS: OUT-
                     HOSPITALS  ASHLAND  CARROLL  HOLMES  PORTAGE  RICHLAND  STARK  SUMMIT  TUSCARAWAS  WAYNE     OF-REGION
                     ---------  -------  -------  ------  -------  --------  -----  ------  ----------  -----  ----------------
GENERAL HOSPITAL(1)      8         1                 1       1         1       1     1(2)       1         1
HOSPITAL SYSTEM          1                                                           1

(1) These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.

(2)  Must be a hospital that includes one hundred (100) pediatric beds and five
     (5) pediatric intensive care unit (PICU) beds.

                          SOUTH EAST REGION - HOSPITALS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                       TOTAL
                      REQUIRED
                     HOSPITALS  ATHENS  BELMONT  COSHOCTON  GALLIA  GUERNSEY  HARRISON  JACKSON  JEFFERSON
                     ---------  ------  -------  ---------  ------  --------  --------  -------  ---------
GENERAL HOSPITAL(1)      11        1        1        1         1        1                             1
HOSPITAL SYSTEM

                                                                                               ADDITIONAL
                                                                                                REQUIRED
                                                                                            HOSPITALS: OUT-
                     LAWRENCE  MEIGS  MONROE  MORGON  MUSKINGUM  NOBLE  VINTON  WASHINGTON     OF-REGION
                     --------  -----  ------  ------  ---------  -----  ------  ----------  ---------------
GENERAL HOSPITAL(1)                                       1                          1        Cabell AND
                                                                                            King's Daughter
                                                                                            AND Children's
                                                                                               Hospital
                                                                                               Columbus
HOSPITAL SYSTEM

(1) These hospitals must provide obsetrical services if such a hospital is available in the county/region.

                           CENTRAL REGION - HOSPITALS

                      MINIMUM PROVIDER PANEL REQUIREMENTS



                       TOTAL
                      REQUIRED
                     HOSPITALS  CRAWFORD  DELAWARE  FAIRFIELD  FAYETTE  FRANKLIN  HOCKING  KNOX  LICKING  LOGAN
                     ---------  --------  --------  ---------  -------  --------  -------  ----  -------  -----
GENERAL HOSPITAL(1)      14         1                   1         1       1(2)               1      1       1




HOSPITAL SYSTEM           2                                               2

                                                                                          ADDITIONAL
                                                                                           REQUIRED
                                                                                          HOSPITALS:
                                                                                            OUT-OF-
                     MADISON  MARION  MORROW  PERRY  PICKAWAY  PIKE  ROSS  SCIOTO  UNION    REGION
                     -------  ------  ------  -----  --------  ----  ----  ------  -----  ----------
GENERAL HOSPITAL(1)     1        1                       1             1      1      1    Genesis
                                                                                          Health
                                                                                          Care
                                                                                          System,
                                                                                          Inc.
HOSPITAL SYSTEM

----------
(1) These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.

(2) Must be a hospital that includes one hundred fifty (150) pediatric beds and twenty-five (25) pediatric intensive care unit (PICU) beds.

                         SOUTH WEST REGION - HOSPITALS

                      MINIMUM PROVIDER PANEL REQUIREMENTS

                                                                                                     ADDITIONAL
                                                                                                      REQUIRED
                       TOTAL                                                                         HOSPITALS:
                      REQUIRED                                                                         OUT-OF-
                     HOSPITALS  ADAMS  BROWN  BUTLER  CLERMONT  CLINTON  HAMILTON  HIGHLAND  WARREN    REGION
                     ---------  -----  -----  ------  --------  -------  --------  --------  ------  ----------
GENERAL HOSPITAL(1)      6               1       1                 1       1(2)        1             Grandview
                                                                                                     OR Miami
                                                                                                     Valley
HOSPITAL SYSTEM          2                                                 2

(1) These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.

(2) Must be a hospital that includes two-hundred (200) pediatric beds and thirty-five (35) pediatric intensive care unit (PICU) beds.

                        WEST CENTRAL REGION - HOSPITALS

                      MINIMUM PROVIDER PANEL REQUIREMENTS

                                                                                                    ADDITIONAL
                                                                                                     REQUIRED
                       TOTAL                                                                        HOSPITALS:
                      REQUIRED                                                                        OUT-OF-
                     HOSPITALS  CHAMPAIGN  CLARK  DARKE  GREENE  MIAMI  MONTGOMERY  PREBLE  SHELBY    REGION
                     ---------  ---------  -----  -----  ------  -----  ----------  ------  ------  ----------
GENERAL HOSPITAL(1)      6                   1      1       1      1       1(2)                1
HOSPITAL SYSTEM          1                                                 1

(1) These hospitals must provide obsetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.

(2)  Must be a hospital that includes seventy-five (75) pediatric beds and ten
     (10) pediatric intensive care unit (PIC

                         NORTH WEST REGION - HOSPITALS

                      MINIMUM PROVIDER PANEL REQUIREMENTS



                       TOTAL
                      REQUIRED
                     HOSPITALS  ALLEN  AUGLAIZE  DEFIANCE  FULTON  HANCOCK  HARDIN  HENRY  LUCAS  MERCER
                     ---------  -----  --------  --------  ------  -------  ------  -----  -----  ------
GENERAL HOSPITAL(1)      10       1                  1        1       1                              1


HOSPITAL SYSTEM           1                                                                 1(2)

                                                                                                     ADDITIONAL
                                                                                                      REQUIRED
                                                                                                     HOSPITALS:
                                                                                                       OUT-OF-
                     OTTAWA  PAULDING  PUTNAM  SANDUSKY  SENECA  VAN WERT  WILLIAMS  WOOD  WYANDOT     REGION
                     ------  --------  ------  --------  ------  --------  --------  ----  -------  -----------
GENERAL HOSPITAL(1)                                1                 1         1              1     Bellevue
                                                                                                    Hospital
                                                                                                    Association
HOSPITAL SYSTEM

(1) These hospitals must provide obsetrical services if such a hospital is available in the county/region.

(2) Must be a hospital system that includes forty-five (45) pediatric beds and ten (10) pediatric intensive care unit (PICU) beds.

                        NORTH EAST REGION - PCP CAPACITY

                        MINIMUM PCP CAPACITY REQUIREMENTS

                                                                                                     ADDITIONAL
                 TOTAL                                                                               REQUIRED:
    PCPS       REQUIRED   ASHTABULA   CUYAHOGA    ERIE   GEAUGA   HURON    LAKE   LORAIN   MEDINA   IN-REGION *
    ----       --------   ---------   --------   -----   ------   -----   -----   ------   ------   -----------
CAPACITY (1)    98,212      5,256      66,564    2,873    1,111   2,612   5,210   11,431    3,155
FTES             49.11       2.63       33.28     1.44     0.56    1.31    2.61     5.72     1.58

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                    NORTH EAST CENTRAL REGION - PCP CAPACITY

                        MINIMUM PCP CAPACITY REQUIREMENTS

                                                              ADDITIONAL
                 TOTAL                                        REQUIRED:
    PCPS       REQUIRED   COLUMBIANA   MAHONING   TRUMBULL   IN-REGION *
    ----       --------   ----------   --------   --------   -----------
Capacity (1)    31,367       5,281      12,039      9,047       5,000
FTEs             15.68        2.64        6.02       4.52        2.50

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                       EAST CENTRAL REGION - PCP CAPACITY

                        MINIMUM PCP CAPACITY REQUIREMENTS

                                                                                                                    ADDITIONAL
                 TOTAL                                                                                              REQUIRED:
    PCPS       REQUIRED   ASHLAND   CARROLL   HOLMES   PORTAGE   RICHLAND    STARK   SUMMIT   TUSCARAWAS   WAYNE   IN-REGION *
    ----       --------   -------   -------   ------   -------   --------   ------   ------   ----------   -----   -----------
Capacity (1)    55,006     1,732     1,226      794     4,329      5,363    14,376   20,279      3,616     3,291
FTEs             27.50      0.87      0.61     0.40      2.16       2.68      7.19    10.14       1.81      1.65

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                          CENTRAL REGION - PCP CAPACITY

    COUNTY       CAPACITY (1)    FTES
    ------       ------------   -----
TOTAL REQUIRED      100,253     50.13
CRAWFORD              2,016      1.01
DELAWARE              2,307      1.15
FAIRFIELD             4,698      2.35
FAYETTE               1,341      0.67
FRANKLIN             55,101     27.55
HOCKING               1,672      0.84
KNOX                  2,236      1.12
LICKING               5,897      2.95
LOGAN                 1,656      0.83
MADISON               1,378      0.69
MARION                3,042      1.52
MORROW                1,492      0.75
PERRY                 2,263      1.13
PICKAWAY              2,123      1.06
PIKE                  2,116      1.06
ROSS                  4,442      2.22
SCIOTO                5,204      2.60
UNION                 1,269      0.63

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                        SOUTH EAST REGION - PCP CAPACITY

    COUNTY       CAPACITY (1)    FTES
    ------       ------------   -----
TOTAL REQUIRED      53,000      26.50
ATHENS               2,664       1.33
BELMONT              3,178       1.59
COSHOCTON            1,840       0.92
GALLIA               1,918       0.96
GUERNSEY             2,518       1.26
HARRISON               810       0.41
JACKSON              2,107       1.05
JEFFERSON            3,418       1.71
LAWRENCE             4,021       2.01
MEIGS                1,557       0.78
MONROE                 750       0.38
MORGON                 930       0.47
MUSKINGUM            5,304       2.65
NOBLE                  581       0.29
VINTON               1,061       0.53
WASHINGTON           2,755       1.38
ADDITIONAL
  REQUIRED:
  IN-REGION *        7,000       3.50

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                        SOUTH WEST REGION - PCP CAPACITY

                        MINIMUM PCP CAPACITY REQUIREMENTS

                                                                                                        ADDITIONAL
                 TOTAL                                                                                 REQUIRED: IN
    PCPS       REQUIRED   ADAMS   BROWN   BUTLER   CLERMONT   CLINTON   HAMILTON   HIGHLAND   WARREN     REGION *
    ----       --------   -----   -----   ------   --------   -------   --------   --------   ------   ------------
Capacity (1)    58,754    2,063   2,122   12,296     5,787     1,705     29,787      2,240     2,754
FTEs             29.38     1.03    1.06     6.15      2.89      0.85      14.89       1.12      1.38

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                       WEST CENTRAL REGION - PCP CAPACITY

                        MINIMUM PCP CAPACITY REQUIREMENTS

                                                                                             ADDITIONAL
               TOTAL                                                                         REQUIRED:
PCPS          REQUIRED  CHAMPAIGN  CLARK  DARKE  GREENE  MIAMI  MONTGOMERY  PREBLE  SHELBY  IN-REGION *
----          --------  ---------  -----  -----  ------  -----  ----------  ------  ------  -----------
Capacity(1)    42,784     1,472    7,225  1,476  4,347   2,550    22,751     1,541   1,422
FTEs            21.39      0.74     3.61   0.74   2.17    1.28     11.38      0.77    0.71

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                        NORTH WEST REGION - PCP CAPACITY

COUNTY            CAPACITY (1)    FTES
------            ------------   -----
TOTAL REQUIRED       68,540      34.27
ALLEN                 4,262       2.13
AUGLAIZE              1,228       0.61
DEFIANCE              1,555       0.78
FULTON                1,270       0.64
HANCOCK               2,038       1.02
HARDIN                1,096       0.55
HENRY                   894       0.45
LUCAS                24,752      12.38
MERCER                  821       0.41
OTTAWA                1,271       0.64
PAULDING                710       0.36
PUTNAM                  770       0.39
SANDUSKY              2,142       1.07
SENECA                2,128       1.06
VAN WERT                847       0.42
WILLIAMS              1,478       0.74
WOOD                  2,444       1.22
WYANDOT                 634       0.32
ADDITIONAL
  REQUIRED: IN-
  REGION *           18,200       9.10

(1)  Based on an FTE of 2000 members

*    Must be located within the region.

                        NORTH EAST REGION - PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                      TOTAL                                                                      ADDITIONAL
                    REQUIRED                                                                      REQUIRED
PROVIDER TYPES    PROVIDERS(1)  ASHTABULA  CUYAHOGA  ERIE  GEAUGA  HURON  LAKE  LORAIN  MEDINA  PROVIDERS(2)
--------------    ------------  ---------  --------  ----  ------  -----  ----  ------  ------  ------------
Pediatricians(4)       90           1         66       2                    3      8      3          7

OB/GYNs                25           1         16       1             1      1      2      1          2

Vision                 33           1         25       1                    1      2      1          2

General Surgeons       20                     12       1             1      1      2      1          2

Otolaryngologist        6                      2                                   1                 3

Allergists              5                      2                                   1                 2

Orthopedists           16                      8       1                    1      2      1          3

Dentists(5)            89           2         65       1     1       1      5     10      3          1

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

                        NORTH EAST CENTRAL- PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                      TOTAL                                      ADDITIONAL
                    REQUIRED                                      REQUIRED
PROVIDER TYPES    PROVIDERS(1)  COLUMBIANA  MAHONING  TRUMBULL  PROVIDERS(2)
--------------    ------------  ----------  --------  --------  ------------
Pediatricians(4)      23            2          10         6         5

OB/GYNs                7            1           3         2         1

Vision                 7                        3         2         2

General Surgeons       6            1           3         1         1

Otolaryngologist       2                        1                   1

Allergists             1                                            1

Orthopedists           4                        2         1         1

Dentists(5)           23            2          11         8         2

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

                          EAST CENTRAL - PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                     TOTAL                                                                                       ADDITIONAL
                    REQUIRED                                                                                      REQUIRED
PROVIDER TYPES    PROVIDERS(1)  ASHLAND  CARROLL  HOLMES  PORTAGE  RICHLAND  STARK  SUMMIT  TUSCARAWAS  WAYNE  PROVIDERS (2)
--------------    ------------  -------  -------  ------  -------  --------  -----  ------  ----------  -----  -------------
Pediatricians(4)       49          1                         2         3       14     20         2        2          5
OB/GYNs                17                                              1        5      8                  1          2
Vision                 18                                              1        5      8                             4
General Surgeons       13                                    1         2        3      4         1        1          1
Otolaryngologist        7                                                       2      2                             3
Allergists              3                                                       1      1                             1
Orthopedists            9                                              1        2      2                  1          3
Dentists(5)            48          2                         3         5       13     17         3        3          2

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

                           SOUTH EAST - PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                      TOTAL
                    REQUIRED
PROVIDER TYPES    PROVIDERS(1)  ATHENS  BELMONT  COSHOCTON  GALLIA  GUERNSEY  HARRISON  JACKSON
--------------    ------------  ------  -------  ---------  ------  --------  --------  -------
Pediatricians(4)       31          1       1                   2        1
OB/GYNs                 9          1                                    1
Vision                 13          1       1                   1        1                  1
General Surgeons        8                  1                   1        1
Otolaryngologist        3                                      1
Allergists              1
Orthopedists            5                                      1
Dentists(5)            30          2       3         1         1        3                  1

                                                                                                      ADDITIONAL
                                                                                                      REQUIRED
PROVIDER TYPES    JEFFERSON  LAWRENCE  MEIGS  MONROE  MORGON  MUSKINGUM  NOBLE  VINTON  WASHINGTON  PROVIDERS (2)
--------------    ---------  --------  -----  ------  ------  ---------  -----  ------  ----------  -------------
Pediatricians(4)      1                                           2                          1           22
OB/GYNs               1                                           1                          1            4
Vision                1          1                                2                          1            3
General Surgeons      1                                           1                          1            2
Otolaryngologist                                                  1                                       1
Allergists                                                                                                1
Orthopedists                                                                                              4
Dentists(5)           3          2                                3                          2            9

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

                            CENTRAL - PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                     TOTAL
                    REQUIRED
PROVIDER TYPES    PROVIDERS(1)  CRAWFORD  DELAWARE  FAIRFIELD  FAYETTE  FRANKLIN  HOCKING  KNOX  LICKING  LOGAN
--------------    ------------  --------  --------  ---------  -------  --------  -------  ----  -------  -----
Pediatricians(4)       86                     4         3                  55                1      2       1
OB/GYNs                24                     2         2                  12                1      1
Vision                 31           1         2         2                  15                1      1       1
General Surgeons       22           1         1         1                  10                1      1       1
Otolaryngologist        6                     1                             4
Allergists              4                                                   2
Orthopedists           13                               1                   7                       1
Dentists(5)            77           1         2         3         1        45        1       2      3       1

                                                                                        ADDITIONAL
                                                                                         REQUIRED
PROVIDER TYPES    MADISON  MARION  MORROW  PERRY  PICKAWAY  PIKE  ROSS  SCIOTO  UNION  PROVIDERS (2)
--------------    -------  ------  ------  -----  --------  ----  ----  ------  -----  -------------
Pediatricians(4)     1        2                       1             2      2      1         11
OB/GYNs                       1                                     1      1                 3
Vision                        1                       1             1      1      1          3
General Surgeons              1                                     1      1      1          2
Otolaryngologist                                                                             1
Allergists                                                                                   2
Orthopedists                  1                                     1                        2
Dentists(5)          1        2       1      1        1       1     3      2      1          5

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

                           SOUTH WEST - PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                     TOTAL                                                                            ADDITIONAL
                    REQUIRED                                                                           REQUIRED
PROVIDER TYPES    PROVIDERS(1)  ADAMS  BROWN  BUTLER  CLERMONT  CLINTON  HAMILTON  HIGHLAND  WARREN  PROVIDERS(2)
--------------    ------------  -----  -----  ------  --------  -------  --------  --------  ------  -----------
Pediatricians(4)       59                        7        2        1        39                            10
OB/GYNs                16                1       2        1        1         9                  1          1
Vision                 21                        3        1        1        11         1        1          3
General Surgeons       13                        2        1        1         7                  1          1
Otolaryngologist        6                        1                           3                  1          1
Allergists              7                                                    4                             3
Orthopedists            9                        2                           5                             2
Dentists(5)            50         1      1      10        4        1        26         2        2          3

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

                          WEST CENTRAL - PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                     TOTAL                                                                           ADDITIONAL
                    REQUIRED                                                                          REQUIRED
PROVIDER TYPES    PROVIDERS(1)  CHAMPAIGN  CLARK  DARKE  GREENE  MIAMI  MONTGOMERY  PREBLE  SHELBY  PROVIDERS(2)
--------------    ------------  ---------  -----  -----  ------  -----  ----------  ------  ------  ------------
Pediatricians(4)       36                    2              3      1        22                            8
OB/GYNs                12                    2              1      1         6                 1          1
Vision                 20                    2      1       2      2        10                 1          2
General Surgeons       10                    2              2      1         3                            2
Otolaryngologist        7                    1                               3                            3
Allergists              4                                                    2                            2
Orthopedists            5                                   1                2                            2
Dentists(5)            38           1        5      1       3      3        20                 1          4

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

                           NORTH WEST - PRACTITIONERS

                       MINIMUM PROVIDER PANEL REQUIREMENTS

                     TOTAL
                   REQUIRED
PROVIDER TYPES    PROVIDERS(1)  ALLEN  AUGLAIZE  DEFIANCE  FULTON  HANCOCK  HARDIN  HENRY  LUCAS  MERCER
--------------    ------------  -----  --------  --------  ------  -------  ------  -----  -----  ------
Pediatricians(4)      45          4                                   1                      23
OB/GYNs               13          2                                   1                       5
Vision                18          2        1         1                1                       7      1
General Surgeons      13          2                                   1                       4
Otolaryngologist       7          1                                   1                       2
Allergists             3          1                                                           1
Orthopedists           7          2                                   1                       2
Dentists(5)           45          4        1         1        1       2        1      1      20      1

                                                                                                  ADDITIONAL
                                                                                                   REQUIRED
PROVIDER TYPES    OTTAWA  PAULDING  PUTNAM  SANDUSKY  SENECA  VAN WERT  WILLIAMS  WOOD  WYANDOT  PROVIDERS(2)
--------------    ------  --------  ------  --------  ------  --------  --------  ----  -------  ------------
Pediatricians(4)                                1                          1        2                 13
OB/GYNs                                         1        1                          1                  2
Vision                                          1                          1        2                  1
General Surgeons                                1                          1        2                  2
Otolaryngologist                                                                                       3
Allergists                                                                                             1
Orthopedists                                    1                                   1
Dentists(5)          1                 1        2        2        1        1        2      1           2

(1)  All required providers must be located within the region.

(2)  Additional required providers may be located anywhere within the region.

(3) Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.

(4)  Half of this number must be certified by the American Board of Pediatrics.

(5)  No more than two-thirds of this number can be pediatric dentists.

Appendix I
Covered Families and Children population
Page 1


                                   APPENDIX I

                                PROGRAM INTEGRITY
                            CFC ELIGIBLE POPULATION

MCPs must comply with all applicable program integrity requirements, including those specified in 42 CFR 455 and 42 CFR 438 Subpart H.

1.   Fraud and Abuse Program:

     In addition to the specific requirements of OAC rule 5101:3-26-06, MCPs must have a program that includes administrative and management arrangements or procedures, including a mandatory compliance plan to guard against fraud and abuse. The MCP's compliance plan must designate staff responsibility for administering the plan and include clear goals, milestones or objectives, measurements, key dates for achieving identified outcomes, and explain how the MCP will determine the compliance plan's effectiveness.

     In addition to the requirements in OAC rule 5101:3-26-06, the MCP's compliance program which safeguards against fraud and abuse must, at a minimum, specifically address the following:

          a. Employee education about false claims recovery: In order to comply with Section 6032 of the Deficit Reduction Act of 2005 MCPs must, as a condition of receiving Medicaid payment, do the following:

               i. establish and make readily available to all employees, including the MCP's management, the following written policies regarding false claims recovery:

                    a. detailed information about the federal False Claims Act and other state and federal laws related to the prevention and detection of fraud, waste, and abuse, including administrative remedies for false claims and statements as well as civil or criminal penalties;

                    b. the MCP's policies and procedures for detecting and preventing fraud, waste, and abuse; and

                    c. the laws governing the rights of employees to be protected as whistleblowers.

               ii. include in any employee handbook the required written policies regarding false claims recovery;

               iii. establish written policies for any MCP contractors and agents that provide detailed information about the federal False Claims Act and other state and federal laws related to the prevention and detection of fraud, waste,

Appendix I
Covered Families and Children (CFC) population
Page 2


                    and abuse, including administrative remedies for false claims and statements as well as civil or criminal penalties; the laws governing the rights of employees to be protected as whistleblowers; and the MCP's policies and procedures for detecting and preventing fraud, waste, and abuse. MCPs must make such information readily available to their subcontractors; and

               iv. disseminate the required written policies to all contractors and agents, who must abide by those written policies.

          b. Monitoring for fraud and abuse The MCP's program which safeguards against fraud and abuse must specifically address the MCP's prevention, detection, investigation, and reporting strategies in at least the following areas:

               i. Embezzlement and theft - MCPs must monitor activities on an ongoing basis to prevent and detect activities involving embezzlement and theft (e.g., by staff, providers, contractors, etc.) and respond promptly to such violations.

               ii. Underutilization of services - MCPs must monitor for the potential underutilization of services by their members in order to assure that all Medicaid-covered services are being provided, as required. If any underutilized services are identified, the MCP must immediately investigate and, if indicated, correct the problem(s) which resulted in such underutilization of services.

                    The MCP's monitoring efforts must, at a minimum, include the following activities: a) an annual review of their prior authorization procedures to determine that they do not unreasonably limit a member's access to Medicaid-covered services; b) an annual review of the procedures providers are to follow in appealing the MCP's denial of a prior authorization request to determine that the process does not unreasonably limit a member's access to Medicaid-covered services; and c) ongoing monitoring of MCP service denials and utilization in order to identify services which may be underutilized.

               iii. Claims submission and billing - On an ongoing basis, MCPs must identify and correct claims submission and billing activities which are potentially fraudulent including, at a minimum, double-billing and improper coding, such as upcoding and bundling.

          c. Reporting MCP fraud and abuse activities: Pursuant to OAC rule 5101:3-26-06, MCPs are required to submit annually to ODJFS a report which summarizes the MCP's fraud and abuse activities for the previous year in each of the areas specified above. The MCP's report must also identify any proposed changes to the MCP's compliance plan for the coming year.

Appendix I
Covered Families and Children (CFC) population
Page 3


          d. Reporting fraud and abuse: MCPs are required to promptly report all instances of provider fraud and abuse to ODJFS and member fraud to the CDJFS. The MCP, at a minimum, must report the following information on cases where the MCP's investigation has revealed that an incident of fraud and/or abuse has occurred:

               i. provider's name and Medicaid provider number or provider reporting number (PRN);

               ii.  source of complaint;

               iii. type of provider;

               iv.  nature of complaint;

               v.   approximate range of dollars involved, if applicable;

               vi.  results of MCP's investigation and actions taken;

               vii. name(s) of other agencies/entities (e.g., medical board, law enforcement) notified by MCP; and

               viii. legal and administrative disposition of case, including actions taken by law enforcement officials to whom the case has been referred.

          e. Monitoring for prohibited affiliations: The MCP's policies and procedures for ensuring that, pursuant to 42 CFR 438.610, the MCP will not knowingly have a relationship with individuals debarred by Federal Agencies, as specified in Article XII of the Agreement.

2. Data Certification: Pursuant to 42 CFR 438.604 and 42 CFR 438.606, MCPs are required to provide certification as to the accuracy, completeness, and truthfulness of data and documents submitted to ODJFS which may affect MCP payment.

     a. MCP Submissions: MCPs must submit the appropriate ODJFS-developed certification concurrently with the submission of the following data or documents:

          i. Encounter Data [as specified in the Data Quality Appendix (Appendix L)]

          ii. Prompt Pay Reports [as specified in the Fiscal Performance Appendix (Appendix J)]

          iii. Cost Reports [as specified in the Fiscal Performance Appendix (Appendix J)]

Appendix I
Covered Families and Children (CFC) population
Page 4


     b. Source of Certification: The above MCP data submissions must be certified by one of the following:

          i.   The MCP's Chief Executive Officer;

          ii.  The MCP's Chief Financial Officer, or

          iii. An individual who has delegated authority to sign for, or who reports directly to, the MCP's Chief Executive Officer or Chief Financial Officer.

          ODJFS may also require MCPs to certify as to the accuracy, completeness, and truthfulness of additional submissions.

                                     MOLINA

                                   APPENDIX J

                              FINANCIAL PERFORMANCE
                            CFC ELIGIBLE POPULATION

1.   SUBMISSION OF FINANCIAL STATEMENTS AND REPORTS

     MCPs must submit the following financial reports to ODJFS:

     a. The National Association of Insurance Commissioners (NAIC) quarterly and annual Health Statements (hereafter referred to as the "Financial Statements"), as outlined in Ohio Administrative Code (OAC) rule 5101:3-26-09(B). The Financial Statements must include all required Health Statement filings, schedules and exhibits as stated in the NAIC Annual Health Statement Instructions including, but not limited to, the following sections: Assets, Liabilities, Capital and Surplus Account, Cash Flow, Analysis of Operations by Lines of Business, Five-Year Historical Data, and the Exhibit of Premiums, Enrollment and Utilization. The Financial Statements must be submitted to BMHC even if the Ohio Department of Insurance (ODI) does not require the MCP to submit these statements to ODI. A signed hard copy and an electronic copy of the reports in the NAIC-approved format must both be provided to ODJFS;

     b. Hard copies of annual financial statements for those entities who have an ownership interest totaling five percent or more in the MCP or an indirect interest of five percent or more, or a combination of direct and indirect interest equal to five percent or more in the MCP;

     c. Annual audited Financial Statements prepared by a licensed independent external auditor as submitted to the ODI, as outlined in OAC rule 5101:3-26-09(B);

     d. Medicaid Managed Care Plan Annual Ohio Department of Job and Family Services (ODJFS) Cost Report and the auditor's certification of the cost report, as outlined in OAC rule 5101:3-26-09(B);

     e. Medicaid MCP Annual Restated Cost Report for the prior calendar year. The restated cost report shall be audited upon BMHC request;

     f. Annual physician incentive plan disclosure statements and disclosure of and changes to the MCP's physician incentive plans, as outlined in OAC rule 5101:3-26-09(B);

     g.   Reinsurance agreements, as outlined in OAC rule 5101:3-26-09(C);

Appendix J
Page 2


     h. Prompt Pay Reports, in accordance with OAC rule 5101:3-26-09(B). A hard copy and an electronic copy of the reports in the ODJFS-specified format must be provided to ODJFS;

     i. Notification of requests for information and copies of information released pursuant to a tort action (i.e., third party recovery), as outlined in OAC rule 5101:3-26-09.1;

     j. Financial, utilization, and statistical reports, when ODJFS requests such reports, based on a concern regarding the MCP's quality of care, delivery of services, fiscal operations or solvency, in accordance with OAC rule 5101:3-26-06(D);

     k. In accordance with ORC Section 5111.76 and Appendix C, MCP Responsibilities, MCPs must submit ODJFS-specified franchise fee reports in hard copy and electronic formats pursuant to ODJFS specifications.

2.   FINANCIAL PERFORMANCE MEASURES AND STANDARDS

     This Appendix establishes specific expectations concerning the financial performance of MCPs. In the interest of administrative simplicity and nonduplication of areas of the ODI authority, ODJFS' emphasis is on the assurance of access to and quality of care. ODJFS will focus only on a limited number of indicators and related standards to monitor plan performance. The three indicators and standards for this contract period are identified below, along with the calculation methodologies. The source for each indicator will be the NAIC Quarterly and Annual Financial Statements.

          Report Period: Compliance will be determined based on the annual Financial Statement.

     a.   INDICATOR:    NET WORTH AS MEASURED BY NET WORTH PER MEMBER

          Definition:   Net Worth = Total Admitted Assets minus Total
                        Liabilities divided by Total Members across all lines of business

          Standard:     For the financial report that covers calendar year 2007,
                        a minimum net worth per member of $172.00, as determined from the annual Financial Statement submitted to ODI and the ODJFS.

                        The Net Worth Per Member (NWPM) standard is the Medicaid Managed Care Capitation amount paid to the MCP during the preceding calendar year, including delivery payments, but excluding the at-risk amount, expressed as a per-member per-month figure, multiplied by the applicable proportion below:

Appendix J
Page 3


                        0.75 if the MCP had a total membership of 100,000 or more during that calendar year

                        0.90 if the MCP had a total membership of less than 100,000 for that calendar year

                        If the MCP did not receive Medicaid Managed Care Capitation payments during the preceding calendar year, then the NWPM standard for the MCP is the average Medicaid Managed Care capitation amount paid to Medicaid-contracting MCPs during the preceding calendar year, including delivery payments, but excluding the at-risk amount, multiplied by the applicable proportion above.

     b.   INDICATOR:    ADMINISTRATIVE EXPENSE RATIO

          Definition:   Administrative Expense Ratio = Administrative Expenses
                        minus Franchise Fees divided by Total Revenue minus
                        Franchise Fees.

          Standard:     Administrative Expense Ratio not to exceed 15%, as
                        determined from the annual Financial Statement submitted to ODI and ODJFS.

     c.   INDICATOR:    OVERALL EXPENSE RATIO

          Definition:   Overall Expense Ratio = The sum of the Administrative
                        Expense Ratio and the Medical Expense Ratio.

                        Administrative Expense Ratio = Administrative Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees.

                        Medical Expense Ratio = Medical Expenses divided by Total Revenue minus Franchise Fees.

          Standard:     Overall Expense Ratio not to exceed 100% as determined
                        from the annual Financial Statement submitted to ODI and ODJFS.

     Penalty for noncompliance: Failure to meet any standard on 2.a., 2.b., or 2.c. above will result in ODJFS requiring the MCP to complete a corrective action plan (CAP) and specifying the date by which compliance must be demonstrated. Failure to meet the standard or otherwise comply with the CAP by the specified date will result in a new membership freeze unless ODJFS determines that the deficiency does not potentially jeopardize access to or quality of care or affect the MCP's ability to meet administrative requirements (e.g., prompt pay requirements). Justifiable reasons for noncompliance may include one-time events (e.g., MCP investment in information system products).

     If the financial statement is not submitted to ODI by the due date, the MCP

Appendix J
Page 4


     continues to be obligated to submit the report to ODJFS by ODI's originally specified due date unless the MCP requests and is granted an extension by ODJFS.

     Failure to submit complete quarterly and annual Financial Statements on a timely basis will be deemed a failure to meet the standards and will be subject to the noncompliance penalties listed for indicators 2.a., 2.b., and 2.c., including the imposition of a new membership freeze. The new membership freeze will take effect at the first of the month following the month in which the determination was made that the MCP was noncompliant for failing to submit financial reports timely.

     In addition, ODJFS will review two liquidity indicators if a plan demonstrates potential problems in meeting related administrative requirements or the standards listed above. The two standards, 2.d and 2.e, reflect ODJFS' expected level of performance. At this time, ODJFS has not established penalties for noncompliance with these standards; however, ODJFS will consider the MCP's performance regarding the liquidity measures, in addition to indicators 2.a., 2.b., and 2.c., in determining whether to impose a new membership freeze, as outlined above, or to not issue or renew a contract with an MCP. The source for each indicator will be the NAIC Quarterly and annual Financial Statements.

     Long-term investments that can be liquidated without significant penalty within 24 hours, which a plan would like to include in Cash and Short-Term Investments in the next two measurements, must be disclosed in footnotes on the NAIC Reports. Descriptions and amounts should be disclosed. Please note that "significant penalty" for this purpose is any penalty greater than 20%. Also, enter the amortized cost of the investment, the market value of the investment, and the amount of the penalty.

     d.   INDICATOR:    DAYS CASH ON HAND

          Definition:   Days Cash on Hand = Cash and Short-Term Investments
                        divided by (Total Hospital and Medical Expenses plus
                        Total Administrative Expenses) divided by 365.

          Standard:     Greater than 25 days as determined from the annual
                        Financial Statement submitted to ODI and ODJFS.

     e.   INDICATOR:    RATIO OF CASH TO CLAIMS PAYABLE

          Definition:   Ratio of Cash to Claims Payable = Cash and Short-Term
                        Investments divided by claims Payable (reported and unreported).

          Standard:     Greater than 0.83 as determined from the annual
                        Financial Statement submitted to ODI and ODJFS.

Appendix J
Page 5


3.   REINSURANCE REQUIREMENTS

     Pursuant to the provisions of OAC rule 5101:3-26-09 (C), each MCP must carry reinsurance coverage from a licensed commercial carrier to protect against inpatient-related medical expenses incurred by Medicaid members.

     The annual deductible or retention amount for such insurance must be specified in the reinsurance agreement and must not exceed $75,000.00, except as provided below. Except for transplant services, and as provided below, this reinsurance must cover, at a minimum, 80% of inpatient costs incurred by one member in one year, in excess of $75,000.00.

     For transplant services, the reinsurance must cover, at a minimum, 50% of transplant related costs incurred by one member in one year, in excess of $75,000.00.

     An MCP may request a higher deductible amount and/or that the reinsurance cover less than 80% of inpatient costs in excess of the deductible amount. If the MCP does not have more than 75,000 members in Ohio, but does have more than 75,000 members between Ohio and other states, ODJFS may consider alternate reinsurance arrangements. However, depending on the corporate structures of the Medicaid MCP, other forms of security may be required in addition to reinsurance. These other security tools may include parental guarantees, letters of credit, or performance bonds. In determining whether or not the request will be approved, the ODJFS may consider any or all of the following:

          a. whether the MCP has sufficient reserves available to pay unexpected claims;

          b. the MCP's history in complying with financial indicators 2.a., 2.b., and 2.c., as specified in this Appendix.

          c.   the number of members covered by the MCP;

          d. how long the MCP has been covering Medicaid or other members on a full risk basis.

          e. risk based capital ratio greater than 2.5 calculated from the last annual ODI financial statement.

          f. scatter diagram or bar graph from the last calendar year that shows the number of reinsurance claims that exceeded the current reinsurance deductible.

     The MCP has been approved to have a reinsurance policy with a deductible amount of $150,000 that covers 80% of inpatient costs in excess of the deductible amount for non-transplant services.

Appendix J
Page 6


     Molina has also been approved to delegate the responsibility for maintaining reinsurance coverage for Molina members who are with Children's Hospital and Physician Health Care Network (CHPHN) to CHPHN. Molina must assure that CHPHN maintains a reinsurance policy and that this policy covers at least 70% of inpatient costs incurred by one member in one year, in excess of CHPHN's $100,000.00 deductible.

     Penalty for noncompliance: If it is determined that an MCP failed to have reinsurance coverage, that an MCP's deductible exceeds $75,000.00 without approval from ODJFS, or that the MCP's reinsurance for non-transplant services covers less than 80% of inpatient costs in excess of the deductible incurred by one member for one year without approval from ODJFS, then the MCP will be required to pay a monetary penalty to ODJFS. The amount of the penalty will be the difference between the estimated amount, as determined by ODJFS, of what the MCP would have paid in premiums for the reinsurance policy if it had been in compliance and what the MCP did actually pay while it was out of compliance plus 5%. For example, if the MCP paid $3,000,000.00 in premiums during the period of non-compliance and would have paid $5,000,000.00 if the requirements had been met, then the penalty would be $2,100,000.00.

     If it is determined that an MCP's reinsurance for transplant services covers less than 50% of inpatient costs incurred by one member for one year, the MCP will be required to develop a corrective action plan (CAP).

4.   PROMPT PAY REQUIREMENTS

     In accordance with 42 CFR 447.46, MCPs must pay 90% of all submitted clean claims within 30 days of the date of receipt and 99% of such claims within 90 days of the date of receipt, unless the MCP and its contracted provider(s) have established an alternative payment schedule that is mutually agreed upon and described in their contract. The prompt pay requirement applies to the processing of both electronic and paper claims for contracting and non-contracting providers by the MCP and delegated claims processing entities.

     The date of receipt is the date the MCP receives the claim, as indicated by its date stamp on the claim. The date of payment is the date of the check or date of electronic payment transmission. A claim means a bill from a provider for health care services that is assigned a unique identifier. A claim does not include an encounter form.

     A "claim" can include any of the following: (1) a bill for services; (2) a line item of services; or (3) all services for one recipient within a bill. A "clean claim" is a claim that can be processed without obtaining additional information from the provider of a service or from a third party.

     Clean claims do not include payments made to a provider of service or a third party where the timing of the payment is not directly related to submission of a completed claim by the provider of service or third party (e.g., capitation). A clean claim also

Appendix J
Page 7


     does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity.

     Penalty for noncompliance: Noncompliance with prompt pay requirements will result in progressive penalties to be assessed on a quarterly basis, as outlined in Appendix N of the Provider Agreement.

5.   PHYSICIAN INCENTIVE PLAN DISCLOSURE REQUIREMENTS

     MCPs must comply with the physician incentive plan requirements stipulated in 42 CFR 438.6(h). If the MCP operates a physician incentive plan, no specific payment can be made directly or indirectly under this physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual.

     If the physician incentive plan places a physician or physician group at substantial financial risk [as determined under paragraph (d) of 42 CFR 422.208] for services that the physician or physician group does not furnish itself, the MCP must assure that all physicians and physician groups at substantial financial risk have either aggregate or per-patient stop-loss protection in accordance with paragraph (f) of 42 CFR 422.208, and conduct periodic surveys in accordance with paragraph (h) of 42 CFR 422.208.

     In accordance with 42 CFR 417.479 and 42 CFR 422.210, MCPs must maintain copies of the following required documentation and submit to ODJFS annually, no later than 30 days after the close of the state fiscal year and upon any modification of the MCP's physician incentive plan:

          a. A description of the types of physician incentive arrangements the MCP has in place which indicates whether they involve a withhold, bonus, capitation, or other arrangement. If a physician incentive arrangement involves a withhold or bonus, the percent of the withhold or bonus must be specified.

          b. A description of information/data feedback to a physician/group on their: 1) adherence to evidence-based practice guidelines; and
               2) positive and/or negative care variances from standard clinical pathways that may impact outcomes or costs. The feedback information may be used by the MCP for activities such as physician performance improvement projects that include incentive programs or the development of quality improvement initiatives.

          c. A description of the panel size for each physician incentive plan. If patients are pooled, then the pooling method used to determine if substantial financial risk exists must also be specified.

Appendix J
Page 8


          d. If more than 25% of the total potential payment of a physician/group is at risk for referral services, the MCP must maintain a copy of the results of the required patient satisfaction survey and documentation verifying that the physician or physician group has adequate stop-loss protection, including the type of coverage (e.g., per member per year, aggregate), the threshold amounts, and any coinsurance required for amounts over the threshold.

6.   NOTIFICATION OF REGULATORY ACTION

     Any MCP notified by the ODI of proposed or implemented regulatory action must report such notification and the nature of the action to ODJFS no later than one working day after receipt from ODI. The ODJFS may request, and the MCP must provide, any additional information as necessary to assure continued satisfaction of program requirements. MCPs may request that information related to such actions be considered proprietary in accordance with established ODJFS procedures. Failure to comply with this provision will result in an immediate membership freeze.

Appendix K
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX K

             QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM
                                      AND
                            EXTERNAL QUALITY REVIEW
                            CFC ELIGIBLE POPULATION

1. As required by federal regulation, 42 CFR 438.240, each managed care plan
(MCP) must have an ongoing Quality Assessment and Performance Improvement Program (QAPI) that is annually prior-approved by the Ohio Department of Job and Family Services (ODJFS). The program must include the following elements:

     a. PERFORMANCE IMPROVEMENT PROJECTS

     Each MCP must conduct performance improvement projects (PIPs), including those specified by ODJFS. PIPs must achieve, through periodic measurements and intervention, significant and sustained improvement in clinical and non-clinical areas which are expected to have a favorable effect on health outcomes and satisfaction. MCPs must adhere to ODJFS PIP content and format specifications.

     All ODJFS-specified PIPs must be prior-approved by ODJFS. As part of the external quality review organization (EQRO) process, the EQRO will assist MCPs with conducting PIPs by providing technical assistance and will annually validate the PIPs. In addition, the MCP must annually submit to ODJFS the status and results of each PIP.

     MCPs must initiate the following PIPs:

     i. Non-clinical Topic: Identifying children/members with special health care needs.

     ii. Clinical Topic: Well-child visits during the first 15 months of life.

     iii. Clinical Topic: Percentage of members aged 2-21 years that access dental care services.

     Initiation of PIPs will begin in the second year of participation in the Medicaid managed care program.

     In addition, as noted in Appendix M, if an MCP fails to meet the Minimum Performance Standard for selected Clinical Performance Measures, the MCP will be required to complete a PIP.

     b. UNDER- AND OVER-UTILIZATION

     Each MCP must have mechanisms in place to detect under- and over-utilization of health care services. The MCP must specify the mechanisms used to monitor utilization in its annual submission of the QAPI program to ODJFS.

Appendix K
Covered Families and Children (CFC) population
Page 2


     It should also be noted that pursuant to the program integrity provisions outlined in Appendix I, MCPs must monitor for the potential under-utilization of services by their members in order to assure that all Medicaid-covered services are being provided, as required. If any under-utilized services are identified, the MCP must immediately investigate and correct the problem(s) which resulted in such under-utilization of services.

     In addition the MCP must conduct an ongoing review of service denials and must monitor utilization on an ongoing basis in order to identify services which may be underutilized.

     c. SPECIAL HEALTH CARE NEEDS

     Each MCP must have mechanisms in place to assess the quality and appropriateness of care furnished to children/members with special health care needs. The MCP must specify the mechanisms used in its annual submission of the QAPI program to ODJFS.

     d. SUBMISSION OF PERFORMANCE MEASUREMENT DATA

     Each MCP must submit clinical performance measurement data as required by ODJFS that enables ODJFS to calculate standard measures. Refer to Appendix M "Performance Evaluation" for a more comprehensive description of the clinical performance measures.

     Each MCP must also submit clinical performance measurement data as required by ODJFS that uses standard measures as specified by ODJFS. MCPs are required to submit Health Employer Data Information Set (HEDIS) audited data for the following measures:

          i.   Well Child Visits in the First 15 Months of Life

          ii.  Child Immunization Status

          iii. Adolescent Immunization Status

     The measures must have received a "report" designation from the HEDIS certified auditor and must be specific to the Medicaid population. Data must be submitted annually and in an electronic format. Data will be used for MCP clinical performance monitoring and will be incorporated into comparative reports developed by the EQRO.

     Initiation of submission of performance data will begin in the second year of participation in the Medicaid managed care program.

2.   EXTERNAL QUALITY REVIEW

     In addition to the following requirements, MCPs must participate in external quality review activities as outlined in OAC 5101:3-26-07.

Appendix K
Covered Families and Children (CFC) population
Page 3


     a. EQRO ADMINISTRATIVE REVIEW AND NON-DUPLICATION OF MANDATORY ACTIVITIES

     The EQRO will conduct administrative compliance assessments and QAPI program reviews for each MCP every three (3) years. The review will include, but not be limited to, the following domains as specified by
     ODJFS: member rights and services, QAPI program, access standards, provider network, grievance system, case management, coordination and continuity of care, and utilization management. In accordance with 42 CFR 438.360 and 438.362, MCPs with accreditation from a national accrediting organization approved by the Centers for Medicare and Medicaid Services (CMS) may request a non-duplication exemption from certain specified components of the administrative review. Non-duplication exemptions may not be requested for SFY 08.

     b. ANNUAL REVIEW OF QAPI AND CASE MANAGEMENT PROGRAM

     Each MCP must implement an evaluation process to review, revise, and/or update the QAPI program. The MCP must annually submit its QAPI program for review and approval by ODJFS.

     The annual QAPI and case management/CSHCN (refer to Appendix G) program submissions are subject to an administrative review by the EQRO. If the EQRO identifies deficiencies during its review, the MCP must develop and implement Corrective Action Plan(s) that are prior approved by ODJFS. Serious deficiencies may result in immediate termination or non-renewal of the provider agreement.

     c. EXTERNAL QUALITY REVIEW PERFORMANCE

     In accordance with OAC 5101: 3-26-07, each MCP must participate in clinical or non-clinical focused quality of care studies as part of the annual external quality review survey. If the EQRO cites a deficiency in clinical or non-clinical performance, the MCP will be required to complete a Corrective Action Plan (e.g., ODJFS technical assistance session), Quality Improvement Directives or Performance Improvement Projects depending on the severity of the deficiency. (An example of a deficiency is if an MCP fails to meet certain clinical or administrative standards as supported by national evidence-based guidelines or best practices.) Serious deficiencies may result in immediate termination or non-renewal of the provider agreement. These quality improvement measures recognize the importance of ongoing MCP performance improvement related to clinical care and service delivery.

Appendix L
Covered Families and Children
Page 1


                                   APPENDIX L

                                  DATA QUALITY
                            CFC ELIGIBLE POPULATION

A high level of performance on the data quality measures established in this appendix is crucial in order for the Ohio Department of Job and Family Services (ODJFS) to determine the value of the Medicaid Managed Health Care Program and to evaluate Medicaid consumers' access to and quality of services. Data collected from MCPs are used in key performance assessments such as the external quality review, clinical performance measures, utilization review, care coordination and case management, and in determining incentives. The data will also be used in conjunction with the cost reports in setting the premium payment rates. The following measures, as specified in this appendix, will be calculated per MCP and include all Ohio Medicaid members receiving services from the MCP (i.e., Covered Families and Children (CFC) and Aged, Blind, or Disabled (ABD) membership, if applicable): Encounter Data Omissions, Incomplete Outpatient Hospital Data, Rejected Encounters, Acceptance Rate, Encounter Data Accuracy, and Generic Provider Number Usage.

Data sets collected from MCPs with data quality standards include: encounter data; case management data; data used in the external quality review; members' PCP data; and appeal and grievance data.

1. ENCOUNTER DATA

For detailed descriptions of the encounter data quality measures below, see ODJFS Methods for Encounter Data Quality Measures for CFC and ABD.

1.A. ENCOUNTER DATA COMPLETENESS

Each MCP's encounter data submissions will be assessed for completeness. The MCP is responsible for collecting information from providers and reporting the data to ODJFS in accordance with program requirements established in Appendix C, MCP Responsibilities. Failure to do so jeopardizes the MCP's ability to demonstrate compliance with other performance standards.

1.A.I. ENCOUNTER DATA VOLUME

Measure: The volume measure for each service category, as listed in Table 2 below, is the rate of utilization (e.g., discharges, visits) per 1,000 member months (MM).

Report Period: The report periods for the SFY 2008 and SFY 2009 contract periods are listed in Table 1. below.

Appendix L
Covered Families and Children (CFC) population
Page 2


TABLE 1. REPORT PERIODS FOR THE SFY 2008 AND 2009 CONTRACT PERIODS

                                     DATA SOURCE: ESTIMATED
                                       ENCOUNTER DATA FILE      QUARTERLY REPORT
QUARTERLY REPORT PERIODS                     UPDATE           ESTIMATED ISSUE DATE   CONTRACT PERIOD
------------------------             ----------------------   --------------------   ---------------
Qtr 3 & Qtr 4 2004, 2005, 2006
Qtr 1 2007                                 July 2007               August 2007

Qtr 3 & Qtr 4 2004, 2005, 2006
Qtr 1, Qtr 2 2007                         October 2007            November 2007
                                                                                         SFY 2008

Qtr 4 2004, 2005, 2006
Qtr 1 thru Qtr 3 2007                     January 2008            February 2008

Qtr 1 thru Qtr 4: 2005, 2006, 2007         April 2008                May 2008

Qtr 2 thru Qtr 4 2005,
Qtr 1 thru Qtr 4: 2006, 2007               July 2008               August 2008
Qtr 1 2008

Qtr 3, Qtr 4: 2005,
Qtr 1 thru Qtr 4: 2006, 2007              October 2008            November 2008
Qtr 1, Qtr 2 2008
                                                                                         SFY 2009

Qtr 4: 2005,
Qtr 1 thru Qtr 4: 2006, 2007              January 2009            February 2009
Qtr 1 thru Qtr 3: 2008

Qtr 1 thru Qtr 4: 2006, 2007, 2008         April 2009                May 2009

Qtr1 = January to March Qtr2 = April to June Qtr3 = July to September Qtr4 = October to December

Appendix L
Covered Families and Children (CFC) population
Page 3


TABLE 2. STANDARDS - ENCOUNTER DATA VOLUME (COUNTY-BASED APPROACH)

Data Quality Standard, County-Based Approach: The standards in Table 2 apply to the MCP's county-based results (see County-Based Approach below). The utilization rate for all service categories listed in Table 2 must be equal to or greater than the standard established in Table 2 below.

                                                             STANDARD FOR      STANDARD FOR
                                      STANDARD FOR DATES   DATES OF SERVICE      DATES OF
                      MEASURE PER    OF SERVICE 7/1/2003     7/1/2004 THRU     SERVICE ON OR
CATEGORY                1,000/MM        THRU 6/30/2004         6/30/2006      AFTER 7/1/2006          DESCRIPTION
--------             -------------   -------------------   ----------------   --------------   -------------------------
Inpatient Hospital   Discharges              5.4                  5.0               5.4        General/acute care,
                                                                                               excluding newborns and
                                                                                               mental health and
                                                                                               chemical dependency
                                                                                               services

Emergency                                    51.6                51.4              50.7        Includes physician and
Department                                                                                     hospital emergency
                                                                                               department encounters

Dental                                       38.2                41.7              50.9        Non-institutional and
                                                                                               hospital dental visits

Vision               Visits                  11.6                11.6              10.6        Non-institutional and
                                                                                               hospital outpatient
                                                                                               optometry and
                                                                                               ophthalmology visits

Primary and                                 220.1                225.7             233.2       Physician/practitioner
Specialist Care                                                                                and hospital outpatient
                                                                                               visits

Ancillary Services                          144.7                123.0             133.6       Ancillary visits

Behavioral Health    Service                 7.6                   8.6              10.5       Inpatient and outpatient
                                                                                               behavioral encounters

Pharmacy             Prescriptions          388.5                457.6             492.2       Prescribed drugs

County-Based Approach: All counties with managed care membership as of February 1, 2006, will be included in a county-based encounter data volume measure until regional evaluation is implemented for the county's applicable region.. Upon implementation of regional-based evaluation for a particular county's region, the county will be included in the MCP's regional-based results and will no longer be included in the MCP's county-based results. County-based results will be determined by MCP (i.e., one utilization rate per service category for all applicable counties) and must be equal to or greater than the standards established in Table 2 above. [Example: The county-based result for MCP AAA, which has contracts in the Central and West Central regions, will include Franklin, Pickaway, Montgomery, Greene and Clark counties (i.e., counties with managed care membership as of February 1, 2006). When the regional-based evaluation is implemented for the Central region, Franklin and Pickaway counties, along with all other counties in the region, will then be included in the Central region results for MCP AAA; Montgomery, Greene, and Clark

Appendix L
Covered Families and Children (CFC) population
Page 4


counties will remain in the county-based results for MCP AAA until the West Central regional measure is implemented.]

Interim Regional-Based Approach:

Prior to the transition to the regional-based approach, encounter data volume will be evaluated by MCP, by region, using an interim approach. All regions with managed care membership will be included in results for an interim regional-based encounter data volume measure until regional evaluation is implemented for the applicable region (see Regional-Based Approach below). Encounter data volume will be evaluated by MCP ( i.e., one utilization rate per service category for all counties in the region). The utilization rate for all service categories listed in Table 3 must be equal to or greater than the standard established in Table 3 below. The standards listed in Table 3 below are based on utilization data for counties with managed care membership as of February 1, 2006, and have been adjusted to accommodate estimated differences in utilization for all counties in a region, including counties that did not have membership as of February 1, 2006.

Prior to implementation of the regional-based approach, an MCP's encounter data volume will be evaluated using the county-based approach and the interim regional-based approach. A county with managed care membership as of February 1, 2006, will be included in both the County-Based approach and the Interim Regional-Based approach until regional evaluation is implemented for the county's applicable region.

Data Quality Standard, Interim Regional-Based Approach: The standards in Table 3 apply to the MCP's interim regional-based results. The utilization rate for all service categories listed in Table 3 must be equal to or greater than the standard established in Table 3 below.

TABLE 3. STANDARDS - ENCOUNTER DATA VOLUME (INTERIM REGIONAL-BASED APPROACH)

                                  STANDARD FOR
                                    DATES OF
                                     SERVICE
                   MEASURE PER    ON OR AFTER
CATEGORY             1,000/MM       7/1/2006               DESCRIPTION
--------          -------------   ------------   -------------------------------
Inpatient           Discharges          2.7      General/acute care, excluding
Hospital                                         newborns and mental health and
                                                 chemical dependency services

Emergency                              25.3      Includes physician and hospital
Department                                       emergency department encounters

Dental                                 25.5      Non-institutional and hospital
                                                 dental visits

Vision                Visits            5.3      Non-institutional and hospital
                                                 outpatient optometry and
                                                 ophthalmology visits

Primary and                           116.6      Physician/practitioner and
Specialist Care                                  hospital outpatient visits

Ancillary                              66.8      Ancillary visits
Services

Behavioral           Service            5.2      Inpatient and outpatient
Health                                           behavioral encounters

Pharmacy          Prescriptions       246.1      Prescribed drugs

Appendix L
Covered Families and Children (CFC) population
Page 5


Determination of Compliance: Performance is monitored once every quarter for the entire report period. If the standard is not met for every service category in all quarters of the report period in either the county-based or interim regional-based approach, or both, then the MCP will be determined to be noncompliant for the report period.

Penalty for noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of two percent of the current month's premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant. If an MCP is noncompliant for three consecutive quarters, membership will be frozen. Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned.

Regional-Based Approach: Transition to the regional-based approach will occur by region, after the first four quarters (i.e., full calendar year quarters) of regional membership. Encounter data volume will be evaluated by MCP, by region, after determination of the regional-based data quality standards. ODJFS will use the first four quarters of data (i.e., full calendar year quarters) from all MCPs serving in an active region to determine minimum encounter volume data quality standards for that region.

1.A.II. ENCOUNTER DATA OMISSIONS

Omission studies will evaluate the completeness of the encounter data.

Measure: This study will compare the medical records of members during the time of membership to the encounters submitted. Omission rates will be calculated per MCP.

The encounters documented in the medical record that do not appear in the encounter data will be counted as omissions.

Report Period: In order to provide timely feedback on the omission rate of encounters, the report period will be the most recent from when the measure is initiated. This measure is conducted annually.

Medical records retrieval from the provider and submittal to ODJFS or its designee is an integral component of the omission measure. ODJFS has optimized the sampling to minimize the number of records required. This methodology requires a high record submittal rate. To aid MCPs in achieving

Appendix L
Covered Families and Children (CFC) population
Page 6


a high submittal rate, ODJFS will give at least an 8 week period to retrieve and submit medical records as a part of the validation process. A record submittal rate will be calculated as a percentage of the records requested for the study.

Data Quality Standard: The data quality standard is a maximum omission rate of 15% for studies with report periods ending in CY 2007 and CY 2008.

Penalty for Noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.A.III. INCOMPLETE OUTPATIENT HOSPITAL DATA

Since July 1, 1997, MCPs have been required to provide both the revenue code and the HCPCS code on applicable outpatient hospital encounters. ODJFS will be monitoring, on a quarterly basis, the percentage of hospital encounters which contain a revenue code and CPT/HCPCS code. A CPT/HCPCS code must accompany certain revenue center codes. These codes are listed in Appendix B of Ohio Administrative Code rule 5101:3-2-21 (fee-for-service outpatient hospital policies) and in the methods for calculating the completeness measures.

Measure: The percentage of outpatient hospital line items with certain revenue center codes, as explained above, which had an accompanying valid procedure (CPT/HCPCS) code. The measure will be calculated per MCP.

Report Period: For the SFY 2008 and SFY 2009 contract periods, performance will be evaluated using the report periods listed in 1.a.i., Table 1.

Data Quality Standard: The data quality standard is a minimum rate of 95%.

Determination of Compliance: Performance is monitored once every quarter for all report periods. For quarterly reports that are issued on or after July 1, 2007, an MCP will be determined to be noncompliant for the quarter if the standard is not met in any report period and the initial instance of noncompliance in a report period is determined on or after July 1, 2007. An initial instance of noncompliance means that the result for the applicable report period was in compliance as determined in the prior quarterly report, or the instance of noncompliance is the first determination for an MCP's first quarter of measurement.

Appendix L
Covered Families and Children (CFC) population
Page 7


Penalty for noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent quarterly measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.A.IV. INCOMPLETE DATA FOR LAST MENSTRUAL PERIOD

As outlined in ODJFS Encounter Data Specifications, the last menstrual period
(LMP) field is a required encounter data field. It is discussed in Item 14 of the "HCFA 1500 Billing Instructions." The date of the LMP is essential for calculating the clinical performance measures and allows the ODJFS to adjust performance expectations for the length of a pregnancy.

The occurrence code and date fields on the UB-92, which are "optional" fields, can also be used to submit the date of the LMP. These fields are described in Items 32a & b, 33a & b, 34a & b, 35a & b of the "Inpatient Hospital" and "Outpatient Hospital UB-92 Claim Form Instructions."

An occurrence code value of '10' indicates that a LMP date was provided. The actual date of the LMP would be given in the 'Occurrence Date' field.

Measure: The percentage of recipients with a live birth during the report period where a "valid" LMP date was given on one or more of the recipient's perinatal claims. If the LMP date is before the date of birth and there is a difference of between 119 and 315 days between the date the recipient gave birth and the LMP date, then the LMP date will be considered a valid date. The measure will be calculated per MCP (i.e., to include the MCP's service area for the CFC.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period. For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

Data Quality Standard: The data quality standard is a minimum rate of 80%.

Penalty for noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.A.V. REJECTED ENCOUNTERS

Appendix L
Covered Families and Children (CFC) population
Page 8


Encounters submitted to ODJFS that are incomplete or inaccurate are rejected and reported back to the MCPs on the Exception Report. If an MCP does not resubmit rejected encounters, ODJFS' encounter data set will be incomplete.

Measure 1 only applies to MCPs that have had Medicaid membership for more than one year.

Measure 1: The percentage of encounters submitted to ODJFS that are rejected. The measure will be calculated per MCP.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the following report periods: April - June 2007; July - September 2007; October - December 2007, January - March 2008, and April - June 2008. For the SFY 2009 contract period, performance will be evaluated using the following report periods: July - September 2008; October - December 2008, January - March 2009, and April - June 2009.

Data Quality Standard for measure 1: Data Quality Standard 1 is a maximum encounter data rejection rate of 10% for each file type in the ODJFS-specified medium per format for encounters submitted in SFY 2004 and thereafter. The measure will be calculated per MCP.

Determination of Compliance: Performance is monitored once every quarter. Compliance determination with the standard applies only to the quarter under consideration and does not include performance in previous quarters.

Penalty for noncompliance with the Data Quality Standard for measure 1: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of one percent of the current month's premium payment. The monetary sanction will be applied for each file type in the ODJFS-specified medium per format that is determined to be out of compliance. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

Measure 2 only applies to MCPs that have had Medicaid membership for one year or less.

Measure 2: The percentage of encounters submitted to ODJFS that are rejected. The measure will be calculated per MCP.

Report Period: The report period for Measure 2 is monthly. Results are calculated and performance is monitored monthly. The first reporting month begins with the third month of enrollment.

Appendix L
Covered Families and Children (CFC) population
Page 9


Data Quality Standard for measure 2: The data quality standard is a maximum encounter data rejection rate for each file type in the ODJFS-specified medium per format as follows:

Third through sixth months with membership:      50%

Seventh through twelfth month with membership:   25%

Files in the ODJFS-specified medium per format that are totally rejected will not be considered in the determination of noncompliance.

Determination of Compliance: Performance is monitored once every month. Compliance determination with the standard applies only to the month under consideration and does not include performance in previous quarters.

Penalty for Noncompliance with the Data Quality Standard for measure 2: If the MCP is determined to be noncompliant for either standard, ODJFS will impose a monetary sanction of one percent of the MCP's current month's premium payment. The monetary sanction will be applied for each file type in the ODJFS-specified medium per format that is determined to be out of compliance. The monetary sanction will be applied only once per file type per compliance determination period and will not exceed a total of two percent of the MCP's current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded. Special consideration will be made for MCPs with less than 1,000 members.

1.A.VI. ACCEPTANCE RATE

This measure only applies to MCPs that have had Medicaid membership for one year or less.

Measure: The rate of encounters that are submitted to ODJFS and accepted (accepted encounters per 1,000 member months). The measure will be calculated per MCP

Report Period: The report period for this measure is monthly. Results are calculated and performance is monitored monthly. The first reporting month begins with the third month of enrollment.

Data Quality Standard: The data quality standard is a monthly minimum accepted rate of encounters for each file type in the ODJFS-specified medium per format as follows:

Third through sixth month with   50 encounters per 1,000 MM for NCPDP
   membership:                   65 encounters per 1,000 MM for NSF
                                 20 encounters per 1,000 MM for UB-92

Seventh through twelfth month    250 encounters per 1,000 MM for NCPDP
   of membership:                350 encounters per 1,000 MM for NSF
                                 100 encounters per 1,000 MM for UB-92

Appendix L
Covered Families and Children (CFC) population
Page 10


Determination of Compliance: Performance is monitored once every month. Compliance determination with the standard applies only to the month under consideration and does not include performance in previous months.

Penalty for Noncompliance: If the MCP is determined to be noncompliant with the standard, ODJFS will impose a monetary sanction of one percent of the MCP's current month's premium payment. The monetary sanction will be applied for each file type in the ODJFS-specified medium per format that is determined to be out of compliance. The monetary sanction will be applied only once per file type per compliance determination period and will not exceed a total of two percent of the MCP's current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded. Special consideration will be made for MCPs with less than 1,000 members.

1.A.VII. INCOMPLETE BIRTH WEIGHT DATA

Measure: The percentage of newborn delivery inpatient encounters during the report period which contained a birth weight. If a value of "88" through "96" is found on any of the five condition code fields on the UB-92 inpatient claim format, then the encounter will be considered to have a birth weight. The condition code fields are described in Items 24-30 of the "Inpatient Hospital, UB-92 Claim Form Instructions." The measure will be calculated per MCP (i.e., to include the MCP's entire service area for the CFC membership.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period. For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

Data Quality Standard: The data quality standard is a minimum rate of 90%.

Penalty for noncompliance: If an MCP is determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.B. ENCOUNTER DATA ACCURACY

As with data completeness, MCPs are responsible for assuring the collection and submission of accurate data to ODJFS. Failure to do so jeopardizes MCPs' performance, credibility and, if not corrected, will be assumed to indicate a failure in actual performance.

1.B.I. ENCOUNTER DATA ACCURACY STUDIES

Measure 1: The focus of this accuracy study will be on delivery encounters. Its primary purpose will be to verify that MCPs submit encounter data accurately and to ensure only one payment is

Appendix L
Covered Families and Children (CFC) population
Page 11


made per delivery. The rate of appropriate payments will be determined by comparing a sample of delivery payments to the medical record. The measure will be calculated per MCP (i.e., to include the MCP's entire service area for the CFC membership.

Report Period: In order to provide timely feedback on the accuracy rate of encounters, the report period will be the most recent from when the measure is initiated. This measure is conducted annually.

Medical records retrieval from the provider and submittal to ODJFS or its designee is an integral component of the validation process. ODJFS has optimized the sampling to minimize the number of records required. This methodology requires a high record submittal rate. To aid MCPs in achieving a high submittal rate, ODJFS will give at least an 8 week period to retrieve and submit medical records as a part of the validation process. A record submittal rate will be calculated as a percentage of all records requested for the study.

Data Quality Standard 1 for Measure 1: For results that are finalized during the contract year, the accuracy rate for encounters generating delivery payments is 100%.

Penalty for noncompliance: The MCP must participate in a detailed review of delivery payments made for deliveries during the report period. Any duplicate or unvalidated delivery payments must be returned to ODJFS.

Data Quality Standard 2 for Measure 1: A minimum record submittal rate of 85%.

Penalty for noncompliance: For all encounter data accuracy studies that are completed during this contract period, if an MCP is noncompliant with the standard, ODJFS will impose a non-refundable $10,000 monetary sanction.

Measure 2: This accuracy study will compare the accuracy and completeness of payment data stored in MCPs' claims systems during the study period to payment data submitted to and accepted by ODJFS. The measure will be calculated per MCP.

Payment information found in MCPs' claims systems for paid claims that does not match payment information found on a corresponding encounter will be counted as omissions.

Report Period: In order to provide timely feedback on the omission rate of encounters, the report period will be the most recent from when the measure is initiated. This measure is conducted annually.

Data Quality Standard for Measure 2: TBD for SFY 2008 and SFY 2009 based on study conducted in SFY 2007 (standard to be released in June, 2007).

Penalty for Noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance

Appendix L
Covered Families and Children (CFC) population
Page 12


instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.B.II. GENERIC PROVIDER NUMBER USAGE

Measure: This measure is the percentage of non-pharmacy encounters with the generic provider number. Providers submitting claims which do not have an MMIS provider number must be submitted to ODJFS with the generic provider number 9111115. The measure will be calculated per MCP.

All other encounters are required to have the MMIS provider number of the servicing provider. The report period for this measure is quarterly.

Report Period: For the SFY 2008 and SFY 2009 contract periods, performance will be evaluated using the report periods listed in 1.a.i., Table 1.

Data Quality Standard: A maximum generic provider number usage rate of 10%.

Determination of Compliance: Performance is monitored once every quarter for all report periods. For quarterly reports that are issued on or after July 1, 2007, an MCP will be determined to be noncompliant for the quarter if the standard is not met in any report period and the initial instance of noncompliance in a report period is determined on or after July 1, 2007. An initial instance of noncompliance means that the result for the applicable report period was in compliance as determined in the prior quarterly report, or the instance of noncompliance is the first determination for an MCP's first quarter of measurement.

Penalty for noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.

Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see
Section 6.) of three percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.C. TIMELY SUBMISSION OF ENCOUNTER DATA

1.C.I. TIMELINESS

ODJFS recommends submitting encounters no later than thirty-five days after the end of the month in which they were paid. ODJFS does not monitor standards specifically for timeliness, but the

Appendix L
Covered Families and Children (CFC) population
Page 13


minimum claims volume (Section 1.a.i.) and the rejected encounter (Section 1.a.v.) standards are based on encounters being submitted within this time frame.

1.C.II. SUBMISSION OF ENCOUNTER DATA FILES IN THE ODJFS-SPECIFIED MEDIUM PER
     FORMAT

Information concerning the proper submission of encounter data may be obtained from the ODJFS Encounter Data File and Submission Specifications document. The MCP must submit a letter of certification, using the form required by ODJFS, with each encounter data file in the ODJFS-specified medium per format.

The letter of certification must be signed by the MCP's Chief Executive Officer
(CEO), Chief Financial Officer (CFO), or an individual who has delegated authority to sign for, and who reports directly to, the MCP's CEO or CFO.

2. CASE MANAGEMENT DATA

ODJFS designed a case management system (CAMS) in order to monitor MCP compliance with program requirements specified in Appendix G, Coverage and Services. Each MCP's case management data submissions will be assessed for completeness and accuracy. The MCP is responsible for submitting a case management file every month. Failure to do so jeopardizes the MCP's ability to demonstrate compliance with CSHCN requirements. For detailed descriptions of the case management measures below, see ODJFS Methods for Case Management Data Quality Measures.

2.A. CASE MANAGEMENT SYSTEM DATA ACCURACY

2.A.I. OPEN CASE MANAGEMENT SPANS FOR DISENROLLED MEMBERS

Measure: The percentage of the MCP's adult and children case management records in the Screening, Assessment, and Case Management System that have open case management date spans for members who have disenrolled from the MCP.

Report Period: For the SFY 2007 contract period, January - March 2007, and April
- June 2007 report periods. For the SFY 2008 contract period, July - September 2007, October - December 2007, January - March 2008, and April - June 2008 report periods. For the SFY 2009 contract period, July - September 2008, October
- December 2008, January - March 2009, and April - June 2009 report periods.

Statewide and Regional Data Quality Standard: A rate of open case management spans for disenrolled members of no more than 1.0%.

For an MCP which had membership as of February 1, 2006: Performance will be evaluated using: 1) region-based results for any active region in which all selected MCPs had at least 10,000 members during each month of the entire report period; and/or 2) the statewide result for all counties

Appendix L
Covered Families and Children (CFC) population
Page 14


that were not included in the region-based results, but in which the MCP had managed care membership as of February 1, 2006.

For any MCP which did not have membership as of February 1, 2006: Performance will begin to be evaluated using region-based results for any active region in which all selected MCPs had at least 10,000 members during each month of the entire report period.

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region.

Penalty for noncompliance: If an MCP is noncompliant with the standard, then the ODJFS will issue a Sanction Advisory informing the MCP that a monetary sanction will be imposed if the MCP is noncompliant for any future report periods. Upon all subsequent semi-annual measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction of one-half of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

2.B. TIMELY SUBMISSION OF CASE MANAGEMENT FILES

Data Quality Submission Requirement: The MCP must submit Case Management files on a monthly basis according to the specifications established in ODJFS' Case Management File and Submission Specifications.

Penalty for noncompliance: See Appendix N, Compliance Assessment System, for the penalty for noncompliance with this requirement.

3. EXTERNAL QUALITY REVIEW DATA

In accordance with federal law and regulations, ODJFS is required to conduct an independent quality review of contracting managed care plans. The OAC rule 5101:3-26-07(C) requires MCPs to submit data and information as requested by ODJFS or its designee for the annual external quality review.

Two information sources are integral to these studies: encounter data and medical records. Because encounter data is used to draw samples for the clinical studies, quality must be sufficient to ensure valid sampling.

An adequate number of medical records must then be retrieved from providers and submitted to ODJFS or its designee in order to generalize results to all applicable members. To aid MCPs in achieving the required medical record submittal rate, ODJFS will give at least an eight week period to retrieve and submit medical records.

Appendix L
Covered Families and Children (CFC) population
Page 15


If an MCP does not complete a study because too few medical records are submitted, accurate evaluation of clinical quality in the study area cannot be determined for the individual MCP and the assurance of adequate clinical quality for the program as a whole is jeopardized.

3.A. INDEPENDENT EXTERNAL QUALITY REVIEW

Measure: The percentage of requested records for a study conducted by the External Quality Review Organization (EQRO) that are submitted by the managed care plan.

Report Period: The report period is one year. Results are calculated and performance is monitored annually. Performance is measured with each review.

Data Quality Standard: A minimum record submittal rate of 85% for each clinical measure.

Penalty for noncompliance for Data Quality Standard: For each study that is completed during this contract period, if an MCP is noncompliant with the standard, ODJFS will impose a non-refundable $10,000 monetary sanction.

4. MEMBERS' PCP DATA

The designated PCP is the physician who will manage and coordinate the overall care for CFC members, including those who have case management needs. The MCP must submit a Members' Designated PCP file every month. Specialists may and should be identified as the PCP as appropriate for the member's condition per the specialty types specified for the CFC population in ODJFS Member's PCP Data File and Submission Specifications; however, no CFC member may have more than one PCP identified for a given month.

4.A. TIMELY SUBMISSION OF MEMBER'S PCP DATA

Data Quality Submission Requirement: The MCP must submit a Members' Designated PCP Data file on a monthly basis according to the specifications established in ODJFS Member's PCP Data File and Submission Specifications.

Penalty for noncompliance: See Appendix N, Compliance Assessment System, for the penalty for noncompliance with this requirement.

4.B. DESIGNATED PCP FOR NEWLY ENROLLED MEMBERS

Measure: The percentage of MCP's newly enrolled members who were designated a PCP by their effective date of enrollment.

Report Periods: For the SFY 2007 contract period, performance will be evaluated quarterly using the January - March 2007 and April - June 2007 report periods. For the SFY 2008 contract period, performance will be evaluated quarterly using the July-September 2007, October - December 2007, January - March 2008 and April
- June 2008 report periods. For the SFY

Appendix L
Covered Families and Children (CFC) population
Page 16


2009 contract period, performance will be evaluated quarterly using the July-September 2008, October - December 2008, January - March 2009 and April - June 2009 report periods.

Data Quality Standard: SFY 2007 will be informational only. A minimum rate of 75% of new members with PCP designation by their effective date of enrollment for quarter 1 and quarter 2 of SFY 2008. A minimum rate of 85% of new members with PCP designation by their effective date of enrollment for quarter 3 and quarter 4 of SFY 2008. For SFY 2009, a minimum rate of 85% of new members with PCP designation by their effective date of enrollment.

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has CFC membership.

Penalty for noncompliance: If an MCP is noncompliant with the standard, ODJFS will impose a monetary sanction of one-half of one percent the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded. As stipulated in OAC rule 5101:3-26-08.2, each new member must have a designated primary care physician (PCP) prior to their effective date of coverage. Therefore, MCPs are subject to additional corrective action measures under Appendix N, Compliance Assessment System, for failure to meet this requirement.

5. APPEALS AND GRIEVANCES DATA

Pursuant to OAC rule 5101:3-26-08.4, MCPs are required to submit information at least monthly to ODJFS regarding appeal and grievance activity. ODJFS requires these submissions to be in an electronic data file format pursuant to the Appeal File and Submission Specifications and Grievance File and Submission Specifications.

The appeal data file and the grievance data file must include all appeal and grievance activity, respectively, for the previous month, and must be submitted by the ODJFS-specified due date. These data files must be submitted in the ODJFS-specified format and with the ODJFS-specified filename in order to be successfully processed.

Penalty for noncompliance: MCPs who fail to submit their monthly electronic data files to the ODJFS by the specified due date or who fail to resubmit, by no later than the end of that month, a file which meets the data quality requirements will be subject to penalty as stipulated under the Compliance Assessment System (Appendix N).

6. NOTES

6.A. PENALTIES, INCLUDING MONETARY SANCTIONS, FOR NONCOMPLIANCE

Appendix L
Covered Families and Children (CFC) population
Page 17


Penalties for noncompliance with standards outlined in this appendix, including monetary sanctions, will be imposed as the results are finalized. With the exception of Sections 1.a.i., 1.a.iii., 1.a.v., 1.a.vi., and 1.b.ii, no monetary sanctions described in this appendix will be imposed if the MCP is in its first contract year of Medicaid program participation. Notwithstanding the penalties specified in this Appendix, ODJFS reserves the right to apply the most appropriate penalty to the area of deficiency identified when an MCP is determined to be noncompliant with a standard. Monetary penalties for noncompliance with any individual measure, as determined in this appendix, shall not exceed $300,000 during each evaluation period.

Refundable monetary sanctions will be based on the premium payment in the month of the cited deficiency and due within 30 days of notification by ODJFS to the MCP of the amount.

Any monies collected through the imposition of such a sanction will be returned to the MCP (minus any applicable collection fees owed to the Attorney General's Office, if the MCP has been delinquent in submitting payment) after the MCP has demonstrated full compliance with the particular program requirement and the violations/deficiencies are resolved to the satisfaction of ODJFS. If an MCP does not comply within two years of the date of notification of noncompliance, then the monies will not be refunded.

6.B. COMBINED REMEDIES

If ODJFS determines that one systemic problem is responsible for multiple deficiencies, ODJFS may impose a combined remedy which will address all areas of deficient performance. The total fines assessed in any one month will not exceed 15% of the MCP's monthly premium payment.

6.C. MEMBERSHIP FREEZES

MCPs found to have a pattern of repeated or ongoing noncompliance may be subject to a membership freeze.

6.D. RECONSIDERATION

Requests for reconsideration of monetary sanctions and enrollment freezes may be submitted as provided in Appendix N, Compliance Assessment System.

6.E. CONTRACT TERMINATION, NONRENEWALS, OR DENIALS

Upon termination either by the MCP or ODJFS, nonrenewal, or denial of an MCP provider agreement, all previously collected refundable monetary sanctions will be retained by ODJFS.

Appendix M
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX M

                             PERFORMANCE EVALUATION
                             CFC ELIGIBLE POPULATION

This appendix establishes minimum performance standards for managed care plans
(MCPs) in key program areas. The intent is to maintain accountability for contract requirements. Standards are subject to change based on the revision or update of applicable national standards, methods or benchmarks. Performance will be evaluated in the categories of Quality of Care, Access, Consumer Satisfaction, and Administrative Capacity. Each performance measure has an accompanying minimum performance standard. MCPs with performance levels below the minimum performance standards will be required to take corrective action. The Ohio Medicaid managed care program will transition to a regional-based system as managed care expands statewide, beginning in SFY 2007. Evaluation of performance will transition to a regional-based approach after completion of the statewide expansion. Given that statewide expansion was not complete by December 31, 2006, ODJFS may adjust performance measure reporting periods based on the number of months an MCP has had regional membership. Due to differences in data and reporting requirements, transition to the regional-based approach will vary by performance measure. Unless otherwise noted, performance measures and standards (see Sections 1, 2, 3 and 4) will be applicable for all counties in which the MCP has membership as of February 1, 2006, until the regional-based approach is developed.

Selected measures in this appendix will be used to determine pay-for-performance
(P4P) as specified in Appendix O, Pay for Performance.

1. QUALITY OF CARE

1.A.I. INDEPENDENT EXTERNAL QUALITY REVIEW

In accordance with federal law and regulations, state Medicaid agencies must annually provide for an external quality review of the quality outcomes and timeliness of, and access to, services provided by Medicaid-contracting MCPs [(42 CFR 438.204(d)]. The external review assists the state in assuring MCP compliance with program requirements and facilitates the collection of accurate and reliable information concerning MCP performance.

Measure: The independent external quality review covers both an administrative review and focused quality of care studies as outlined in Appendix K.

Report Period: Performance will be evaluated using the reviews conducted during SFY 2008.

Action Required for Deficiencies: For all reviews conducted during the contract period, if the EQRO cites a deficiency in the administrative review or quality of care studies, the MCP will be required to complete a Corrective Action Plan, Quality Improvement Directive, or Performance Improvement Project as outlined in Appendix K. Serious deficiencies may result in immediate termination or non-renewal of the provider agreement.

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1.B. CHILDREN WITH SPECIAL HEALTH CARE NEEDS (CSHCN)

In order to ensure state compliance with the provisions of 42 CFR 438.208, the Bureau of Managed Health Care established Children with Special Health Care Needs (CSHCN) basic program requirements in Appendix G, Coverage and Services, and corresponding minimum performance standards as described below. The purpose of these measures is to provide appropriate and targeted case management services to CSHCN.

1.B.I.CASE MANAGEMENT OF CHILDREN

Measure: The average monthly case management rate for children under 21 years of age.

Report Period: For the SFY 2007 contract period, January - March 2007, and April
- June 2007 report periods. For the SFY 2008 contract period, July - September 2007, October - December 2007, January - March 2008, and April - June 2008 report periods. For the SFY 2009 contract period, July - September 2008, October
- December 2008, January - March 2009, and April - June 2009 report periods.

County-Based Approach: MCPs with managed care membership as of February 1, 2006 will be evaluated using their county-based statewide result until regional evaluation is implemented for the county's applicable region. The county-based statewide result will include data for all counties in which the MCP had membership as of February 1, 2006 that are not included in any regional-based result. Regional-based results will not be used for evaluation until all selected MCPs in an active region have at least 10,000 members during each month of the entire report period. Upon implementation of regional-based evaluation for a particular county's region, the county will be included in the MCP's regional-based result and will no longer be included in the MCP's county-based statewide result. [Example: The county-based statewide result for MCP AAA, which has contracts in the Central and West Central regions, will include Franklin, Pickaway, Montgomery, Greene and Clark counties (i.e., counties in which MCP AAA had managed care membership as of February 1, 2006). When regional-based evaluation is implemented for the Central region, Franklin and Pickaway counties, along with all other counties in the region, will then be included in the Central region results for MCP AAA; Montgomery, Greene, and Clark counties will remain in the county-based statewide result for evaluation of MCP AAA until the West Central regional-based approach is implemented.]

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. Performance will begin to be evaluated using regional-based results for any active region in which all selected MCPs had at least 10,000 members during each month of the entire report period.

County and Regional-Based Minimum Performance Standard: For the third and fourth quarters of SFY 2007, a case management rate of 5.0%. For SFY 2008, a case management rate of 5.0%. For SFY 2009, a case management rate of 6.0%.

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Penalty for Noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 5) of two percent of the current month's premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant. If an MCP is noncompliant for a subsequent quarter, new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement. Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned.

1.B.II. CASE MANAGEMENT OF CHILDREN WITH AN ODJFS-MANDATED CONDITION

Measure 1: The percent of children under 21 years of age with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of asthma that are case managed.

Measure 2: The percent of children age 17 and under with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of teenage pregnancy that are case managed.

Measure 3: The percent of children under 21 years of age with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of HIV/AIDS that are case managed.

Report Periods for Measures 1, 2, and 3: For the SFY 2007 contract period, January - March 2007, and April - June 2007 report periods. For the SFY 2008 contract period, July - September 2007, October - December 2007, January - March 2008, and April - June 2008 report periods. For the SFY 2009 contract period, July - September 2008, October - December 2008, January - March 2009, and April
- June 2009 report periods.

County-Based Approach: MCPs with managed care membership as of February 1, 2006 will be evaluated using their county-based statewide result until regional evaluation is implemented for the county's applicable region. The county-based statewide result will include data for all counties in which the MCP had membership as of February 1, 2006 that are not included in any regional-based result. Regional-based results will not be used for evaluation until all selected MCPs in an active region have at least 10,000 members during each month of the entire report period. Upon implementation of regional-based evaluation for a particular county's region, the county will be included in the MCP's regional-based result and will no longer be included in the MCP's county-based statewide result. [Example: The county-based statewide result for MCP AAA, which has contracts in the Central and West Central regions, will include Franklin, Pickaway, Montgomery, Greene and Clark counties (i.e., counties in which MCP AAA had managed care membership as of February 1, 2006). When regional-based evaluation is implemented for the Central region, Franklin and Pickaway counties, along with all other counties in the region, will then be included in the

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Covered Families and Children (CFC) population
Page 4


Central region results for MCP AAA; Montgomery, Greene, and Clark counties will remain in the county-based statewide result for evaluation of MCP AAA until the West Central regional-based approach is implemented.]

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. Performance will begin to be evaluated using regional-based results for any active region in which all selected MCPs had at least 10,000 members during each month of the entire report period.

County and Regional-Based Minimum Performance Standard for Measures 1 and 3: For the third and fourth quarters of SFY 2007, a case management rate of 70%. For SFY 2008, a case management rate of 70%. For SFY 2009, a case management rate of 80%.

County and Regional-Based Minimum Performance Standard for Measure 2:For the third and fourth quarters of SFY 2007, a case management rate of 60%. For SFY 2008, a case management rate of 60%. For SFY 2009, a case management rate of 70%.

Penalty for Noncompliance for Measures 1 and 2: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see
Section 5) of two percent of the current month's premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant. If an MCP is noncompliant for a subsequent quarter, new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement. Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned. Note: For the first reporting period during which regional results are used to evaluate performance, measures 1, 2, and 3 are reporting-only measures. For SFY 2008 and SFY 2009, measure 3 is a reporting-only measure.

1.C. CLINICAL PERFORMANCE MEASURES

MCP performance will be assessed based on the analysis of submitted encounter data for each year. For certain measures, standards are established; the identification of these standards is not intended to limit the assessment of other indicators for performance improvement activities. Performance on multiple measures will be assessed and reported to the MCPs and others, including Medicaid consumers.

The clinical performance measures described below closely follow the National Committee for Quality Assurance's Health Plan Employer Data and Information Set (HEDIS). Minor adjustments to HEDIS measures were required to account for the differences between the commercial population and the Medicaid population such as shorter and interrupted enrollment periods. NCQA may

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Covered Families and Children (CFC) population
Page 5


annually change its method for calculating a measure. These changes can make it difficult to evaluate whether improvement occurred from a prior year. For this reason, ODJFS will use the same methods to calculate the baseline results and the results for the period in which the MCP is being held accountable. For example, the same methods were being used to calculate calendar year 2005 results (the baseline period) and calendar year 2006 results. The methods will be updated and a new baseline will be created during 2007 for calendar year 2006 results. These results will then serve as the baseline to evaluate whether improvement occurred from calendar year 2006 to calendar year 2007. Clinical performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout. For a comprehensive description of the clinical performance measures below, see ODJFS Methods for Clinical Performance Measures for the Medicaid CFC Managed Care Program. Performance standards are subject to change based on the revision or update of NCQA methods or other national standards, methods or benchmarks.

For an MCP which had membership as of February 1, 2006: Prior to the transition to the regional-based approach, MCP performance will be evaluated using an MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. For reporting periods CY 2007 and CY 2008, targets and performance standards for Clinical Performance Measures in this Appendix (1.c.i - 1.c.vii) will be applicable to all counties in which MCPs had membership as of February 1, 2006. The final reporting year for the counties in which an MCP had membership as of February 1, 2006, will be CY 2008.

For any MCP which did not have membership as of February 1, 2006: Performance will be evaluated using a regional-based approach for any active region in which the MCP had membership. Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. CY 2008 will be the first reporting year that MCPs will be held accountable to the performance standards for an active region, and penalties will be applied for noncompliance. CY 2007 will be the first baseline reporting year for an active region.

ODJFS will use a sufficient amount of data needed per performance measure from all MCPs serving an active region to determine performance standards and targets for that region. For example, should a measure call for one calendar year of baseline data, first full calendar year data will be used. CY 2008 will be the first reporting year for measures that call for one year of baseline data. Should a measure call for two calendar years of baseline data, the first two full calendar years of data will be used. CY 2009 will be the first reporting year for measures that call for two years of baseline data.

Report Period: In order to adhere to the statewide expansion timeline, reporting periods may be adjusted based on the number of months of managed care membership. For the SFY 2007 contract period, performance will be evaluated using the January - December 2006 report period. For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period. For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

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Page 6


1.C.I. PERINATAL CARE - FREQUENCY OF ONGOING PRENATAL CARE

Measure: The percentage of enrolled women with a live birth during the year who received the expected number of prenatal visits. The number of observed versus expected visits will be adjusted for length of enrollment.

County-Based Target: At least 80% of the eligible population must receive 81% or more of the expected number of prenatal visits.

County-Based Minimum Performance Standard: The level of improvement must result in at least a 10% decrease in the difference between the target and the previous report period's results. (For example, if last year's results were 20%, then the difference between the target and last year's results is 60%. In this example, the standard is an improvement in performance of 10% of this difference or 6%. In this example, results of 26% or better would be compliant with the standard.)

Action Required for Noncompliance: If the standard is not met and the results are below 42% (44% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 42% (44% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.C.II. PERINATAL CARE - INITIATION OF PRENATAL CARE

Measure: The percentage of enrolled women with a live birth during the year who had a prenatal visit within 42 days of enrollment or by the end of the first trimester for those women who enrolled in the MCP during the early stages of pregnancy.

County-Based Target: At least 90% of the eligible population initiate prenatal care within the specified time.

County-Based Minimum Performance Standard: The level of improvement must result in at least a 10% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below 71% (74% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 71% (74% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.C.III. PERINATAL CARE - POSTPARTUM CARE

Measure: The percentage of women who delivered a live birth who had a postpartum visit on or between 21 days and 56 days after delivery.

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County-Based Target: At least 80% of the eligible population must receive a postpartum visit.

County-Based Minimum Performance Standard: The level of improvement must result in at least a 5% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below 48% (50% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 48% (50% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.C.IV. PREVENTIVE CARE FOR CHILDREN - WELL-CHILD VISITS

Measure: The percentage of children who received the expected number of well-child visits adjusted by age and enrollment. The expected number of visits is as follows:

Children who turn 15 months old: six or more well-child visits.

Children who were 3, 4, 5, or 6, years old: one or more well-child visits.

Children who were 12 through 21 years old: one or more well-child visits.

County-Based Target: At least 80% of the eligible children receive the expected number of well-child visits.

County-Based Minimum Performance Standard for Each of the Age Groups: The level of improvement must result in at least a 10% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance (15 month old age group): If the standard is not met and the results are below 34% (42% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 34% (42% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

Action Required for Noncompliance (3-6 year old age group): If the standard is not met and the results are below 50% (57% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 50% (57% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

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Covered Families and Children (CFC) population
Page 8


Action Required for Noncompliance (12-21 year old age group): If the standard is not met and the results are below 30% (33% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 30% (33% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.C.V. USE OF APPROPRIATE MEDICATIONS FOR PEOPLE WITH ASTHMA

Measure: The percentage of members with persistent asthma who were enrolled for at least 11 months with the plan during the year and who received prescribed medications acceptable as primary therapy for long-term control of asthma.

County-Based Target: At least 95% of the eligible population must receive the recommended medications.

County-Based Minimum Performance Standard: The level of improvement must result in at least a 10% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below 83% (84% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 83% (84% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.C.VI. ANNUAL DENTAL VISITS

Measure: The percentage of enrolled members age 4 through 21 who were enrolled for at least 11 months with the plan during the year and who had at least one dental visit during the year.

County-Based Target: At least 60% of the eligible population receive a dental visit.

County-Based Minimum Performance Standard: The level of improvement must result in at least a 10% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below 40% (42% for SFY 2009), then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 40% (42% for SFY 2009), then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.C.VII. LEAD SCREENING

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Appendix M
Covered Families and Children (CFC) population
Page 9


Measure: The percentage of one and two year olds who received a blood lead screening by age group.

County-Based Target: At least 80% of the eligible population receive a blood lead screening.

County-Based Minimum Performance Standard for Each of the Age Groups: The level of improvement must result in at least a 10% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance (1 year olds): If the standard is not met and the results are below 45% then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 45%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

Action Required for Noncompliance (2 year olds): If the standard is not met and the results are below 28% then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above 28%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

2. ACCESS

Performance in the Access category will be determined by the following measures:
Primary Care Physician (PCP) Turnover, Children's Access to Primary Care, and Adults' Access to Preventive/Ambulatory Health Services. For a comprehensive description of the access performance measures below, see ODJFS Methods for Access Performance Measures for the Medicaid CFC Managed Care Program.

2.A. PCP TURNOVER

A high PCP turnover rate may affect continuity of care and may signal poor management of providers. However, some turnover may be expected when MCPs end contracts with physicians who are not adhering to the MCP's standard of care. Therefore, this measure is used in conjunction with the children and adult access measures to assess performance in the access category.

Measure: The percentage of primary care physicians affiliated with the MCP as of the beginning of the measurement year who were not affiliated with the MCP as of the end of the year.

For an MCP which had membership as of February 1, 2006: Prior to the transition to the regional-based approach, MCP performance will be evaluated using an MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. The minimum performance standard in this Appendix (2.a) will be applicable to the MCP's statewide result for the counties in

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Covered Families and Children (CFC) population
Page 10


which the MCP had membership as of February 1, 2006. The last reporting year using the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006 for performance evaluation is CY 2007; the last reporting year using the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006 for P4P(Appendix O) is CY 2008.

For any MCP which did not have membership as of February 1, 2006: Performance will be evaluated using a regional-based approach for any active region in which the MCP had membership.

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. ODJFS will use the first full calendar year of data (which may be adjusted based on the number of months of managed care membership). from all MCPs serving an active region to determine a minimum performance standard for that region. CY 2008 will be the first reporting year that MCPs will be held accountable to the performance standards for an active region, and penalties will be applied for noncompliance.

Report Period: In order to adhere to the statewide expansion timeline, reporting periods may be adjusted based on the number of months of managed care membership. For the SFY 2007 contract period, performance will be evaluated using the January - December 2006 report period. For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period. For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

County-Based Minimum Performance Standard: A maximum PCP Turnover rate of 18%.

Action Required for Noncompliance: MCPs are required to perform a causal analysis of the high PCP turnover rate and assess the impact on timely access to health services, including continuity of care. If access has been reduced or coordination of care affected, then the MCP must develop and implement an action plan to address the findings.

2.B. CHILDREN'S ACCESS TO PRIMARY CARE

This measure indicates whether children aged 12 months to 11 years are accessing PCPs for sick or well-child visits.

Measure: The percentage of members age 12 months to 11 years who had a visit with an MCP PCP-type provider.

For an MCP which had membership as of February 1, 2006: Prior to the transition to the regional-based approach, MCP performance will be evaluated using an MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. The minimum performance standard in this Appendix (2.b) will be applicable to the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. The last reporting year using the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006 is CY 2008.

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Appendix M
Covered Families and Children (CFC) population
Page 11


For any MCP which did not have membership as of February 1, 2006: Performance will be evaluated using a regional-based approach for any active region in which the MCP had membership.

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. ODJFS will use the first two full calendar years of data (which may be adjusted based on the number of months of managed care membership) from all MCPs serving an active region to determine a minimum performance standard for that region. CY 2009 will be the first reporting year that MCPs will be held accountable to the performance standards for an active region, and penalties will be applied for noncompliance. Performance measure results for that region will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Report Period: In order to adhere to the statewide expansion timeline, reporting periods may be adjusted based on the number of months of managed care membership. For the SFY 2007 contract period, performance will be evaluated using the January - December 2006 report period. For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period. For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

County-Based Minimum Performance Standards:

CY 2006 report period - 70% of children must receive a visit.
CY 2007 report period - 71% of children must receive a visit
CY 2008 report period - TBD (in May 2007)

Penalty for Noncompliance: If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

2.C. ADULTS' ACCESS TO PREVENTIVE/AMBULATORY HEALTH SERVICES

This measure indicates whether adult members are accessing health services.

Measure: The percentage of members age 20 and older who had an ambulatory or preventive-care visit.

For an MCP which had membership as of February 1, 2006: Prior to the transition to the regional-based approach, MCP performance will be evaluated using an MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. The minimum performance standard in this Appendix (2.c) will be applicable to the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. The last reporting year using the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006 for performance evaluation is CY2007; the last reporting year using the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006 for P4P (Appendix O) is CY 2008.

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Covered Families and Children (CFC) population
Page 12


For any MCP which did not have membership as of February 1, 2006: Performance will be evaluated using a regional-based approach for any active region in which the MCP had membership.

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. ODJFS will use the first full calendar year of data (which may be adjusted based on the number of months of managed care membership) from all MCPs serving an active region to determine a minimum performance standard for that region. CY 2008 will be the first reporting year that MCPs will be held accountable to the performance standards for an active region, and penalties will be applied for noncompliance. Performance measure results for that region will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Report Period: In order to adhere to the statewide expansion timeline, reporting periods may be adjusted based on the number of months of managed care membership. For the SFY 2007 contract period, performance will be evaluated using the January - December 2006 report period. For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period. For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

County-Based Minimum Performance Standards:

CY 2006 report period - 63% of adults must receive a visit.
CY 2007 report period - 63% of adults must receive a visit.
CY 2008 report period - TBD (in May 2007)

Penalty for Noncompliance: If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

2.D. MEMBERS' ACCESS TO DESIGNATED PCP

The MCP must encourage and assist CFC members without a designated primary care physician (PCP) to establish such a relationship, so that a designated PCP can coordinate and manage a member's health care needs. This measure is to be used to assess MCPs' performance in the access category.

Measure: The percentage of members who had a visit through members' designated PCPs.

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. ODJFS will use the first full calendar year of data (CY2007) as a baseline from all MCPs serving CFC membership to determine a minimum performance standard for that region. CY 2008 will be the first reporting year that MCPs will be held accountable to the performance standards for an active region and penalties will be applied for noncompliance. Performance measure results for that region will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Report Period: For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

Appendix M
Covered Families and Children (CFC) population
Page 13


Minimum Performance Standards: TBD

Penalty for Noncompliance: If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

3. CONSUMER SATISFACTION

In accordance with federal requirements and in the interest of assessing enrollee satisfaction with MCP performance, ODJFS annually conducts independent consumer satisfaction surveys. Results are used to assist in identifying and correcting MCP performance overall and in the areas of access, quality of care, and member services. For SFY 2007 and SFY 2008, performance in this category will be determined by the overall satisfaction score. For a comprehensive description of the Consumer Satisfaction performance measure below, see ODJFS Methods for Consumer Satisfaction Performance Measures for the Medicaid CFC Managed Care Program.

Measure: Overall Satisfaction with MCP: The average rating of the respondents to the Consumer Satisfaction Survey who were asked to rate their overall satisfaction with their MCP. The results of this measure are reported annually.

County-Based Approach: Prior to the transition to the regional-based approach, MCP performance will be evaluated using an MCP's statewide result. For performance evaluation, the last year to use the county-based approach will be SFY 2008, using CY 2008 data. For P4P (Appendix O), the last year to use the county-based approach will be SFY 2009, using CY 2009 data.

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. ODJFS will use the first full calendar year of regional data (CY 2008 adult and child survey results from all MCPs serving CFC membership to establish a measure and determine regional minimum performance standards. For performance evaluation, the first year to use the regional-based approach will be SFY 2009, using CY 2009 data. For P4P (Appendix O), the first year to use the regional-based approach will be SFY 2010, using CY 2010 data.

Report Period: For the SFY 2007 contract period, performance will be evaluated using the results from the most recent consumer satisfaction survey completed prior to the end of the SFY 2007. For the SFY 2008 contract period, performance will be evaluated using the results from the most recent consumer satisfaction survey completed prior to the end of the SFY 2008. For the SFY 2009 contract period, performance will be evaluated using the results from the most recent consumer satisfaction survey completed prior to the end of the SFY 2009.

County-Based Minimum Performance Standard: An average score of no less than 7.0.

Penalty for noncompliance: If an MCP is determined noncompliant with the Minimum Performance Standard, then the MCP must develop a corrective action plan and provider agreement renewals may be affected.

4. ADMINISTRATIVE CAPACITY

Appendix M
Covered Families and Children (CFC) population
Page 14


The ability of an MCP to meet administrative requirements has been found to be both an indicator of current plan performance and a predictor of future performance. Deficiencies in administrative capacity make the accurate assessment of performance in other categories difficult, with findings uncertain. Performance in this category will be determined by the Compliance Assessment System, and the emergency department diversion program. For a comprehensive description of the Administrative Capacity performance measures below, see ODJFS Methods for Administrative Capacity Performance Measures for the Medicaid CFC Managed Care Program.

4.A. COMPLIANCE ASSESSMENT SYSTEM

Measure: The number of points accumulated during a rolling 12-month period through the Compliance Assessment System.

Report Period: For the SFY 2008 and SFY 2009 contract periods, performance will be evaluated using a rolling 12-month report period.

Performance Standard: A maximum of 15 points

Penalty for Noncompliance: Penalties for points are established in Appendix N, Compliance Assessment System.

4.B. EMERGENCY DEPARTMENT DIVERSION

Managed care plans must provide access to services in a way that assures access to primary and urgent care in the most effective settings and minimizes inappropriate utilization of emergency department (ED) services. MCPs are required to identify high utilizers of ED services and implement action plans designed to minimize inappropriate ED utilization.

Measure: The percentage of members who had four or more ED visits during the six month reporting period.

For an MCP which had membership as of February 1, 2006: Prior to the transition to the regional-based approach, MCP performance will be evaluated using an MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. The minimum performance standard and the target in this Appendix (4.b) will be applicable to the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006. The last reporting period using the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006 for performance evaluation is July-December 2007; the last reporting period using the MCP's statewide result for the counties in which the MCP had membership as of February 1, 2006 for P4P (Appendix O) is July-December 2006.

For any MCP which did not have membership as of February 1, 2006: Performance will be evaluated using a regional-based approach for any active region in which the MCP had membership.

Appendix M
Covered Families and Children (CFC) population
Page 15


Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region. The reporting period will be a full calendar year. ODJFS will use the first full calendar year of data, which may be adjusted based on the number of months of managed care membership, as a baseline from all MCPs serving an active region to determine a minimum performance standard and a target for that region. CY 2008 will be the first reporting year that MCPs will be held accountable to the performance standards for an active region, and penalties will be applied for noncompliance. Performance measure results for that region will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Regional-Based Measure: The percentage of members who had TBD or more ED visits during the 12 month reporting period.

Report Period: In order to adhere to the statewide expansion timeline, reporting periods may be adjusted based on the number of months of managed care membership. For the SFY 2007 contract period, a baseline level of performance will be set using the January - June 2006 report period. Results will be calculated for the reporting period of July - December 2006 and compared to the baseline results to determine if the minimum performance standard is met. For the SFY 2008 contract period, a baseline level of performance will be set using the January - June 2007 report period (which may be adjusted based on the number of months of managed care membership). Results will be calculated for the reporting period of July - December 2007 and compared to the baseline results to determine if the minimum performance standard is met. SFY 2008 is also the first year for regional based reporting, using January - December 2007 as a baseline. For the SFY 2009 contract period, results will be calculated for the reporting period January - December 2008 and compared to the baseline.

County-Based Target: A maximum of 0.70% of the eligible population will have four or more ED visits during the reporting period.

County-Based Minimum Performance Standard: The level of improvement must result in at least a 10% decrease in the difference between the target and the baseline period results.

Penalty for Noncompliance: If the standard is not met and the results are above 1.1%, then the MCP must develop a corrective action plan, for which ODJFS may direct the MCP to develop the components of their EDD program as specified by ODJFS. If the standard is not met and the results are at or below 1.1%, then the MCP must develop a Quality Improvement Directive.

5. NOTES

Given that unforeseen circumstances (e.g., revision or update of applicable national standards, methods or benchmarks, or issues related to program implementation) may impact performance assessment as specified in Sections 1 through 4, ODJFS reserves the right to apply the most

Appendix M
Covered Families and Children (CFC) population
Page 16


appropriate penalty to the area of deficiency identified with any individual measure, notwithstanding the penalties specified in this Appendix.

5.A. REPORT PERIODS

Unless otherwise noted, the most recent report or study finalized prior to the end of the contract period will be used in determining the MCP's performance level for that contract period.

5.B. MONETARY SANCTIONS

Penalties for noncompliance with individual standards in this appendix will be imposed as the results are finalized. Penalties for noncompliance with individual standards for each period compliance is determined in this appendix will not exceed $250,000.

Refundable monetary sanctions will be based on the capitation payment in the month of the cited deficiency and due within 30 days of notification by ODJFS to the MCP of the amount. Any monies collected through the imposition of such a sanction would be returned to the MCP (minus any applicable collection fees owed to the Attorney General's Office, if the MCP has been delinquent in submitting payment) after they have demonstrated improved performance in accordance with this appendix. If an MCP does not comply within two years of the date of notification of noncompliance, then the monies will not be refunded.

5.C. COMBINED REMEDIES

If ODJFS determines that one systemic problem is responsible for multiple deficiencies, ODJFS may impose a combined remedy which will address all areas of deficient performance. The total fines assessed in any one month will not exceed 15% of the MCP's monthly capitation.

5.D. ENROLLMENT FREEZES

MCPs found to have a pattern of repeated or ongoing noncompliance may be subject to an enrollment freeze.

5.E. RECONSIDERATION

Requests for reconsideration of monetary sanctions and enrollment freezes may be submitted as provided in Appendix N, Compliance Assessment System.

5.F. CONTRACT TERMINATION, NONRENEWALS OR DENIALS

Upon termination, nonrenewal or denial of an MCP contact, all monetary sanctions collected under this appendix will be retained by ODJFS. The at-risk amount paid to the MCP under the current provider agreement will be returned to ODJFS in accordance with Appendix P, Terminations, of the provider agreement.

Appendix N
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX N

                          COMPLIANCE ASSESSMENT SYSTEM
                             CFC ELIGIBLE POPULATION

I. GENERAL PROVISIONS OF THE COMPLIANCE ASSESSMENT SYSTEM

     A. The Compliance Assessment System (CAS) is designed to improve the quality of each managed care plan's (MCP's) performance through actions taken by the Ohio Department of Job and Family Services (ODJFS) to address identified failures to meet program requirements. This appendix applies to the MCP specified in the baseline of this MCP Provider Agreement (hereinafter referred to as the Agreement).

     B. The CAS assesses progressive remedies with specified values (e.g., points, fines, etc.) assigned for certain documented failures to satisfy the deliverables required by Ohio Administrative Code (OAC) rule or the Agreement. Remedies are progressive based upon the severity of the violation, or a repeated pattern of violations. The CAS allows the accumulated point total to reflect patterns of less serious violations as well as less frequent, more serious violations.

     C. The CAS focuses on clearly identifiable deliverables and sanctions/remedial actions are only assessed in documented and verified instances of noncompliance. The CAS does not include categories which require subjective assessments or which are not within the MCPs control.

     D. The CAS does not replace ODJFS' ability to require corrective action plans (CAPs) and program improvements, or to impose any of the sanctions specified in OAC rule 5101:3-26-10, including the proposed termination, amendment, or nonrenewal of the MCP's Provider Agreement.

     E. As stipulated in OAC rule 5101:3-26-10(F), regardless of whether ODJFS imposes a sanction, MCPs are required to initiate corrective action for any MCP program violations or deficiencies as soon as they are identified by the MCP or ODJFS.

     F. In addition to the remedies imposed in Appendix N, remedies related to areas of financial performance, data quality, and performance management may also be imposed pursuant to Appendices J, L, and M respectively, of the Agreement.

     G. If ODJFS determines that an MCP has violated any of the requirements of sections 1903(m) or 1932 of the Social Security Act which are not specifically identified within the CAS, ODJFS may, pursuant to the provisions of OAC rule 5101:3-26-10(A), notify the MCP's members that they may terminate from the MCP without cause and/or

Appendix N
Covered Families and Children (CFC) population
Page 2


     suspend any further new member selections.

     H. For purposes of the CAS, the date that ODJFS first becomes aware of an MCP's program violation is considered the date on which the violation occurred. Therefore, program violations that technically reflect noncompliance from the previous compliance term will be subject to remedial action under CAS at the time that ODJFS first becomes aware of this noncompliance.

     I. In cases where an MCP contracted healthcare provider is found to have violated a program requirement (e.g., failing to provide adequate contract termination notice, marketing to potential members, inappropriate member billing, etc.), ODJFS will not assess points if: (1) the MCP can document that they provided sufficient notification/education to providers of applicable program requirements and prohibited activities; and (2) the MCP takes immediate and appropriate action to correct the problem and to ensure that it does not happen again to the satisfaction of ODJFS. Repeated incidents will be reviewed to determine if the MCP has a systemic problem in this area, and if so, sanctions/remedial actions may be assessed, as determined by ODJFS.

     J. All notices of noncompliance will be issued in writing via email and facsimile to the identified MCP contact.

II. TYPES OF SANCTIONS/REMEDIAL ACTIONS

     ODJFS may impose the following types of sanctions/remedial actions, including, but not limited to, the items listed below. The following are examples of program violations and their related penalties. This list is not all inclusive. As with any instance of noncompliance, ODJFS retains the right to use their sole discretion to determine the most appropriate penalty based on the severity of the offense, pattern of repeated noncompliance, and number of consumers affected. Additionally, if an MCP has received any previous written correspondence regarding their duties and obligations under OAC rule or the Agreement, such notice may be taken into consideration when determining penalties and/or remedial actions.

     A. Corrective Action Plans (CAPs) - A CAP is a structured activity/process implemented by the MCP to improve identified operational deficiencies.

     MCPs may be required to develop CAPs for any instance of noncompliance, and CAPs are not limited to actions taken in this Appendix. All CAPs requiring ongoing activity on the part of an MCP to ensure their compliance with a program requirement remain in effect for twenty-four months.

     In situations where ODJFS has already determined the specific action which must be implemented by the MCP or if the MCP has failed to submit a CAP, ODJFS may require the MCP to comply with an ODJFS-developed or "directed" CAP.

Appendix N
Covered Families and Children (CFC) population
Page 3


     In situations where a penalty is assessed for a violation an MCP has previously been assessed a CAP (or any penalty or any other related written correspondence), the MCP may be assessed escalating penalties.

     B. Points - Points will accumulate over a rolling 12-month schedule. Each month, points that are more than 12-months old will expire. Points will be tracked and monitored separately for each Agreement the MCP concomitantly holds with the BMHC, beginning with the commencement of this Agreement (i.e., the MCP will have zero points at the onset of this Agreement).

     No points will be assigned for any violation where an MCP is able to document that the precipitating circumstances were completely beyond their control and could not have been foreseen (e.g., a construction crew severs a phone line, a lightning strike blows a computer system, etc.).

          B.1. 5 Points -- Failures to meet program requirements, including but not limited to, actions which could impair the member's ability to obtain correct INFORMATION regarding services or which could impair a consumer's or member's rights, as determined by ODJFS, will result in the assessment of 5 points. Examples include, but are not limited to, the following:

               - Violations which result in a member's MCP selection or termination based on inaccurate provider panel information from the MCP.

               - Failure to provide member materials to new members in a timely manner.

               - Failure to comply with appeal, grievance, or state hearing requirements, including the failure to notify a member of their right to a state hearing when the MCP proposes to deny, reduce, suspend or terminate a Medicaid-covered service.

               - Failure to staff 24-hour call-in system with appropriate trained medical personnel.

               - Failure to meet the monthly call-center requirements for either the member services or the 24-hour call-in system lines.

               - Provision of false, inaccurate or materially misleading information to health care providers, the MCP's members, or any eligible individuals.

               -    Use of unapproved marketing or member materials.

               - Failure to appropriately notify ODJFS or members of provider panel terminations.

               -    Failure to update website provider directories as required.

          B.2. 10 Points -- Failures to meet program requirements, including but not limited to, actions which could affect the ability of the MCP to deliver or the CONSUMER TO ACCESS covered services, as determined by ODJFS. Examples include, but are

Appendix N
Page 4


          not limited to, the following:

               - Discrimination among members on the basis of their health status or need for health care services (this includes any practice that would reasonably be expected to encourage termination or discourage selection by individuals whose medical condition indicates probable need for substantial future medical services).

               - Failure to assist a member in accessing needed services in a timely manner after request from the member.

               - Failure to provide medically-necessary Medicaid covered services to members.

               - Failure to process prior authorization requests within the prescribed time frames.

     C. Fines - Refundable or nonrefundable fines may be assessed as a penalty separate to or in combination with other sanctions/remedial actions.

          C.1. Unless otherwise stated, all fines are nonrefundable.

          C.2. Pursuant to procedures as established by ODJFS, refundable and nonrefundable monetary sanctions/assurances must be remitted to ODJFS within thirty (30) days of receipt of the invoice by the MCP. In addition, per Ohio Revised Code Section 131.02, payments not received within forty-five (45) days will be certified to the Attorney General's (AG's) office. MCP payments certified to the AG's office will be assessed the appropriate collection fee by the AG's office.

          C.3. Monetary sanctions/assurances imposed by ODJFS will be based on the most recent premium payments.

          C.4. Any monies collected through the imposition of a refundable fine will be returned to the MCP (minus any applicable collection fees owed to the Attorney General's Office if the MCP has been delinquent in submitting payment) after they have demonstrated full compliance, as determined by ODJFS, with the particular program requirement. If an MCP does not comply within one (1) year of the date of notification of noncompliance involving issues of case management and two (2) years of the date of notification of noncompliance in issues involving encounter data, then the monies will not be refunded.

          C.5. MCPs are required to submit a written request for refund to ODJFS at the time they believe is appropriate before a refund of monies will be considered.

     D. Combined Remedies - Notwithstanding any other action ODJFS may take under this Appendix, ODJFS may impose a combined remedy which will address all areas of

Appendix N
Page 5


     noncompliance if ODJFS determines, in its sole discretion, that (1) one systemic problem is responsible for multiple areas of noncompliance and/or
     (2) that there are a number of repeated instances of noncompliance with the same program requirement.

     E. Progressive Remedies - Progressive remedies will be based on the number of points accumulated at the time of the most recent incident. Unless specifically otherwise indicated in this appendix, all fines are nonrefundable. The designated fine amount will be assessed when the number of accumulated points falls within the ranges specified below:

0 -15 Points    Corrective Action Plan (CAP)

16-25 Points    CAP + $5,000 fine

26-50 Points    CAP + $10,000 fine

51-70 Points    CAP + $20,000 fine

71-100 Points   CAP + $30,000 fine

100+ Points     Proposed Contract Termination

     F. New Member Selection Freezes - Notwithstanding any other penalty or point assessment that ODJFS may impose on the MCP under this Appendix, ODJFS may prohibit an MCP from receiving new membership through consumer initiated selection or the assignment process if: (1) the MCP has accumulated a total of 51 or more points during a rolling 12-month period;
     (2) or the MCP fails to fully implement a CAP within the designated time frame; or (3) circumstances exist which potentially jeopardize the MCP's members' access to care. [Examples of circumstances that ODJFS may consider as jeopardizing member access to care include:

     - the MCP has been found by ODJFS to be noncompliant with the prompt payment or the non-contracting provider payment requirements;

     - the MCP has been found by ODJFS to be noncompliant with the provider panel requirements specified in Appendix H of the Agreement;

     - the MCP's refusal to comply with a program requirement after ODJFS has directed the MCP to comply with the specific program requirement; or

     - the MCP has received notice of proposed or implemented adverse action by the Ohio Department of Insurance.]

     Payments provided for under the Agreement will be denied for new enrollees, when and

Appendix N
Page 6


     for so long as, payments for those enrollees are denied by CMS in accordance with the requirements in 42 CFR 438.730.

     G. Reduction of Assignments - ODJFS has sole discretion over how member auto-assignments are made. ODJFS may reduce the number of assignments an MCP receives to assure program stability within a region or if ODJFS determines that the MCP lacks sufficient capacity to meet the needs of the increased volume in membership. Examples of circumstances which ODJFS may determine demonstrate a lack of sufficient capacity include, but are not limited to an MCP's failure to: maintain an adequate provider network; repeatedly provide new member materials by the member's effective date; meet the minimum call center requirements; meet the minimum performance standards for identifying and assessing children with special health care needs and members needing case management services; and/or provide complete and accurate appeal/grievance, member's PCP and CAMS data files.

     H. Termination, Amendment, or Nonrenewal of MCP Provider Agreement - ODJFS can at any time move to terminate, amend or deny renewal of a provider agreement. Upon such termination, nonrenewal, or denial of an MCP provider agreement, all previously collected monetary sanctions will be retained by ODJFS.

     I. Specific Pre-Determined Penalties

          I.1. Adequate network-minimum provider panel requirements - Compliance with provider panel requirements will be assessed quarterly. Any deficiencies in the MCP's provider network as specified in Appendix H of the Agreement or by ODJFS, will result in the assessment of a $1,000 nonrefundable fine for each category (practitioners, PCP capacity, hospitals), for each county, and for each population (e.g., ABD, CFC). For example if the MCP did not meet the following minimum panel requirements, the MCP would be assessed (1) a $3,000 nonrefundable fine for the failure to meet CFC panel requirements; and, (2) a $1,000 nonrefundable fine for the failure to meet ABD panel requirements).

               - practitioner requirements in Franklin county for the CFC population

               - practitioner requirements in Franklin county for the ABD population

               - hospital requirements in Franklin county for the CFC population

               - PCP capacity requirements in Fairfield county for the CFC population

          In addition to the pre-determined penalties, ODJFS may assess additional penalties pursuant to this Appendix (e.g. CAPs, points, fines) if member specific access issues are identified resulting from provider panel noncompliance.

          I.2. Geographic Information System - Compliance with the Geographic Information System (GIS) requirements will be assessed semi-annually. Any failure to meet GIS requirements as specified in Appendix H of the Agreement will result a $1,000 nonrefundable fine for each county and for each population

Appendix N
Page 7


          (e.g., ABD, CFC, etc.). For example if the MCP did not meet GIS requirements in the following counties, the MCP would be assessed (1) a nonrefundable $2,000 fine for the failure to meet GIS requirements for the CFC population and (2) a $1,000 nonrefundable fine for the failure to meet GIS requirements for the ABD population.

               -    GIS requirements in Franklin county for the CFC population

               -    GIS requirements in Fairfield county for the CFC population

               -    GIS requirements in Franklin county for the ABD population

          I.3. Late Submissions - All required submissions/data and documentation requests must be received by their specified deadline and must represent the MCP in an honest and forthright manner. Failure to provide ODJFS with a required submission or any data/documentation requested by ODJFS will result in the assessment of a nonrefundable fine of $100 per day, unless the MCP requests and is granted an extension by ODJFS. Assessments for late submissions will be done monthly. Examples of such program violations include, but are not limited to:

               -    Late required submissions

                    -    Annual delegation assessments

                    -    Call center report

                    -    Franchise fee documentation

                    - Reinsurance information (e.g., prior approval of changes)

                    -    State hearing notifications

               -    Late required data submissions

                    -    Appeals and grievances, case management, or PCP data

               -    Late required information requests

                    -    Automatic call distribution reports

                    - Information/resolution regarding consumer or provider complaint

                    - Just cause or other coordination care request from ODJFS

                    -    PVS survey forms

                    - Failure to provide ODJFS with a required submission after ODJFS has notified the MCP that the prescribed deadline for that submission has passed

          If an MCP determines that they will be unable to meet a program deadline or data/documentation submission deadline, the MCP must submit a written request to its Contract Administrator for an extension of the deadline, as soon as possible, but no later than 3 PM EST on the date of the deadline in question. Extension requests should only be submitted in situations where unforeseeable circumstances have occurred which make it impossible for the MCP to meet an ODJFS-stipulated deadline and all such requests will be evaluated upon this standard. Only written approval as may be granted by ODJFS of a deadline extension will preclude the assessment of compliance action for untimely

Appendix N
Page 8


          submissions.

          I.4. Noncompliance with Claims Adjudication Requirements - If ODJFS finds that an MCP is unable to (1) electronically accept and adjudicate claims to final status and/or (2) notify providers of the status of their submitted claims, as stipulated in Appendix C of the Agreement, ODJFS will assess the MCP with a monetary sanction of $20,000 per day for the period of noncompliance.

          If ODJFS has identified specific instances where an MCP has failed to take the necessary steps to comply with the requirements specified in Appendix C of the Agreement for (1) failing to notify non-contracting providers of procedures for claims submissions when requested and/or
          (2) failing to notify contracting and non-contracting providers of the status of their submitted claims, the MCP will be assessed 5 points per incident of noncompliance.

          I.5. Noncompliance with Prompt Payment: - Noncompliance with the prompt pay requirements as specified in Appendix J of the Agreement will result in progressive penalties. The first violation during a rolling 12-month period will result in the submission of quarterly prompt pay and monthly status reports to ODJFS until the next quarterly report is due. The second violation during a rolling 12-month period will result in the submission of monthly status reports and a refundable fine equal to 5% of the MCP's monthly premium payment or $300,000, whichever is less. The refundable fine will be applied in lieu of a nonrefundable fine and the money will be refunded by ODJFS only after the MCP complies with the required standards for two (2) consecutive quarters. Subsequent violations will result in an enrollment freeze.

          If an MCP is found to have not been in compliance with the prompt pay requirements for any time period for which a report and signed attestation have been submitted representing the MCP as being in compliance, the MCP will be subject to an enrollment freeze of not less than three (3) months duration.

          I.6. Noncompliance with Franchise Fee Assessment Requirements - In accordance with ORC Section 5111.176, and in addition to the imposition of any other penalty, occurrence or points under this Appendix, an MCP that does not pay the franchise permit fee in full by the due date is subject to any or all of the following:

               - A monetary penalty in the amount of $500 for each day any part of the fee remains unpaid, except the penalty will not exceed an amount equal to 5 % of the total fee that was due for the calendar quarter for which the penalty was imposed;

               - Withholdings from future ODJFS capitation payments. If an MCP fails to pay the full amount of its franchise fee when due, or the full amount of the

Appendix N
Page 9


                    imposed penalty, ODJFS may withhold an amount equal to the remaining amount due from any future ODJFS capitation payments. ODJFS will return all withheld capitation payments when the franchise fee amount has been paid in full.

               - Proposed termination or non-renewal of the MCP's Medicaid provider agreement may occur if the MCP:

                         a. Fails to pay its franchise permit fee or fails to pay the fee promptly;

                         b. Fails to pay a penalty imposed under this Appendix or fails to pay the penalty promptly;

                         c. Fails to cooperate with an audit conducted in accordance with ORC Section 5111.176.

          I.7. Noncompliance with Clinical Laboratory Improvement Amendments - Noncompliance with CLIA requirements as specified by ODJFS will result in the assessment of a nonrefundable $1,000 fine for each violation.

          I.8. Noncompliance with Abortion and Sterilization Payment - Noncompliance with abortion and sterilization requirements as specified by ODJFS will result in the assessment of a nonrefundable $2,000 fine for each documented violation. Additionally, MCPs must take all appropriate action to correct each ODJFS-documented violation.

          I.9. Refusal to Comply with Program Requirements - If ODJFS has instructed an MCP that they must comply with a specific program requirement and the MCP refuses, such refusal constitutes documentation that the MCP is no longer operating in the best interests of the MCP's members or the state of Ohio and ODJFS will move to terminate or nonrenew the MCP's provider agreement.

III. REQUEST FOR RECONSIDERATIONS

     MCPs may request a reconsideration of remedial action taken under the CAS for penalties that include points, fines, reductions in assignments and/or selection freezes. Requests for reconsideration must be submitted on the ODJFS required form as follows:

     A. MCPs notified of ODJFS' imposition of remedial action taken under the CAS will have ten (10) working days from the date of receipt of the facsimile to request reconsideration, although ODJFS will impose enrollment freezes based on an access to care concern concurrent with initiating notification to the MCP. Any information that the MCP would like reviewed as part of the reconsideration request must be submitted at the time of submission of the reconsideration request, unless ODJFS extends the time frame in writing.

     B. All requests for reconsideration must be submitted by either facsimile transmission or

Appendix N
Page 10


     overnight mail to the Chief, Bureau of Managed Health Care, and received by ODJFS by the tenth business day after receipt of the faxed notification of the imposition of the remedial action by ODJFS.

     C. The MCP will be responsible for verifying timely receipt of all reconsideration requests. All requests for reconsideration must explain in detail why the specified remedial action should not be imposed. The MCP's justification for reconsideration will be limited to a review of the written material submitted by the MCP. The Bureau Chief will review all correspondence and materials related to the violation in question in making the final reconsideration decision.

     D. Final decisions or requests for additional information will be made by ODJFS within ten (10) business days of receipt of the request for reconsideration.

     E. If additional information is requested by ODJFS, a final reconsideration decision will be made within three (3) business days of the due date for the submission. Should ODJFS require additional time in rendering the final reconsideration decision, the MCP will be notified of such in writing.

     F. If a reconsideration request is decided, in whole or in part, in favor of the MCP, both the penalty and the points associated with the incident, will be rescinded or reduced, in the sole discretion of ODJFS. The MCP may still be required to submit a CAP if ODJFS, in its sole discretion, believes that a CAP is still warranted under the circumstances.

Appendix O
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX O

                            PAY-FOR PERFORMANCE (P4P)
                             CFC ELIGIBLE POPULATION

This Appendix establishes P4P for managed care plans (MCPs) to improve performance in specific areas important to the Medicaid MCP members. P4P include the at-risk amount included with the monthly premium payments (see Appendix F, Rate Chart), and possible additional monetary rewards up to $250,000.

To qualify for consideration of any P4P, MCPs must meet minimum performance standards established in Appendix M, Performance Evaluation on selected measures, and achieve P4P standards established for selected Clinical Performance Measures. For qualifying MCPs, higher performance standards for three measures must be reached to be awarded a portion of the at-risk amount and any additional P4P (see Sections 1 and 2). An excellent and superior standard is set in this Appendix for each of the three measures. Qualifying MCPs will be awarded a portion of the at-risk amount for each excellent standard met. If an MCP meets all three excellent and superior standards, they may be awarded additional P4P (see Section 3).

Prior to the transition to a regional-based P4P system (SFY 2006 through SFY
2009), the county-based P4P system (sections 1 and 2 of this Appendix) will apply to MCPs with membership as of February 1, 2006. Only counties with membership as of February 1, 2006 will be used to calculate performance levels for the county-based P4P system.

1. SFY 2007 P4P

1.A. QUALIFYING PERFORMANCE LEVELS

To qualify for consideration of the SFY 2007 P4P, an MCP's performance level must:

     1) Meet the minimum performance standards set in Appendix M, Performance Evaluation, for the measures listed below; and

     2) Meet the P4P standards established for the Emergency Department Diversion and Clinical Performance Measures below.

A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

Measures for which the minimum performance standard for SFY 2007 established in Appendix M, Performance Evaluation, must be met to qualify for consideration of P4P are as follows:

1. PCP Turnover (Appendix M, Section 2.a.)

     Report Period: CY 2006

Appendix O
Covered Families and Children (CFC) population
Page 2


2. Children's Access to Primary Care (Appendix M, Section 2.b.)

     Report Period: CY 2006

3. Adults' Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

     Report Period: CY 2006

4. Overall Satisfaction with MCP (Appendix M, Section 3.)

     Report Period: The most recent consumer satisfaction survey completed prior to the end of the SFY 2007 contract period.

For the EDD performance measure, the MCP must meet the P4P standard for the report period of July - December, 2006 to be considered for SFY 2007 P4P. The MCP meets the P4P standard if one of two criteria are met. The P4P standard is a performance level of either:

1) The minimum performance standard established in Appendix M, Section 4.b.; or

2) The Medicaid benchmark of a performance level at or below 1.1%.

For each clinical performance measure listed below, the MCP must meet the P4P standard to be considered for SFY 2007 P4P. The MCP meets the P4P standard if one of two criteria are met. The P4P standard is a performance level of either:

1) The minimum performance standard established in Appendix M, Performance Evaluation, for seven of the nine clinical performance measures listed below; or

2) The Medicaid benchmarks for seven of the nine clinical performance measures listed below. The Medicaid benchmarks are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

                                                            Medicaid
              Clinical Performance Measure                 Benchmark
              ----------------------------                 ---------
1. Perinatal Care - Frequency of Ongoing Prenatal Care        42%
2. Perinatal Care - Initiation of Prenatal Care               71%
3. Perinatal Care - Postpartum Care                           48%
4. Well-Child Visits - Children who turn 15 months old        34%
5. Well-Child Visits - 3, 4, 5, or 6, years old               50%
6. Well-Child Visits - 12 through 21 years old                30%
7. Use of Appropriate Medications for People with Asthma      83%
8. Annual Dental Visits                                       40%
9. Blood Lead - 1 year olds                                   45%

Appendix O
Covered Families and Children (CFC) population
Page 3


1.B. EXCELLENT AND SUPERIOR PERFORMANCE LEVELS

For qualifying MCPs as determined by Section 2.a., performance will be evaluated on the measures below to determine the status of the at-risk amount or any additional P4P that may be awarded. Excellent and Superior standards are set for the three measures described below. The standards are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

A brief description of these measures is provided in Appendix M, Performance Evaluation. A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

1. Case Management of Children (Appendix M, Section 1.b.ii.)

     Report Period: April - June 2007

     Excellent Standard: 5.5%

     Superior Standard: 6.5%

2. Use of Appropriate Medications for People with Asthma (Appendix M, Section 1.c.vi.)

     Report Period: CY 2006

     Excellent Standard: 86%

     Superior Standard: 88%

3. Adults' Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

     Report Period: CY 2006

     Excellent Standard: 76%

      Superior Standard: 83%

1.C. DETERMINING SFY 2007 P4P

MCPs reaching the minimum performance standards described in Section 1.a. herein, will be considered for P4P including retention of the at-risk amount and any additional P4P. For each Excellent standard established in Section 1.b. herein, that an MCP meets, one-third of the at-risk amount may be retained. For MCPs meeting all of the Excellent and Superior standards established in Section 1.b. herein, additional P4P may be awarded. For MCPs receiving additional P4P, the amount in the P4P fund (see section 2.) will be divided equally, up to the maximum additional amount, among all MCPs'ABD and/or CFC programs

Appendix O
Covered Families and Children (CFC) population
Page 4


receiving additional P4P. The maximum additional amount to be awarded per plan, per program, per contract year is $250,000. An MCP may receive up to $500,000 should both of the MCP's ABD and CFC programs achieve the Superior Performance Levels.

2. SFY 2008 P4P

2.A. QUALIFYING PERFORMANCE LEVELS

To qualify for consideration of the SFY 2008 P4P, an MCP's performance level must meet the minimum performance standards set in Appendix M, Performance Evaluation, for the measures listed below. A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

Measures for which the minimum performance standard for SFY 2008 established in Appendix M, Performance Evaluation, must be met to qualify for consideration of P4P are as follows:

1. PCP Turnover (Appendix M, Section 2.a.)

     Report Period: CY 2007

2. Children's Access to Primary Care (Appendix M, Section 2.b.)

     Report Period: CY 2007

3. Adults' Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

     Report Period: CY 2007

4. Overall Satisfaction with MCP (Appendix M, Section 3.)

     Report Period: The most recent consumer satisfaction survey completed prior to the end of the SFY2008.

For each clinical performance measure listed below, the MCP must meet the P4P standard to be considered for SFY 2008 P4P. The MCP meets the P4P standard if one of two criteria are met. The P4P standard is a performance level of either:

1) The minimum performance standard established in Appendix M, Performance Evaluation, for seven of the nine clinical performance measures listed below; or

2) The Medicaid benchmarks for seven of the nine clinical performance measures listed below. The Medicaid benchmarks are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

Appendix O
Covered Families and Children (CFC) population
Page 5


                                                            Medicaid
               Clinical Performance Measure                Benchmark
               ----------------------------                ---------
1. Perinatal Care - Frequency of Ongoing Prenatal Care        42%
2. Perinatal Care - Initiation of Prenatal Care               71%
3. Perinatal Care - Postpartum Care                           48%
4. Well-Child Visits - Children who turn 15 months old        34%
5. Well-Child Visits - 3, 4, 5, or 6, years old               50%
6. Well-Child Visits - 12 through 21 years old                30%
7. Use of Appropriate Medications for People with Asthma      83%
8. Annual Dental Visits                                       40%
9. Blood Lead - 1 year olds                                   45%

2.B. EXCELLENT AND SUPERIOR PERFORMANCE LEVELS

For qualifying MCPs as determined by Section 2.a., performance will be evaluated on the measures below to determine the status of the at-risk amount or any additional P4P that may be awarded. Excellent and Superior standards are set for the three measures described below. The standards are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

A brief description of these measures is provided in Appendix M, Performance Evaluation. A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

1. Case Management of Children (Appendix M, Section 1.b.i.)

     Report Period: April - June 2008

     Excellent Standard: 5.5%

     Superior Standard: 6.5%

2. Use of Appropriate Medications for People with Asthma (Appendix M, Section 1.c.v.)

     Report Period: CY 2007

     Excellent Standard: 86%

     Superior Standard: 88%

3. Adults' Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

     Report Period: CY 2007

     Excellent Standard: 76%

Appendix O
Covered Families and Children (CFC) population
Page 6


     Superior Standard: 84%

2.C. DETERMINING SFY 2008 P4P

MCP's reaching the minimum performance standards described in Section 2.a. herein, will be considered for P4P including retention of the at-risk amount and any additional P4P. For each Excellent standard established in Section 2.b. herein, that an MCP meets, one-third of the at-risk amount may be retained. For MCPs meeting all of the Excellent and Superior standards established in Section 2.b. herein, additional P4P may be awarded. For MCPs receiving additional P4P, the amount in the P4P fund (see Section 3.) will be divided equally, up to the maximum additional amount, among all MCPs' ABD and/or CFC programs receiving additional P4P. The maximum additional amount to be awarded per plan, per program, per contract year is $250,000. An MCP may receive up to $500,000 should both of the MCP's ABD and CFC programs achieve the Superior Performance Levels.

3. NOTES

3.A. INITIATION OF THE P4P SYSTEM

For MCPs in their first twenty-four months of Ohio Medicaid CFC Managed Care Program participation, the status of the at-risk amount will not be determined because compliance with many of the standards cannot be determined in an MCP's first two contract years (see Appendix F., Rate Chart). In addition, MCPs in their first two contract years are not eligible for the additional P4P amount awarded for superior performance.

Starting with the twenty-fifth month of participation in the program, a new MCP's at-risk amount will be included in the P4P system. The determination of the status of this at-risk amount will be after at least three full calendar years of membership as many of the performance standards require three full calendar years to determine an MCP's performance level. Because of this requirement, more than 12 months of at-risk dollars may be included in an MCP's first at-risk status determination depending on when an MCP starts with the program relative to the calendar year.

3.B. DETERMINATION OF AT-RISK AMOUNTS AND ADDITIONAL P4P PAYMENTS

For MCPs that have participated in the Ohio Medicaid Managed Care Program long enough to calculate performance levels for all of the performance measures included in the P4P system, determination of the status of an MCP's at-risk amount will occur within six months of the end of the contract period. Determination of additional P4P payments will be made at the same time the status of an MCP's at-risk amount is determined.

Appendix O
Covered Families and Children (CFC) population
Page 7


3.C. TRANSITION FROM A COUNTY-BASED TO A REGIONAL-BASED P4P SYSTEM.

The current county-based P4P system will transition to a regional-based system as managed care expands statewide. The regional-approach will be fully phased in no later than SFY 2010. The regional-based P4P system will be modeled after the county-based system with adjustments to performance standards where appropriate to account for regional differences.

3.C.I. COUNTY-BASED P4P SYSTEM

During the transition to a regional-based system (SFY 2006 through SFY 2009), MCPs with membership as of February 1, 2006 will continue in the county-based P4P system until the transition is complete. These MCPs will be put at-risk for a portion of the premiums received for members in counties they are serving as of February 1, 2006.

3.C.II. REGIONAL-BASED P4P SYSTEM

All MCPs will be included in the regional-based P4P system. The at-risk amount will be determined separately for each region an MCP serves.

The status of the at-risk amount for counties not included in the county-based P4P system will not be determined for the first twenty-four months of regional membership. Starting with the twenty-fifth month of regional membership, the MCP's at-risk amount will be included in the P4P system. The determination of the status of this at-risk amount will be after at least three full calendar years of regional membership as many of the performance standards require three full calendar years to determine an MCP's performance level. Given that statewide expansion was not complete by December 31, 2006, ODJFS may adjust performance measure reporting periods based on the number of months an MCP has had regional membership. Because of this requirement, more than 12 months of at-risk dollars may be included in an MCP's first regional at-risk status determination depending on when regional membership starts relative to the calendar year. Regional premium payments for months prior to July 2009 for members in counties included in the county-based P4P system for the SFY 2009 P4P determination, will be excluded from the at-risk dollars included in the first regional P4P determination.

3.D. CONTRACT TERMINATION, NONRENEWALS, OR DENIALS

Upon termination, nonrenewal or denial of an MCP contract, the at-risk amount paid to the MCP under the current provider agreement will be returned to ODJFS in accordance with Appendix P., Terminations/Nonrenewals/Amendments, of the provider agreement.

Additionally, in accordance with Article XI of the provider agreement, the return of the at-risk amount paid to the MCP under the current provider agreement will be a condition necessary for ODJFS' approval of a provider agreement assignment.

Appendix O
Covered Families and Children (CFC) population
Page 8


3.E. REPORT PERIODS

The report period used in determining the MCP's performance levels varies for each measure depending on the frequency of the report and the data source. Unless otherwise noted, the most recent report or study finalized prior to the end of the contract period will be used in determining the MCP's overall performance level for that contract period.

Appendix P
Covered Families and Children (CFC) population
Page 1


                                   APPENDIX P

                     MCP TERMINATIONS/NONRENEWALS/AMENDMENTS
                             CFC ELIGIBLE POPULATION

Upon termination either by the MCP or ODJFS, nonrenewal or denial of an MCP's provider agreement, all previously collected refundable monetary sanctions will be retained by ODJFS.

MCP-INITIATED TERMINATIONS/NONRENEWALS

If an MCP provides notice of the termination/nonrenewal of their provider agreement to ODJFS, pursuant to Article VIII of the agreement, the MCP will be required to submit a refundable monetary assurance. This monetary assurance will be held by ODJFS until such time that the MCP has submitted all outstanding monies owed and reports, including, but not limited to, grievance, appeal, encounter and cost report data related to time periods through the final date of service under the MCP's provider agreement. The monetary assurance must be in an amount of either $50,000 or 5% of the capitation amount paid by ODJFS in the month the termination/nonrenewal notice is issued, whichever is greater.

The MCP must also return to ODJFS the at-risk amount paid to the MCP under the current provider agreement. The amount to be returned will be based on actual MCP membership for preceding months and estimated MCP membership through the end date of the contract. MCP membership for each month between the month the termination/nonrenewal is issued and the end date of the provider agreement will be estimated as the MCP membership for the month the termination/nonrenewal is issued. Any over payment will be determined by comparing actual to estimated MCP membership and will be returned to the MCP following the end date of the provider agreement.

The MCP must remit the monetary assurance and the at-risk amount in the specified amounts via separate electronic fund transfers (EFT) payable to Treasurer of State, State of Ohio (ODJFS). The MCP should contact their Contract Administrator to verify the correct amounts required for the monetary assurance and the at-risk amount and obtain an invoice number prior to submitting the monetary assurance and the at-risk amount. Information from the invoices must be included with each EFT to ensure monies are deposited in the appropriate ODJFS Fund account. In addition, the MCP must send copies of the EFT bank confirmations and copies of the invoices to their Contract Administrator.

If the monetary assurance and the at-risk amount are not received as specified above, ODJFS will withhold the MCP's next month's capitation payment until such time that ODJFS receives documentation that the monetary assurance and the at-risk amount are received by the Treasurer of State. If within one year of the date of issuance of the invoice, an MCP does not submit all outstanding monies owed and required submissions, including, but not limited to, grievance, appeal, encounter and cost report data related to time periods through the final date of service under the MCP's provider agreement, the monetary assurance will not be refunded to the MCP.

Appendix P
Covered Families and Children (CFC) population
Page 2


ODJFS-INITIATED TERMINATIONS

If ODJFS initiates the proposed termination, nonrenewal or amendment of an MCP's provider agreement pursuant to OAC rule 5101:3-26-10 and the MCP appeals that proposed action, the MCP's provider agreement will be extended through the issuance of an adjudication order in the MCP's appeal under R.C. Chapter 119.

During this time, the MCP will continue to accrue points and be assessed penalties for each subsequent compliance assessment occurrence/violation under Appendix N of the provider agreement. If the MCP exceeds 69 points, each subsequent point accrual will result in a $15,000 nonrefundable fine.

Pursuant to OAC rule 5101:3-26-10(H), if ODJFS has proposed the termination, nonrenewal, denial or amendment of a provider agreement, ODJFS may notify the MCP's members of this proposed action and inform the members of their right to immediately terminate their membership with that MCP without cause. If ODJFS has proposed the termination, nonrenewal, denial or amendment of a provider agreement and access to medically-necessary covered services is jeopardized, ODJFS may propose to terminate the membership of all of the MCP's members. The appeal process for reconsideration of the proposed termination of members is as follows:

- All notifications of such a proposed MCP membership termination will be made by ODJFS via certified or overnight mail to the identified MCP Contact.

- MCPs notified by ODJFS of such a proposed MCP membership termination will have three working days from the date of receipt to request reconsideration.

- All reconsideration requests must be submitted by either facsimile transmission or overnight mail to the Deputy Director, Office of Ohio Health Plans, and received by 3PM on the third working day following receipt of the ODJFS notification of termination. The address and fax number to be used in making these requests will be specified in the ODJFS notification of termination document.

- The MCP will be responsible for verifying timely receipt of all reconsideration requests. All requests must explain in detail why the proposed MCP membership termination is not justified. The MCP's justification for reconsideration will be limited to a review of the written material submitted by the MCP.

- A final decision or request for additional information will be made by the Deputy Director within three working days of receipt of the request for reconsideration. Should the Deputy Director require additional time in rendering the final reconsideration decision, the MCP will be notified of such in writing.

Appendix P
Covered Families and Children (CFC) population
Page 3


- The proposed MCP membership termination will not occur while an appeal is under review and pending the Deputy Director's decision. If the Deputy Director denies the appeal, the MCP membership termination will proceed at the first possible effective date. The date may be retroactive if the ODJFS determines that it would be in the best interest of the members.